SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ------------------------

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                            ------------------------

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

                 Proxy Statement pursuant to Section 14(a) of
                     The Securities Exchange Act of 1934

      |X|   Filed by the Registrant
      |_|   Filed by a party other than the Registrant

      Check the appropriate box:

      |X|   Preliminary proxy statement
      | |   Confidential, for use of the Commission only (as permitted by
            Rule 14a-6(e)(2))
      |_|   Definitive proxy statement
      |_|   Definitive additional materials
      |_|   Soliciting material pursuant to Rule 14a-11C or Rule 14a-12

                               ELECSYS CORPORATION
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               (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (check the appropriate box):

      | |   No fee required.

      |X| Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

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(2)   Aggregate number of securities to which transaction applies:

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(3)   Per unit price or other underlying value of transaction:
      $7.7 Million
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(4)   Proposed maximum aggregate value of transaction:

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(5)   Total fee paid:
      $1,540
-------------------------------------------------------------------------------
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

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(2)   Form, schedule, or registration statement number.

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(3)   Filing party:

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(4)   Date filed:

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


                             ELECSYS CORPORATION
                            11300 WEST 89TH STREET
                         OVERLAND PARK, KANSAS 66214


                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD AUGUST ___, 2001


      Notice is hereby given that a Special Meeting of the stockholders of Elecsys Corporation ("Elecsys"), will be held at Elecsys' headquarters located at 11300 West 89th Street, Overland Park, Kansas 66214 on August _____, 2001, commencing at 9:00 a.m. Kansas City time, to consider and act upon the following matter:

1. The approval of the sale of substantially all of the assets of a wholly-owned subsidiary, Airport Systems International, Inc.

      Holders of record of the outstanding Common Stock of Elecsys at the close of business on June 15, 2001, are entitled to vote at the meeting or any adjournment thereof.

                                    By order of the Board of Directors



                                    THOMAS C. CARGIN
                                    Secretary


Overland Park, Kansas
August __, 2001


      WHETHER  OR NOT YOU EXPECT TO ATTEND THE  MEETING  PLEASE  DATE AND SIGN
THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN A PROXY OR VOTE BY BALLOT AT THE MEETING.

                              Table of Contents

                                                                      Page No.
                                                                      --------

Information Concerning Solicitation and Voting...........................1

Summary Term Sheet.......................................................2

Description of Transaction and Various Legal Consequences................5
      General............................................................5
      Reasons for the Sale...............................................5
      Unanimous Board Recommendation.....................................6
      Business Conducted.................................................6
      Terms of the Transaction...........................................8
      History of the Transaction........................................11
      Voting Requirements...............................................13
      Description of any Interest of Directors and
      Officers that Differs from Stockholders' Interests................13
      Regulatory Approval...............................................13
      Dissenter's Rights................................................13
      Gagnon Control Shares.............................................14
      Accounting Treatment..............................................14
      Federal Income Tax Consequences...................................14
      Reports, Opinions and Approvals...................................14

Description of the Company..............................................14
      General...........................................................14
      Business Segments.................................................15
      Competition.......................................................18
      Sources and Availability of Raw Materials and Principal Suppliers.19
      Dependence on One or a Few Major Customers........................20
      Patents, Trademarks, Licenses.....................................20
      Government Approvals..............................................20
      Effect of Existing or Probable Governmental Regulations
      on the Business...................................................21
      Research and Development..........................................21
      Total Number of Employees.........................................21
      Description of Property...........................................21
      Legal Proceedings.................................................22

Management's Discussion and Analysis of Financial Condition and
Results of Operations...................................................23
      Sale of ASII......................................................23
      Results of Company Operations.....................................24
      Backlog...........................................................27
      Inflation.........................................................27
      Liquidity and Capital Resources...................................27
      New Accounting Pronouncements.....................................27
      Forward Looking Statements........................................27

Index to Financial Statements..........................................F-1
                                       i

                             ELECSYS CORPORATION
                            11300 West 89th Street
                           Overland Park, KS 66214


                               PROXY STATEMENT
                    For a Special Meeting of Stockholders
                        to be held on August __, 2001


                Information Concerning Solicitation and Voting

General

      The enclosed proxy is being solicited on behalf of the Board of Directors of Elecsys Corporation ("Elecsys") for use at the Special Meeting of the stockholders to be held on August ___, 2001 or at any adjournment thereof, at 9:00 a.m. Kansas City time, at Elecsys' headquarters located at 11300 West 89th Street, Overland Park, Kansas 66214 (the "Meeting"). The Meeting will be held for the purpose listed in the accompanying Meeting notice and as discussed in this Proxy Statement. This Proxy Statement and the enclosed proxy card were first sent to stockholders on or about July ___, 2001.

Proxies

      Shares represented by a properly signed proxy received pursuant to this solicitation will be voted in accordance with the instructions thereon. If the proxy is properly signed and returned and no instructions are given on the proxy with respect to the matter to be acted upon, the shares represented by the proxy will be voted at the Meeting or any adjournment thereof for the approval of the sale of substantially all of the assets of a wholly-owned subsidiary, Airport Systems International, Inc. ("ASII"). The Board of Directors is not aware that any other business, other than as set forth in this Proxy Statement and except for matters incident to the conduct of the Meeting, is to be presented for action at the Meeting and does not itself intend to present any other business.

      Any proxy given does not affect the right to vote in person at the Meeting and may be revoked at any time before it is exercised by notifying Thomas C. Cargin, Secretary, by mail, telegram or facsimile, or by appearing at the Meeting in person and casting a ballot.

      The affirmative vote of a majority of shares entitled to vote is required to approve the proposal to sell substantially all of the assets of ASII. For purposes of determining the outcome of the vote on the proposal to sell substantially all of the assets of ASII, an instruction to "abstain" from voting on the proposal will be treated as shares present and entitled to vote, and will have the same effect as a vote against the proposal. "Broker non-votes", that occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, are not counted for the purpose of determining the number of shares present in person or represented by proxy. Nonetheless, they will have the same effect as a vote against the proposal to sell substantially all of the assets of ASII.

Solicitation

      All expenses of this solicitation will be borne by Elecsys. In addition to solicitations by mail, employees and directors of Elecsys may solicit proxies in person or by telephone. Elecsys does not expect to pay any compensation for the solicitation of proxies.

Voting Rights and Outstanding Shares

      Only holders of Common Stock of Elecsys of record as of the close of business on June 15, 2001, are entitled to vote at the Meeting. At the close of business on that date, 2,745,831 shares of Common Stock were outstanding. Holders of Common Stock are entitled to vote one (1) vote per share standing in their names on the record date. Shares cannot be voted at the Meeting unless the record owner is present in person or represented by proxy.

                              Summary Term Sheet

      This  summary term sheet  relates to the proposal to sell  substantially all of the assets of ASII discussed in more detail below. Neither this summary nor the discussion under the proposal below contain all of the information that is important to you. You should carefully read the entire Proxy Statement and the Asset Purchase Agreement to fully understand the transaction. The Asset Purchase Agreement is attached to this Proxy
Statement as Exhibit A. We encourage you to read the Asset Purchase Agreement, as it is the principal document that governs the asset sale.

Proposed Transaction

     o Stockholder Vote. You are being asked to vote to approve the sale of substantially all of the assets of a wholly-owned subsidiary, ASII, to ASI Newco, Inc., a wholly-owned subsidiary of Alenia Marconi Systems Limited.

     o The Companies.

            Airport Systems International, Inc.
            11300 West 89th Street
            Overland Park, Kansas 66214
            (913) 492-2600.

      ASII is a wholly-owned Kansas subsidiary of Elecsys Corporation. ASII designs, manufactures, markets and installs navigational aids and visual aids equipment used to aid the in-flight navigation and ground movement of aircraft.

            ASI Newco, Inc.
            c/o Alenia Marconi Systems Limited
            Eastwood House
            Glebe Road, Chelmsford
            Essex CM1 1QW
            England, United Kingdom
            +44 (0)1245 702720

      ASI Newco, Inc. is a Delaware corporation that is a wholly-owned subsidiary of Alenia Marconi Systems Limited, a company organized under the laws of England and Wales. Alenia Marconi Systems Limited is a wholly-owned subsidiary of Alenia Marconi Systems N.V., an equal shares joint venture company incorporated in The Netherlands. Alenia Marconi Systems N.V. is owned in equal parts by BAE SYSTEMS Electronics Ltd., a public company incorporated in England and Wales, and Finmeccanica S.p.A., a publicly listed company incorporated in Italy. Alenia Marconi Systems N.V. is a leading manufacturer in the European defense and electronic industries.

     o Consideration to ASII. The consideration payable by ASI Newco, Inc. to ASII for substantially all of the assets of ASII will consist of:

            -cash in the amount of $7.7 million, subject to post-closing adjustments (see "Consideration" and "Adjustment to Purchase Price" on page 8); and

            -the assumption of certain liabilities of ASII (as set forth in the Asset Purchase Agreement) (see "Consideration" on page 8).

            At the closing, ASI Newco, Inc. will:

            -pay to ASII by wire transfer to an account designated by ASII, $7,300,000 of the cash portion of the purchase price;

            -deposit the remaining $400,000 of the cash portion of the purchase price into an escrow account with an escrow agent; and

            -assume certain liabilities of ASII, including approximately $1.1 million in debt held by Mutual Service Life Insurance Company.

            The cash portion of the purchase price held in the escrow account shall be held and distributed according to the Asset Purchase Agreement and an escrow agreement (see "Escrow" on page 8).

Conditions to Completing the Transaction

      The completion of the sale of substantially all of the assets of ASII depends on the satisfaction of a number of conditions listed in the Asset Purchase Agreement, including the approval of the asset sale by the stockholders of Elecsys (see "Completion of the Asset Sale" on page 9).

Reasons for the Sale

     The Elecsys Board of Directors believes the terms of the Asset Purchase Agreement are in the best interest of Elecsys and the Elecsys stockholders. Among other factors, the amount of consideration to be received by ASII from ASI Newco, Inc. represents a premium over the book value of the assets of ASII. In addition, the consideration received by ASII as a result of the asset sale will allow Elecsys to repay significant loans encumbering the assets of its subsidiaries. Furthermore, Elecsys will continue to manufacture components of navigational aids for ASI Newco, Inc. through its subsidiary, DCI, Inc. (see "Reasons for the Sale" on pages 5 and 6).

Voting Requirements

      The sale of substantially all of the assets of ASII requires the approval of the holders of a majority of the outstanding shares of the Elecsys' common stock entitled to vote.

Description of any Interest of Directors and Officers that Differs from Stockholders' Interest

     One of the Elecsys' directors, David Schulte, has an interest in the asset sale that is in addition to his interest as a stockholder in the Company. Mr. Schulte is a Partner and Managing Director of Kansas City Equity Partners ("KCEP"). KCEP, as the holder of a convertible subordinated debenture, will be paid, with funds received from the asset sale, an amount necessary to bring Elecsys current as to payments owed to KCEP by Elecsys under the convertible subordinated debenture. The members of the Elecsys Board of Directors knew about this additional interest, and considered it, when they approved the Asset Purchase Agreement (see "Description of any Interest of Directors and Officers that Differs from Stockholders' Interest" on page 13).

Termination

      The Asset Purchase Agreement may be terminated: (i) if the parties mutually agree at or prior to the closing of the asset sale, (ii) upon written notice from either ASII or ASI Newco, Inc. if a material breach or default occurs with respect to the due and timely performance by the other party of any of the respective covenants and agreements contained in the Asset Purchase Agreement or any material breach of a representation or warranty under the Asset Purchase Agreement cannot be cured prior to the closing of the asset sale, (iii) by either ASII or ASI Newco, Inc. if the closing has not occurred by the close of business on August 31, 2001, or (iv) by ASI Newco, Inc. if there is a significant adverse event affecting title to, or the condition of, the real property owned by ASII.

Unanimous Board Recommendation

      The Board of Directors has unanimously approved the sale of substantially all of the assets of ASII and the Asset Purchase Agreement and recommends that the stockholders vote "FOR" the proposal to approve the sale of substantially all of the assets of ASII.

                                   Proposal

          Description of Transaction and Various Legal Consequences

A.    General.

      On November 1, 2000 Elecsys changed its name from "Airport Systems International, Inc." to "Elecsys Corporation" and simultaneously formed a wholly-owned subsidiary named Airport Systems International, Inc. ("ASII"). In conjunction with the formation of ASII, Elecsys transferred (i) all assets, property and rights used in connection with or related to the Elecsys' design, manufacture, and sale of ground-based radio navigation and landing systems and airfield lighting and (ii) certain related liabilities (collectively, the "Navaids Business") to ASII. Since November 1, 2000, the Navaids Business formerly conducted by Elecsys has been conducted by ASII. The electronics manufacturing services business acquired by the Company in February 2000 (the "EMS Business") has been, and continues to be, conducted through a separate subsidiary wholly-owned by the Company. That subsidiary is DCI, Inc. ("DCI"). Elecsys and its directly and indirectly owned subsidiaries are referred to collectively as the "Company."

      On June 18, 2001, ASII and Elecsys entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with ASI Newco, Inc., a Delaware corporation and a wholly-owned subsidiary of Alenia Marconi Systems Limited ("Buyer"), to sell substantially all of the assets of ASII, subject to the terms and conditions set forth in the Asset Purchase Agreement (the "Transaction"). The purchase price, as described in greater detail below, is approximately $7.7 million in cash and the assumption by Buyer of (i)
approximately $1.1 million in mortgage loan debt, and (ii) certain other liabilities of ASII incurred in the ordinary course of the Navaids Business. The Transaction will close upon the approval of the Transaction by stockholders of Elecsys and satisfaction of all other conditions to closing set forth in the Asset Purchase Agreement (the "Closing").

B.    Reasons for the Sale.

      The Board of Directors of Elecsys has carefully considered the terms and conditions of the Transaction set forth in the Asset Purchase Agreement and the price offered for substantially all of the assets of ASII and concluded that the Transaction is in the best interest of Elecsys and the Elecsys stockholders. In considering the terms and conditions of the Asset Purchase Agreement, the Board of Directors considered the material factors identified below:

      (1) The sale of substantially all of the assets of ASII allows the Company to focus its efforts on the higher growth potential of the EMS Business, acquired by the Company last year. The EMS Business is viewed as having a higher growth potential as a result of the larger domestic and international markets.

      (2) The amount of consideration offered to ASII in the Transaction represents a premium over the book value of the assets of ASII.

      (3) The varying levels of profitability of the Navaids Business. Although ASII has prospects for future business, the uncertainty of the level of profitability for such business does not guarantee financial stability for ASII.

      (4) The opportunity to the Company presented by the Transaction to repay significant loans encumbering the assets of the Company and strengthen the balance sheet of the Company.

      (5) The absence of any term or condition in the Asset Purchase Agreement that, in the view of the Board of Directors of the Company, is unduly onerous or could materially impede or impair the consummation of the Transaction.

      (6) The potential of the Company to continue, through a manufacturing agreement to be entered into by DCI and the Buyer, to manufacture components of navigational aids for the Buyer.

      (7) The Buyer has a worldwide marketing organization currently in place and sufficient resources to maintain a worldwide marketing network for the Navaids Business product line, including the marketing of new navigational aids, providing for enhanced sales opportunities that will directly benefit the Company through the DCI manufacturing agreement.

      In view of the variety of factors considered in relation to its evaluation of the Asset Purchase Agreement and the Transaction, the Board of Directors did not find it practicable to, and did not, qualify or assign relative weights to the specific factors considered in reaching its determination.

      The Board of Directors did not retain a financial advisor to opine as to the fairness of the Transaction.

C.    Unanimous Board Recommendation.

      The  Board  of   Directors   has   unanimously   approved  the  sale  of
substantially all of the assets of ASII and recommends that the stockholders vote to approve the Transaction.

D.    Business Conducted.

      Elecsys Corporation

      Elecsys Corporation, through its subsidiaries, is a designer and manufacturer of electronic components, sub-assemblies and systems and a marketer of electronic contract assembly services. The Company operates two business segments: (i) the Navaids Business, and (ii) the EMS Business. The Navaids Business is operated through ASII while the EMS Business is operated through DCI, also a wholly-owned subsidiary of the Company. ASII designs, manufactures and installs ground-based radio navigation and landing systems and airfield lighting. Its customers consist of civil aviation authorities in the United States and throughout the world. DCI manufactures custom liquid crystal display devices as well as panel meter and heat-seal equipment. In addition, DCI provides contract manufacturing services. These products and services are used in aerospace, medical, industrial and consumer applications. EMS sales are made primarily to customers within the United States.

      Airport Systems International, Inc.

      ASII designs, manufactures, markets and installs navigational aids and visual aids equipment used to aid the in-flight navigation and ground movement of aircraft. The radio navigation products of ASII include instrument landing systems, very high frequency omni-range units and distance measuring equipment. The visual aids include runway and taxiway lighting, approach lighting systems, control equipment and aircraft guidance signage. ASII also provides a wide range of related services including site surveys and selection, turnkey installation, maintenance and training. Navigational aids are required by the United States Federal Aviation Administration ("FAA") and the International Civil Aviation Organization ("ICAO") regulations at all airports in the world that conduct all-weather operations.

      ASII revenues are generated principally from sales of its products and services to government agencies internationally and in the United States. The products are sold directly to such agencies or through prime contractors for integration in systems procured by these agencies. ASII sales are largely dependent upon government construction and procurement contracts. The majority of ASII revenues in any single quarter is typically derived from relatively few customers and quarterly revenue will fluctuate based on a number of factors, including the timing and magnitude of orders, customer installation schedules and political and economic factors. Sales are typically made pursuant to fixed price contracts, and cost overruns, if any, are assumed by ASII.

      ASII serves three primary markets: international, United States non-federal, and the United States government. The international market consists of all sales where the installation of products is outside the United States. ASII sells either directly to international customers through a network of representatives or distributors, or through prime contractors. ASII has over 20 independent sales representatives covering over 20 countries. The United States non-federal market is comprised primarily of state and local governmental entities that have responsibility for airport development, improvement and management. ASII either contracts directly with the governmental entity or acts as a subcontractor. The United States government market includes all governmental agencies needing the installation of navigational aids in the United States. The primary customers for ASII in this market are the FAA and the U.S. Air Force.

      Generally,  the time from when an order is  accepted  by ASII  until the first equipment is shipped is approximately one to three months. Final acceptance of the installed equipment normally occurs two to four months after the equipment is shipped. Installation time can vary due to such factors as weather, site conditions and the progress of other portions of the construction project into which ASII products are incorporated. ASII generally provides a limited product warranty with its equipment.

      ASII competes against several large multi-national companies that provide a broad spectrum of products and serve a wide customer base. Most contracts in the navigational aids market are awarded through a sealed bid or competitive request for proposal process. The principal competitive factors
in   these   markets   are  (i)   product   conformance   with  FAA  and  ICAO
specifications, (ii) quality of products manufactured and ease of customer usability and maintenance, (iii) delivery time, (iv) customer training and support, and (v) price.

     For the fiscal year ended April 30, 2000, the Navaids Business had sales in the amount of $13,483,000 and reported an operating loss of $1,163,000. For the fiscal year ended April 30, 2001, the Navaids Business had sales in the amount of $15,078,000 and reported operating income of $660,000. The Navaids Business is discussed in more detail in "Description of the Business" later in this Proxy Statement.

      Alenia Marconi Systems

      Buyer is a wholly-owned Delaware subsidiary of Alenia Marconi Systems Limited ("AMS"). AMS is a wholly-owned subsidiary of Alenia Marconi Systems N.V. ("AMS NV"), an equal shares joint venture company incorporated in The Netherlands. AMS NV is a significant manufacturer in the European defense and electronics industries. AMS NV is owned in equal part by BAE SYSTEMS Electronics Ltd. ("BAE SYSTEMS Electronics"), a public company incorporated in England and Wales, and Finmeccanica S.p.A., a publicly listed company incorporated in Italy ("Finmeccanica"). BAE SYSTEMS Electronics is wholly-owned by BAE SYSTEMS plc ("BAE SYSTEMS"), a public limited company incorporated in England and Wales. BAE SYSTEMS is a world class electronic systems company with prime contractor and systems integration skills in the land, sea, air and civil market sectors. BAE SYSTEMS is the UK's largest exporter, Europe's biggest aerospace and defense company and third in the world in the field of aerospace and defense. Finmeccanica operates in over a hundred countries worldwide, and is Italy's second largest industrial group. Finmeccanica is a major producer of advanced technology systems in defense, aerospace, automation, transportation and energy.

E.    Terms of the Transaction.

      The Acquiror. Buyer is a wholly-owned Delaware subsidiary of AMS. AMS is a wholly-owned subsidiary of AMS NV, an equal shares joint venture company incorporated in The Netherlands. AMS NV is owned in equal part by BAE SYSTEMS Electronics, a public company incorporated in England and Wales, and Finmeccanica S.p.A., a publicly listed company incorporated in Italy. AMS, as the parent of Buyer, signed a guaranty concurrently with the execution of the Asset Purchase Agreement to guarantee the performance of all of the obligations of Buyer under the Asset Purchase Agreement.

      Consideration. The consideration payable by Buyer to ASII at the Closing of the Transaction for the purchase of substantially all of the assets of ASII will be cash, expected to be in the amount of $7.7 million (the "Purchase Price"), of which $400,000 will be held in escrow and distributed in accordance with the Asset Purchase Agreement and a related escrow agreement (the "Escrow Agreement") (see "Escrow"), and the assumption of debt held by Mutual Service Life Insurance Company (in the amount of approximately $1.1 million) and liabilities incurred by ASII in the ordinary course of the Navaids Business. The Purchase Price will be subject to possible post-Closing adjustments, as set forth in the Asset Purchase Agreement and described in further detail below (see "Adjustment to Purchase Price").

      Escrow. At the Closing, Buyer will place $400,000 of the Purchase Price (the "Escrowed Amount") in an escrow account to be distributed by the escrow agent in accordance with the Escrow Agreement and the Purchase Price adjustment procedures set forth in the Asset Purchase Agreement and summarized in the "Final Closing Net Asset Value" and "Adjustment to the Purchase Price" sections below.

      Final Closing Net Asset Value. Within 15 days following the Closing, ASII will deliver to Buyer a statement reflecting the book value of the assets purchased, and the liabilities assumed, by Buyer (the "Closing Net Asset Statement"). ASII and Buyer will agree to the calculation of the values set forth on the Closing Net Asset Statement within 90 days of the Closing, or, if a dispute arises, an independent accounting firm will resolve such disputes pertaining to the calculation of the values of the Closing Net Asset Statement. The calculation of the final value, either agreed to by the parties or determined by an independent accounting firm, shall be referred to as the "Final Closing Net Asset Value".

      Adjustment to the Purchase Price. If the Final Closing Net Asset Value is greater than $6,046,000 (the "Target Net Asset Value"), Buyer will pay to ASII the difference and ASII will receive all of the Escrowed Amount. If the Final Closing Net Asset Value is equal to the Target Net Asset Value, ASII will receive the Escrowed Amount. If the Final Closing Net Asset Value is less than the Target Net Asset Value and the difference is less than the Escrowed Amount, once the difference is paid to Buyer, ASII will receive the remainder held in escrow. If the Target Net Asset Value exceeds the Final Closing Net Asset Value by $400,000 or more, the Buyer will receive the Escrowed Amount and ASII will pay to Buyer the difference in excess of $400,000.

      Termination. The Asset Purchase Agreement may be terminated: (i) if the parties mutually agree at or prior to the Closing of the Transaction, (ii) upon written notice from either ASII or ASI Newco, Inc. if a material breach or default occurs with respect to the due and timely performance by the other party of any of the respective covenants and agreements contained in the Asset Purchase Agreement or if any material breach of a representation or warranty under the Asset Purchase Agreement cannot be cured prior to the Closing of the Transaction, (iii) by either ASII or ASI Newco, Inc. if the Closing has not occurred by the close of business on August 31, 2001, or (iv) by ASI Newco, Inc. if there is a significant adverse event affecting title to, or the condition of, the real property owned by ASII.

      Completion of the Asset Sale. The Company is working to complete the Transaction as soon as possible. The Company anticipates completing the Transaction promptly after stockholder approval, assuming prior satisfaction of the conditions of each party as set forth below.

     The Company's and ASII's obligations under the Asset Purchase Agreement are subject to, among other things, receipt of payment of the Purchase Price less the Escrowed Amount, receipt of a legal opinion from Buyer's counsel, execution of a manufacturing agreement between Buyer and DCI (see "Description of DCI Supply Agreement"), termination or expiration of the waiting periods for filings under the Exon-Florio Act (see "Regulatory Approvals"), consent of third parties to the assignment of contractual arrangements entered into with ASII, receipt of AMS's guaranty and an executed Escrow Agreement, the assumption of prospective liability for surety bonds under all outstanding customer contracts of ASII, and the establishment of back-to-back letters of credit to protect ASII from loss on certain of its outstanding letters of credit.

     Buyer's obligations under the Asset Purchase Agreement are subject to, among other things receipt of all necessary consents, including termination or expiration of the waiting periods for filings under the Exon-Florio Act (see "Regulatory Approvals") and the consent of third parties to the assignment of contractual arrangements entered into with ASII, receipt of a legal opinion from Seller's counsel, updates to the disclosure schedules set forth in the Asset Purchase Agreement, the consent of Mutual Service Life Insurance Company as "Lender" under a Promissory Note and Mortgage and Security Agreement relating to the ASII real property, receipt of the Company's guaranty and an executed Escrow Agreement, and the execution of a manufacturing agreement between Buyer and DCI (see "Description of DCI Supply Agreement").

      Representations and Warranties. In the Asset Purchase Agreement, the Company and ASII have made certain representations and warranties. These representations and warranties relate to, among other things, the Company and ASII's good standing, due incorporation, compliance with applicable laws and certain disclosures with respect to real and personal property, financial information, litigation issues, insurance policies, employee benefit plans and other matters relating to the business and operations of ASII. A condition to the Closing of the Transaction is that all of the representations and warranties contained in the Asset Purchase Agreement be accurate at the time of Closing.

      Covenants. In the Asset Purchase Agreement, the Company and ASII have made certain covenants including, but not limited to, using commercially reasonable efforts to cause ASII to conduct business in the ordinary course, to do all things necessary to consummate the Transaction and restricting ASII from taking certain actions other than in the ordinary course of business and consistent with past practices. Furthermore, (i) for a period of five (5) years following the Closing, ASII and its affiliates (including the Company), and (ii) for a period of three (3) years following the Closing, ASII's directors and the Company's officers and directors, agree not to compete in the Navaids Business. ASII and the Company agree not to solicit any ASII employees for a period of five (5) years following the Closing. Prior to the Closing, ASII agrees to allow Buyer access to the business records of ASII and to ASII employees and customers, accompanied by representatives of ASII, to discuss continued employment and to obtain necessary contractual consents from ASII customers. Buyer has agreed to offer employment to all of the employees of ASII (other than Keith Cowan and Tom Cargin). The Company and ASII agree to cause Bank of America to release all assets of ASII from liens held by Bank of America and to release ASII from any liability owed to Bank of America. (Bank of America holds certain loans in which the Company, ASII and DCI are borrowers and the assets of each company are pledged as collateral.) Upon the Closing, ASII will cease all use of the name "Airport Systems International, Inc." and will change its name within two (2) days following the Closing.

      Indemnification and Survival. The Company and ASII have agreed to indemnify Buyer for damages arising from any claims relating to all ASII liabilities other than those liabilities expressly assumed by Buyer, any breach of ASII's or the Company's representations or warranties under the
Asset Purchase Agreement or any breach or default of any covenants or agreements on the part of the Company or ASII under the Asset Purchase Agreement. Furthermore, the Company has agreed to indemnify Buyer for damages arising from: (i) certain warranty claims, (ii) any performance bond claim, or (iii) any government contract claim, that in all three cases, relates to any products manufactured or sold, or services provided, by the Company or ASII prior to the date of Closing. In no event will the Company and ASII be liable for any damages arising from an untrue representation or breach of warranty under the Asset Purchase Agreement (i) until such damages exceed $200,000 in the aggregate (and then Buyer may seek payment of the full amount), or (ii) that are in excess of $4 million in the aggregate, except that a claim for breach by the Company and ASII of their representations made under the Asset Purchase Agreement relating to title of the real and personal property of ASII, ASII permits, or ASII environmental conditions and compliance, or an indemnification claim relating to a warranty, performance bond or government contract claim, is not subject to the $200,000 minimum and the $4 million maximum limitations.

      Buyer has agreed to indemnify the Company and ASII for damages resulting from certain liabilities assumed by Buyer, any breach of Buyer's representations and warranties under the Asset Purchase Agreement, any breach or default of any covenant or agreement on the part of Buyer under the Asset Purchase Agreement, or any third party claims that both result solely from actions of Buyer occurring after the date of Closing and relate to the Navaids Business or the assets of ASII.

      The representations and warranties of the Asset Purchase Agreement will survive the Closing for a period of fifteen (15) months following the Closing, subject to the following exceptions: (i) the representations of the Company and ASII regarding tax returns, employee benefit plans and environmental conditions and compliance shall survive for 60 days beyond the expiration of the applicable statute of limitations; (ii) the representations of the Company and ASII regarding the corporate status and authority of the Company and ASII, the Company and ASII charter documents and broker's fees shall survive without limitation; and (iii) the representations of Buyer regarding the corporate status and authority of Buyer, the Buyer charter documents and broker's fee shall survive the Closing without limitation.

     Description of DCI Supply Agreement. As a condition to the Closing of the Transaction, Buyer and DCI have agreed to enter into a manufacturing agreement, on terms and conditions mutually agreed to by the parties.

F.    History of the Transaction.

      In early November 2000, at an air traffic control conference, Keith Cowan, CEO of the Company, had an initial conversation with Giancarlo Elmi and Giorgio Gulienetti of AMS regarding the possibility of forming a strategic relationship between the Company and AMS.

      In a telephone conversation in late November 2000 and in several subsequent telephone conversations over the next few days, Mr. Gulienetti and Mr. Cowan discussed the preparation of an appropriate confidentiality agreement for the purpose of exchanging information. The confidentiality agreement between the Company and AMS was signed on December 7, 2000.

      On January 4, 2001, as a result of conversations between Mr. Cowan, Michael Meyer, a member of the Board of Directors of the Company, and Mr. Gulienetti of AMS, the parties agreed to set up a meeting to discuss a possible acquisition of ASII. Mr. Gulienetti and John McGlynn of AMS visited the Company's facilities in Overland Park, Kansas to further discuss the opportunities and goals of an acquisition of ASII by AMS.

      On January 31, 2001, as a result of the inquiry from AMS to purchase the Navaids Business, the Board of Directors made the decision that in order to maximize stockholder value, the Company should pursue the sale or significant restructuring of the Navaids Business and established a small list of prospective buyers to contact regarding the possible acquisition of ASII. This list was comprised of competitors of the Company in the navigation aids business, as well as air traffic control system prime contractors.
Various Board members, including Mr. Cowan, were assigned the task of initiating contact with the designated prospective buyers to explore the possibility of an acquisition of ASII.

      On February 19, 2001 Mr. Elmi sent a letter to Mr. Cowan requesting that Mr. Cowan provide a firm indication of the Board of Directors willingness to sell the Navaids Business and the price at which the Company would be willing to sell.

      On February 20, 2001 at a regularly scheduled meeting of the Board of Directors, an offer price was established for the sale of the ASII stock or assets to AMS. Mr. Cowan sent a letter of intent ("LOI") to Buyer immediately following the Board meeting, expressing the Board's desire to sell all of the issued and outstanding capital stock of ASII at a price set forth in the LOI and setting forth certain terms and conditions pursuant to such offer.

      On February 28, 2001 David Griffiths, Commercial Officer of AMS, sent a letter to Mr. Cowan proposing a meeting to further discuss the LOI and the potential acquisition of ASII with Andrew Walsh, Chief Financial Officer of AMS, and Roger Mathias, the Strategic Planning Director of AMS.

      On March 7, 2001, Mr. Walsh, Mr. Mathias and Mr. Elmi of AMS visited the Company's facilities in Overland Park, Kansas and continued discussions regarding a possible acquisition of ASII. The discussions included a business description of ASII and the Board's expectations as to price, employment and the extent of the business to be conveyed.

      On March 26, 2001, the Company received and signed a non-binding indicative offer letter from AMS (the "Letter"), setting forth the terms of AMS's offer to purchase the Navaids Business for eight million dollars, subject to adjustment and to certain terms and conditions set forth in the Letter.

      Initial due diligence began on April 2, 2001, at which time AMS conducted an on-site review of documents requested by AMS.

      On April 19, 2001 the parties began negotiations toward a definitive agreement. Along with a discussion of purchase price, the parties focused on the valuation of the assets acquired, indemnification issues, certain liabilities to be assumed by Buyer, Buyer's access to ASII employees and customers, and non-compete agreements with various officers and directors of the Company and ASII.

      On May 10, at a special meeting of the Board of Directors of the Company, the Board authorized Mr. Cowan, Mr. Meyer, David Schulte, all members of the Board of Directors, and counsel to the Company, (collectively referred to as the "Negotiating Committee") to participate in discussions with representatives of AMS to negotiate a definitive agreement.

      On May 14 and 15, the Negotiating Committee met with Norman Weatherup of AMS, outside counsel to AMS, and Andrew Price, counsel to AMS, in Washington, D.C. to negotiate the terms of a definitive agreement. At this time, AMS determined it would offer to purchase substantially all of the assets and assume certain liabilities of ASII for a cash purchase price of $7.7 million, less an amount to be retained in escrow, subject to a post-Closing adjustment.

      On May 17, 2001, at a regularly scheduled meeting of the Board of Directors of the Company, the Board approved the sale of substantially all of the assets of ASII to AMS and the form of Asset Purchase Agreement, subject to modifications and deletions: (i) as set forth in a memorandum prepared by Steven Carman to the Board of Directors dated May 16, 2001, and (ii) as the Negotiating Committee may deem appropriate. Further, the Board of Directors recommended the approval of the Transaction and Asset Purchase Agreement by the stockholders of the Company.

      From May 17 until June 18, the parties negotiated the definitive terms and conditions of the Asset Purchase Agreement and the ancillary agreements. Specifically, the parties focused on the terms of the non-compete provisions, the nature of the indemnification to be provided, and the manner in which the post-Closing adjustment was to occur.

      Keith Cowan, on behalf of ASII and the Company, executed a definitive Asset Purchase Agreement on June 18, 2001. Mr. Walsh executed the agreement at the same time on behalf of the Buyer.

G.    Voting Requirements.

      The Transaction requires the approval of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote. The failure to vote or a broker non-vote has the same effect as a vote against the proposed Transaction.

H. Description of any Interest of Directors and Officers that Differs from Stockholders' Interest.

      One of the Company's directors has an interest in the Transaction that is in addition to his interest as a stockholder in the Company. Mr. Schulte is a Partner and Managing Director of Kansas City Equity Partners ("KCEP"). KCEP is a significant stockholder in the Company and the holder of a convertible subordinated debenture due February 2005 (the "Debenture"). As of the date of this Proxy Statement, four quarterly installment payments totaling approximately $50,000 due to KCEP by the Company under the Debenture have been deferred. Part of the cash consideration received by the Company upon consummation of the Transaction will be used to bring the Company current as to payments owed to KCEP under the Debenture. KCEP will also prepare a conversion price and warrant adjustment for the forbearance period. The members of the Company's Board of Directors knew about this additional interest, and considered it, when they approved the Asset Purchase Agreement.

I.    Regulatory Approval.

      There are no federal or state regulatory requirements to be complied with, or approval to be obtained, in connection with the Transaction with the exception of a filing required by the Exon-Florio Act.

     The Exon-Florio Amendment to the Defense Production Act of 1950 requires Elecsys, ASII, Buyer and AMS to submit certain information to the Department of Treasury. Elecsys, ASII and Buyer do not intend on consummating the Transaction unless and until the applicable waiting periods under this Act have been satisfied. Elecsys, ASII and Buyer intend to make their filings under the Exon-Florio Amendment as soon as reasonably practicable and expect to satisfy this condition to Closing within 30 days after the filing is made.

J.    Dissenters' Rights.

      Stockholders of the Company do not have dissenters' rights with respect to the Transaction.

K.    Gagnon Control Shares.

      Under the Kansas Control Share Acquisition Statute, (K.S.A. 17-1286 et seq.), a person who acquires shares representing at least 20% of the voting power ("control shares") of an issuing public corporation has only those voting rights, with respect to the control shares, that are granted to such person by resolution approved by the stockholders of the issuing public corporation. Gagnon Securities LLC ("Gagnon") has acknowledged its prior acquisition of beneficial ownership of 24% of the Company's outstanding common stock, and all of such shares of Company common stock are control shares. Based on the information now available to the Company, the Company believes Gagnon currently has no right to vote any of such shares. It may obtain voting rights as to the control shares only if the Company's stockholders vote to grant Gagnon voting rights. Gagnon has not asked that the stockholders vote at this Meeting to restore to it voting rights as to the control shares that it owns. Accordingly, for purposes of approving this Transaction, Gagnon's shares will not be included in the total amount of shares outstanding.

L.    Accounting Treatment.

     The terms of the Asset Purchase Agreement include cash consideration in the amount of $7.7 million, subject to adjustment after the execution of the Asset Purchase Agreement, and Buyer's assumption of certain liabilities. The Buyer will account for the Transaction under the purchase method of accounting.

M.    Federal Income Tax Consequences.

      Because of existing deferred tax assets, the Company does not expect this Transaction to result in any federal or state tax liability.

N.    Reports, Opinions and Approvals.

      No reports, opinions and appraisals that materially relate to the Transaction were received from outside parties or are referred to in the Proxy Statement.

                          Description of the Company

General

     Elecsys, through its subsidiaries, is a designer and manufacturer of electronic components, sub-assemblies and systems and a marketer of electronic contract assembly services. Elecsys, as the parent company, operates two business segments: (i) the Navaids Business, and (ii) the EMS Business. The Navaids Business is operated through a wholly-owned subsidiary, ASII, while the EMS Business is operated through DCI, also a wholly-owned subsidiary of Elecsys. ASII designs, manufactures and installs ground-based radio navigation and landing systems ("Navaids") and airfield lighting. Its customers consist of civil aviation authorities in the United States and throughout the world. DCI manufactures custom liquid crystal display ("LCD") devices as well as panel meter and heat-seal equipment. In addition, DCI also provides contract manufacturing services. Its products are used in aerospace, medical, industrial and consumer applications. Sales are made primarily to customers within the United States.

      Elecsys was incorporated in Kansas on May 1, 1991, and completed an initial public offering on November 30, 1993.

      In fiscal year 2000, Elecsys implemented a new strategic direction, leveraging to other vertical markets its core competency as a manufacturer of high quality electronics. The new initiative focused, primarily through acquisition, on diversifying into the manufacture and sale of electronic components and systems of both a proprietary and contract assembly nature. Contract electronics manufacturing services ("EMS") is viewed by management
of  the   Company  as  a  large  and  growing   market.   This  is  driven  by
manufacturers of all sizes outsourcing their electronics manufacturing, allowing them to focus on core business competencies such as product design and marketing. These trends had generated steady annual sales growth at DCI. The world-wide market for Navaids, by comparison, is only $120-150 million annually, and cyclical.

      The first phase of the new strategy began with the acquisition of DCI in February 2000. DCI is located in Lenexa, Kansas and had sales for the calendar year ended December 31, 1999 of approximately $8.1 million. The acquisition was accretive to the Company's historical earnings on a pro forma basis. The acquisition of DCI repositioned the Company as a reputable electronic manufacturing service provider and consolidator, offering a platform for future acquisitions. The Company has obtained ISO 9001 certification at DCI and implemented a rigorous quality assurance program critical to EMS operations. In pursuing its acquisition strategy, the Company can judiciously utilize equity as acquisition currency. The Company focuses its EMS marketing efforts on customers that use design assistance and shorter production runs and need custom LCD displays. This differentiated strategy has been successful for DCI and led to its historical growth.

      In conjunction with the first phase of the Company's new strategy and to better define the Company's business, as well as the businesses operated by its subsidiaries, the Company changed its name from "Airport Systems International, Inc." to "Elecsys Corporation" on November 1, 2000. Simultaneously with the name change, the Company formed a wholly-owned subsidiary named "Airport Systems International, Inc." and transferred the Navaids Business from Elecsys to ASII (the "Company Restructure"). The stockholders of the Company approved the name change at the 2000 Annual Meeting on September 12, 2000.

Business Segments

A.    Electronics Manufacturing Services Business.

      DCI is a specialized electronics manufacturer providing a complete range of innovative design and manufacturing capabilities focused on miniaturization, custom display technology and automated production processes. Products and services from DCI include electronic design and manufacturing services, custom liquid crystal displays ("LCD"), LCD modules, digital panel instruments and electronic manufacturing process equipment. DCI designs, manufactures and supports electronic assemblies for original equipment manufacturers ("OEM") in medical, aerospace, industrial, consumer, military and other major industries. DCI operates from a 35,000 square foot manufacturing facility in Lenexa, Kansas. DCI's design and manufacturing capabilities, combined with materials management, make DCI a single resource for product development and manufacturing which allows customers to integrate their supply chains and reduce their vendor bases. DCI strives to form long-term partnerships with customers.

Substantially all of DCI's sales are to domestic customers, serviced through a combination of in-house sales personnel and outside representatives.

      Electronic manufacturing services from DCI encompass turnkey product design and development, manufacturing and testing. The engineering staff provides hardware design, software design and component engineering services under contract to OEMs. Manufacturing processes produce assemblies incorporating both conventional electronic packaging and the high density configurations, including ball grid array and microelectronic technologies. DCI's manufacturing capabilities include automated surface mount technology component placement, automated solder paste application and soldering, automated plated through hole component placement, wire bonded chip on board microelectronics assembly, and complete in-circuit and functional testing services. Electronic manufacturing services comprise approximately 81% of total sales.

      DCI's LCD fabrication facility produces custom LCDs and integrated display modules for all applications while also offering standard character and graphic display modules. An LCD is a low power display device in which liquid crystal material is sealed in a cell composed of specially etched plates of conductively coated glass. LCDs are used to display information in a variety of applications from commercial and industrial to consumer products where low power consumption is required. DCI fabricates LCDs for OEMs focusing on low to medium volume specialty applications. DCI contracts with an Asian manufacturer for high volume requirements. DCI is one of a few companies in the United States capable of designing and manufacturing the complete display module involving both the LCD cell and the supporting electronics.

      DCI LCDs are  produced  in a clean  room in its  Lenexa  facility.  This clean room was built to Class 10000 specifications and incorporates a self-contained HVAC system with HEPA filtration and a controlled entry airlock. The clean room also includes automated glass scribing and photo-imaging process equipment. Sales of LCDs are made to customers principally in the United States. LCD and LCD module sales currently comprise approximately 10% of total EMS Business sales.

      DCI's various proprietary electronic products are targeted toward specialized niche applications. Digital panel instruments are used in process, laboratory and quality control applications including research labs, ground support equipment in the aerospace industry, waste water treatment plants, and power generation plants. These instruments measure a number of different process attributes, including voltage, current, temperature, RPM, pressure, fluid volume, and torque. Digital panel instruments may operate as stand alone equipment or interface to programmable systems. DCI electronic manufacturing process equipment is used to bond flexible connectors to either LCD glass or printed circuit boards. Proprietary equipment sales are made to end users and OEMs principally in the United States and currently comprise approximately 9% of total sales.

B.    Navaids Business

      The Navaids Business operated through ASII engages in the design, manufacture, marketing and installation of ground-based Navaids and visual aids, including airfield lighting and airfield signage. Navaids provide enroute and approach to landing guidance to aircraft, allowing them to safely navigate and land in poor visibility conditions. Navaids are required by the United States Federal Aviation Administration ("FAA") and the International Civil Aviation

Organization ("ICAO") regulations at all airports in the world that conduct all-weather operations. Visual aids are used to direct aircraft along runways, taxiways and to terminals.

      ASII's Navaids products are Instrument Landing Systems ("ILS"), Very High Frequency Omni-Range Transmitters ("VOR"), and Distance Measuring Equipment ("DME"). ASII products also include airfield lighting and signage. Navaids such as those manufactured by ASII, are an integral part of the air traffic control system used worldwide for navigation of aircraft operating in Instrument Meteorological Conditions under Instrument-Flight Rules ("IFR"). Signals generated by these products are received by electronic avionics equipment installed in all aircraft equipped for IFR, which then provide navigational guidance to the pilot. Most Navaids are radio frequency devices that use measurement of angles and distance to establish aircraft position coordinates.

      An ILS system provides the close-in navigation support to an aircraft during the approach to landing phase. An ILS is certified for use according to criteria that specify the applicable landing decision height required for a particular approach procedure. Decision height is that point above the approach end of the runway at which the pilot must either establish positive visual contact with the runway or execute a missed approach. Category I ILS permits a landing decision height of 200 feet, Category II ILS permits a landing decision height of 100 feet, and Category III ILS permits a landing decision height of 50 feet or less. ASII produces Category I, II, and III ILS.

      A VOR, in combination with DME, provides the principal means for enroute navigation currently used in the air traffic control system. A VOR located either at an airport or at enroute points between airports provides a line of bearing from a ground station to an aircraft based on 360 specific radials (each radial representing a point on the compass).

      A DME provides distance measurement from the aircraft to the DME with an accuracy of approximately 500 feet. A DME uses a pulsed system, like radar, in which the ground-based DME station replies with a pulse to an interrogating signal received from an aircraft. The distance is computed by measuring the time between signals. ASII manufactures and sells a low power DME for use at airports and a high power DME for use enroute. A DME may be used in place of marker beacons in an ILS to provide distance information to the pilot.

      ASII's revenues are generated principally from sales of its products and services to government agencies internationally and in the United States. The products are sold directly to such agencies or through prime contractors for integration into systems procured by those agencies. ASII's sales are largely dependent upon government construction and procurement contracts. The majority of ASII's revenues in any single quarter is typically derived from relatively few customers and quarterly revenue will, therefore, fluctuate based on a number of factors, including the timing and magnitude of orders, customer installation schedules, and political and economic factors. Sales are typically made pursuant to fixed price contracts, and cost overruns, if any, are assumed by ASII.

      Generally, the time from when an order is accepted until the first equipment is shipped is approximately one to three months. Training is normally completed during the production of the equipment. Final acceptance of the installed equipment (and thus completion of the installation portion of the contract) normally occurs two to four months after the equipment is shipped. Installation time can vary, however, because of weather conditions, site conditions, or the progress of other portions of the construction project into which ASII's products are incorporated. ASII generally provides a limited product warranty with its Navaids and other products. Warranty costs are tracked by ASII and have historically not varied materially from management's estimates.

      In July, 1998, the Company signed a marketing and manufacturing agreement with Idman Airfield Products ("Idman"), a manufacturer of airport lighting products based in Finland. Idman, a wholly-owned subsidiary of Philips Electronics, N.V., manufactures a complete line of airport lighting including approach, taxiway and runway lights, precision approach path indicators (PAPI), as well as control equipment. On November 1, 2000, in conjunction with the Company Restructure, the agreement with Idman was transferred from Elecsys to ASII. Under the terms of the agreement, ASII has exclusive marketing and manufacturing rights for these products in North and South America and non-exclusive distribution rights in a number of other major international markets. During fiscal 1999, FAA certification was obtained for Idman's elevated runway and taxiway lights. In July 1999, Idman's PAPI (Precision Approach Path Indicator) was certified by the FAA.

      ASII  serves  three  primary  markets:   international;   United  States
non-federal; and the United States government.

      The international market consists of all sales where the installation of products is outside the United States. Almost all countries have civil aviation authorities that regulate the airways within their borders and procure equipment for their air traffic control systems and airports. ASII sells either directly to international customers through a network of representatives or distributors, or through prime contractors. ASII has over 20 independent sales representatives covering over 35 countries. ASII's international sales were 49%, 72% and 80%, of total consolidated sales for the fiscal years ended April 30, 2001, 2000, and 1999, respectively.

      The United States non-federal market is comprised primarily of state and local governmental entities that have responsibility for airport development, improvement and management. ASII either contracts directly with the governmental entity constructing or improving an airport for the portion of the project ASII can complete, or acts as a subcontractor to a prime contractor. ASII's United States non-federal sales were 16%, 12% and 17%, of total consolidated sales for the fiscal years ended April 30, 2001, 2000, and 1999, respectively.

      The United States government market includes all federal governmental agencies needing the installation of ASII products in the United States. The primary customers for ASII in this market are the FAA and the U.S. Air Force. Sales to the United States government were approximately 14%, 5% and 3%, of total consolidated sales for the fiscal periods ended April 30, 2001, 2000, and 1999, respectively. ASII has, to date, approached this market as both a subcontractor and direct provider.

Competition

A.    Electronics Manufacturing Services Business

      DCI competes against different competitors for each of its lines of products. There are a limited number of LCD competitors in the United States. These include Planar/Standish, LXD, Crystaloid and Polytronics. Panel meter competitors include Newport Labs, Red Lion, Digitec, Non-linear
Systems,  Lincoln  Instruments,  Doric  Instruments,   Analogic,  and  Kessler
Ellis. The electronic manufacturing services industry is very competitive. DCI competes against numerous domestic and foreign manufacturing service providers, some of whom are substantially larger than DCI, with greater financial, operating, manufacturing and marketing resources. Some have broader geographic breadth, a broader range of services, and more established overseas operations. In addition, DCI faces competition from the manufacturing operations of its current and potential customers who continually evaluate the relative benefits of internal manufacturing versus outsourcing. DCI believes that the principal competitive factors in its target markets are product quality, flexibility and timeliness in responding to design and schedule changes, reliability in meeting product delivery schedules, pricing, technological sophistication, and geographic location. To remain competitive, DCI must continue to provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, deliver finished products on a reliable basis, and compete effectively on price.

B.    Navaids Business

      ASII competes against several large multi-national companies that provide a broad spectrum of products and serve a wide customer base. Most Navaids and airfield lighting and signage contracts are awarded through a sealed bid or competitive request for proposal process. The principal competitive factors in these markets are (i) product conformance with FAA and ICAO specifications, (ii) quality of product manufactured and ease of customer usability and maintenance, (iii) delivery time, (iv) customer training and support, and (v) price. The significance of any individual factor depends on the customer and the situation. Typically, the international and United States non-federal markets have accounted for a substantial portion of ASII's revenues. It is ASII's belief that significant barriers to entry into the markets for its existing products are presented by the difficulty and expense of developing the products and obtaining FAA and international certifications and approvals.

      ASII's principal Navaids competitor in the United States non-federal market is Airsys ATM (previously Wilcox Electric Company). To ASII's knowledge, Airsys ATM is the only other United States manufacturer of ground-based Navaids of the type sold by ASII that has products certified for use in projects partially funded by the Airport Improvement Program ("AIP"). AIP funding is generally relied on for the construction of new or improved runways or airports. Airsys ATM is a joint venture company, approximately 60% owned by Thomson CSF and 40% owned by Siemens A. G., a German defense and electronics company.

      Internationally, ASII has competed against several Navaids suppliers, including Airsys ATM. However, Airsys ATM is the only competitor that has a full line of Navaids. In addition, ASII competes against several other smaller companies, none of which carry a full line of Navaids products.

      ASII has several visual aids competitors both domestically and internationally. ASII's primary competitors are ADB Alnaco (a division of Siemens A.G.), Crouse Hinds (a division of Cooper Industries), Honeywell and Standard Signs, Inc. (a privately held company).

Sources and Availability of Raw Materials and Principal Suppliers

      Generally, the raw materials used in the manufacture of ASII's and DCI's products are readily available from a number of sources in the United States.

Dependence on One or a Few Major Customers

      ASII and DCI each had sales to one customer that accounted for 16% and 18%, respectively, of their total sales in fiscal 2001, and sales to their top five customers accounted for 48% and 50%, respectively, of total sales in fiscal 2001. As a result of the transaction proposed for stockholder approval, management expects that future revenues will be less dependent on one or a few major customers.

Patents, Trademarks, Licenses

     The Company holds no United States or foreign patents. The Company's only trademark is the "AIRPORT SYSTEMS" name and design owned by ASII. As part of the sale of substantially all of the assets of ASII, that trademark will be sold and assigned to Buyer. The "Elecsys" name is currently pending registration with the United States Patent and Trademark Office. The Company's material intellectual property consists of drawings, plans, software, specifications and engineering and manufacturing know how that ASII, primarily, maintains as confidential proprietary information.

      In conjunction with the Company Restructure, certain agreements relating to the intellectual property of the Navaids Business were transferred from Elecsys to ASII. Included in those agreements were the following three license agreements: (i) a license agreement with Fernau Avionics, Ltd. ("FAL") dated November, 1992, in which ASII agreed to pay FAL $217,225 for an irrevocable, fully transferable, non-exclusive perpetual royalty-free license to manufacture, sell and maintain products using DME technology owned by FAL, (ii) a license agreement with Interstate Electronics Corporation ("Interstate") in which ASII has been granted a full manufacturing license to the current design with the ability to make future enhancements to the product that resulted from joint work with Interstate for the development and sale of DGPS equipment, and (iii) a license agreement with Idman to manufacture certain airfield lighting products as discussed above.

      In conjunction with the purchase of DCI, the Company obtained a non-exclusive license and information relating to the research and development of Fast response Multistable Liquid Crystal Display (FMLCD) technology from Advanced Display Systems, Inc. ("ADS"). DCI has deferred active marketing of the FMLCD pending resolution of several technical issues concerning the feasibility of the technology of ADS.

Government Approvals

      All Navaids to be installed in the United States, whether purchased by airport owners, local or state governments, or the FAA, require FAA and United States Federal Communications Commission ("FCC") approval. The Company has received all applicable approvals for Navaids sold in the United States.

      FAA approval takes different forms depending on how the equipment is procured. When the FAA purchases equipment, it typically issues a detailed specification describing the functional performance requirements and the design and production methods. FAA design and production requirements historically have contained more detailed specifications than those required in the international and United States non-federal markets, resulting in products that are more costly to produce.

      Local or state governments typically procure equipment in accordance with the technical requirements of FAA Federal Airways Regulations ("FAR")
Part 171. FAR Part 171 is a functional performance requirement that does not include specific design and construction methods. The types of ILS, VOR and DME sold by ASII in the United States non-federal market have been approved in accordance with FAR Part 171 by the FAA.

      In addition, ASII contracts for certain local or state airport projects that are partially funded by the AIP, a United States government trust-fund program funded by airport user fees. When an ILS or DME is procured under a program funded by the Airport Improvement Program ("AIP"), the buyer of the equipment typically transfers ownership, maintenance and operation of the equipment to the FAA after installation is complete. There is an additional FAA approval process required for AIP-funded contracts that requires demonstration that the FAA is able to successfully maintain and operate the equipment. ASII's 2100 and 1100 model ILS and DME are approved by the FAA for AIP-funded contracts. To ASII's knowledge, Airsys ATM is the only other company in the United States with approval to supply ILS and DME for AIP-funded contracts.

      The ICAO is a United Nations chartered organization which establishes international standards for navigation equipment, and member countries' Navaids must conform with ICAO functional standards. Equipment for international procurement normally is tested after installation to insure conformance with ICAO standards. In some cases, international programs may require proof of FAR Part 171 approval prior to bid.

Effect of Existing or Probable Governmental Regulations on the Business

      The Company is subject to federal, state and local regulations concerning the environment, occupational safety, and health. The Company has not experienced any difficulty in complying with such regulations, and compliance has not had a material impact on the Company's business or its financial results.

Research And Development

      Substantially all research and development at the Company occurs in the Navaids Business. During fiscal 2001, approximately 23% of ASII's engineering staff time was spent on research and development activities, none of which was paid for directly by any customer. In fiscal 2000, the amount of engineering time spent on research and development was 46%, none of which was paid for directly by any customer.

Total Number of Employees

      At April 30, 2001, the Company had a total of 157 full time employees. Of these, 62 were employees of ASII and 95 were employees of DCI. Upon the consummation of the Transaction, all of the employees of ASII (except Tom Cargin and Keith Cowan) will become employees of Buyer. The number of employees of DCI will not change as a result of the Transaction. The Company's employees are not represented by a labor organization.

Description of Property

      Real Estate - The Company conducts its EMS Business from a 33,000 square foot facility built on four acres at 15301 West 109th Street, Lenexa, Kansas. The Company has a leasehold interest in this property subject to City of Lenexa, Kansas Variable Rate Demand Industrial Development Revenue Bonds (DCI Project) Series 1998. The face amount outstanding on the bond at April 30, 2001 was $2,470,000 and is due in annual payments of $100,000 to $200,000 through 2017. Approximately 20,000 square feet is used for manufacturing while the remaining 13,000 square feet is used for engineering, administration and marketing.

      ASII's Navaids Business conducts operations from a facility of approximately 50,000 square feet at 11300 West 89th Street in Overland Park, Kansas. Approximately 26,000 square feet is used for manufacturing, approximately 17,000 square feet is used for engineering and training, while the remaining 7,000 square feet is used for administration and marketing. The building and the seven acres on which it is located are owned by the Company, subject to a first mortgage due June, 2011. The principal balance of that mortgage at April 30, 2001, was $1,141,000 with a final payment of approximately $788,200 due at maturity assuming no prepayments. In conjunction with the closing of the Transaction, the building used by ASII will be transferred to Buyer and the first mortgage will be assumed by the Buyer. The Company believes its existing facilities provide adequate capacity for growth for the foreseeable future. No specific plans have been formed at the present time for expanding any facility; however, the Company believes it has a range of suitable alternatives for future expansion.

     Manufacturing and Engineering Equipment - The EMS Business manufacturing capability includes equipment for high speed, as well as low to moderate volume, insertion of surface mount components, automated through-hole axial lead equipment, controlled solder paste applications and advanced clean-room capabilities. The Navaids Business manufacturing equipment is suitable for its low volume electronics production. The test department at ASII is equipped with general purpose and automatic test equipment, with all Navaids assemblies tested environmentally in a temperature chamber. ASII's engineering department is equipped with state of the art design and test equipment, including advanced computer-aided design systems, radio frequency signal modeling software and necessary test and design equipment.

Legal Proceedings

      The Company is a party to several lawsuits, none of which the Company believes to be material.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Sale of ASII

      The sale of substantially all of the assets of ASII will allow the Company to focus its efforts on the EMS business, which, because of its significantly larger market, is viewed as having higher growth potential. The Transaction will allow the Company to repay debt, strengthen its balance sheet and remove other financial obligations in the form of standby letters of credit that were issued against the Company's bank credit facility to secure performance bonds, bid bonds and down payments related to contracts entered into by ASII. The Company intends to use the proceeds from the sale to pay short term borrowings outstanding on its bank line of credit and a term note payable to the bank (due in February 2003), pay principal and interest owed in arrears to subordinated debt holders and pay related transaction costs. A summary of the cash received, and use of the proceeds, assuming the Transaction was completed on April 30, 2001 follows (in thousands):

      Purchase price (a)                                              $7,700

      Adjustment to the purchase price (a)

            Final closing net asset value (b)         $7,182

            Target net asset value (a )                6,046
                                                     -------

                  Adjustment to purchase price         1,136           1,136
                                                                       -----
      Cash proceeds                                                    8,836



      Uses of cash proceeds:

            Retire line of credit and term note payable to bank       (5,711)

            Payment of sub-debt principal in arrears                    (312)

            Payment of sub-debt interest in arrears                     (150)

            Estimated transaction costs                                 (200)
                                                                      ------
      Net cash received                                               $2,463
                                                                      ======



(a)  As set out in the Asset Purchase Agreement

(b) Net assets of ASII as of April 30, 2001 less adjustment of $727 to the net assets as agreed to in the Asset Purchase Agreement.

     Pro forma data reflecting financial information about the Company as a result of the Transaction is set forth on pages F-34 through F-39 of the financial information section of this Proxy Statement.

Results of Company Operations

      The following table sets forth for the years indicated, certain statement of operations data of the Company (in thousands):

                                                      Year Ended
                                       -----------------------------------------
                                             April 30, 2001       April 30, 2000
                                       -----------------------------------------

Sales                                   $21,716    100.0%    $15,128     100.0%
Cost of products sold                    14,951     68.8%     10,793      71.3%
                                       -----------------------------------------
Gross margin                              6,765     31.2%      4,335      28.7%
Selling, general and administrative       5,757     26.5%      4,456      29.5%
expenses
Research and development expenses            82       .4%        831       5.5%
                                       -----------------------------------------
Operating income (loss)                     926      4.3%      (952)     (6.3%)
Interest expense                        (1,023)      4.7%      (377)       2.5%
Other income, net                             1       ---          9        .1%
                                       -----------------------------------------
Income (loss) before income taxes          (96)     (.4%)    (1,320)     (8.7%)
Income tax expense                        (117)       .5%        ---        ---
                                       -----------------------------------------
Net loss                                 $(213)     (.9%)   $(1,320)     (8.7%)
                                       =========================================

      Because fiscal year 2000 reflects DCI operating results only for the period February 7, 2000 to April 30, 2000, the following summarized financial information is being presented to assist the reader in understanding the impact DCI had on operations in fiscal year 2001 and 2000:


                                           2001
                       ----------------------------------------------
                                                  Inter-
                         Navaids      EMS         segment     Total
                         -------      ---         -------     -----

Sales                  $  15,078   $  7,183   $   (545)   $  21,716

Gross Margin               4,157      2,609         (1)       6,765

% of Sales                   28%        36%                     31%

Operating Income       $     660   $    267   $     (1)   $     926



                                           2001
                       ----------------------------------------------
                                                  Inter-
                         Navaids      EMS         segment     Total
                         -------      ---         -------     -----

Sales                  $  13,483   $  1,792   $   (147)   $  15,128

Gross Margin               3,516        836        (17)       4,335

% of Sales                   26%        47%                     29%

Operating Income       $ (1,163)   $    228   $    (17)   $   (952)
(loss)


     Consolidated sales in 2001 were $21.7 million, $6.6 million or 43% higher than sales in 2000 of $15.1 million. This was due primarily to higher sales from DCI as a result of reporting a full year worth of sales. DCI sales after inter-company elimination totaled $6.6 million in 2001 and $1.6 million in 2000, which only included sales from February 7, 2000 (the date DCI was acquired) to April 30, 2000. ASII sales were $15.1 million, up 1.6 million, or 12% compared to 2000. This increase was due to an increase in the number of units shipped resulting from a higher opening backlog and increased orders for Navaids.

     Consolidated gross margin was $6.8 million, or 31% of sales, up $2.5 million or 56% from $4.3 million, or 29% of sales in 2000. Consolidated gross margin increased primarily as a result of gross margin generated from DCI and the shipment by ASII of higher gross margin contracts during 2001. DCI gross margins totaled $2.6 million, or 36% of its sales. The higher gross margin contracts shipped by ASII consisted primarily of spares orders, which generally have higher gross margins. Despite these contracts, ASII continued to experience business conditions in the Navaids market, including aggressive competitor pricing, which led to lower prices.

     Selling, general and administrative ("SG&A") expenses increased $1.3 million, or 29% in 2001. The increase was due primarily to an increase in DCI expenses from $600K (for the period February 7, to April 30, 2000) to $2.3 million for fiscal 2001. ASII's fiscal 2001 SG&A expenses were $3.4 million, down from $3.8 million in fiscal 2000. As a percent of sales, SG&A expenses decreased from 29% to 26% primarily as a result of higher consolidated sales.

     Research and development expenses decreased $749,000 or 90% in 2001 to $82,000, reflecting decreased labor and expenses related to development work on the new Category II/III ILS. Expenditures made during fiscal 2000 were primarily to obtain Category III approval from the FAA for the ILS and to reduce production costs. No significant new projects were undertaken by the Company during 2001.

     Interest expense increased from $377,000 to $1,023,000 due to higher average short term borrowings, the additional debt taken on as a result of the DCI acquisition, and higher average interest rates.

     No domestic income tax provision or benefit was recorded for fiscal 2001 or 2000 due primarily to net operating losses incurred in fiscal 2001 and 2000 as well as the establishment of valuation reserves against deferred tax assets related to net operating loss carry forwards. The tax benefits will be recognized in the future when used to offset future taxable income. The income tax expense shown in fiscal 2001 reflects foreign income taxes related to a contract completed by ASII in a foreign country.

      As a result of the above, the net loss for 2001 was $213,000, compared to a net loss of $1,320,000 in 2000.

Backlog

      The following table sets forth the domestic and international backlog of ASII as of the dates indicated (In thousands):

                                        April 30, 2001          April 30, 2000

Domestic                             $ 2,093     40.9%         $ 351      6.4%

International                          3,024    59.1%          5,115     93.6%
                                       -----    ------         -----     -----

Total                                $ 5,117    100.0%       $ 5,466    100.0%

      ASII's backlog decreased $349,000 or 6% to $5.1 million at April 30, 2001, compared to $5.4 million at April 30, 2000. Approximately 57% of the backlog at April 30, 2001 consists of three contracts. Thirty-three percent of the backlog represents a contract to provide localizer antennas to a contractor for supply to the United States Air Force. This contract also includes options to purchase additional antennas valued at $3.7 million.
Twelve percent of the backlog represents a contract with a major U.S. air traffic control contractor for the delivery of spares to support multiple ILS systems into South America, while 12% of the backlog represents a contract to provide a VOR/DME into South America. Substantially all of the ASII backlog at April 30, 2001 is expected to be completed and shipped in fiscal 2002.

Inflation

      The effect of inflation on the Company has not been significant over the past several years. However, an extended period of inflation could be expected to have an impact on the Company's earnings by causing interest rates, as well as material and labor rates to increase faster than prices could be increased on new contracts.

Liquidity and Capital Resources

     Net cash of $296,000 was used in operations in 2001 compared to net cash used of $692,000 in 2000. The improvement was principally the result of a lower net loss for the year, higher non-cash depreciation and amortization as compared to the previous year, and decreases in inventory offset by decreases in accounts payable and customer deposits. The increases in non-cash depreciation and amortization are due primarily to depreciation and amortization of fixed assets and the costs in excess of net assets acquired related to the DCI acquisition. The decline in inventory was due primarily to units held by ASII at April 30, 2000 awaiting customer acceptance or delivery instructions. These units subsequently shipped in fiscal 2001. Customer deposits were down principally due to a decrease in bookings of contracts during the year with down payment provisions.

     Cash used in investing activities decreased to $206,000 for 2001 compared to $2.7 million in 2000 reflecting the purchase in 2000 of DCI as well as decreased property and equipment expenditures partially offset by decreased proceeds from the sale of property and equipment.

     Cash provided by financing activities was $528,000 in 2001 compared to $3.3 million in 2000. The decrease is due primarily to decreased borrowings on the Company's bank line of credit in 2001 and proceeds from the issuance in 2000 of common stock and subordinated debt through a private placement, which funded the purchase of DCI in fiscal 2000.

     The Company has a line of credit agreement with a bank that expires August 8, 2001. At April 30, 2001 the Company had borrowings outstanding on the line of credit totaling $5,241,000. In addition, it had issued against this line of credit standby letters of credit totaling $1,932,000. The Company also has a term note due this bank which matures in February 2003. At April 30, 2001 the amount due on this term note was $470,000. At April 30, 2001, the Company was in default of its net worth covenant. Because the bank has a right, pursuant to an event of default, to demand repayment of all amounts outstanding under its credit agreements, although it has not expressed its interest to do so, we have classified this note payable as a current maturity. As a result of the sale of the assets of ASII, the Company expects to repay its line of credit and term note payable to the bank. In addition, under terms of the agreement, the Buyer will assume the obligations of ASII related to the outstanding standby letters of credit. The Company also expects to realize sufficient cash from the proceeds of the Transaction which, combined with cash expected to be generated from remaining operations, will meet on-going requirements for working capital and capital expenditures. For these reasons, the Company and the bank have elected not to negotiate a banking facility agreement until the Transaction is completed, and at that time the Company anticipates an appropriate banking facility can be finalized.

New Accounting Pronouncements

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued in June 1998 and is required to be adopted in years beginning after June 15, 2000. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. When this Statement was adopted in May 2001, it did not have a material impact on the Company's consolidated financial statements.

Forward Looking Statements

      This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, from time to time, the Company or its representatives have made or may make
forward-looking  statements,   orally  or  in  writing.  Such  forward-looking
statements may be included in, but are not limited to, various filings made by the Company with the Securities and Exchange Commission, press releases or oral statements made by or with the approval of an authorized executive officer of the Company. Forward-looking statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions, including, but not limited to, the factors summarized below and the factors and conditions described under the headings "Backlog," and in the discussion of "Results of Operations" contained in Management's Discussion and Analysis of Financial Condition and Results of Operations of this Proxy Statement, as well as those included in other documents the Company files from time to time with the Securities and Exchange Commission, including the Company's quarterly reports on Form 10-QSB and current reports on Form 8-K. Holders of the Company's securities are specifically referred to these documents with regard to the factors and conditions that may affect future results. The reader is cautioned that the Company does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of the Company over time means that actual events are bearing out as estimated in such forward-looking statements.

                           INDEX TO FINANCIAL STATEMENTS


                                                                       Page
                                                                       ----
ELECSYS CORPORATION
      Report of Independent Auditors....................................F-2
      Consolidated Balance Sheets.......................................F-3
      Consolidated Statements of Operations.............................F-5
      Consolidated Statements of Stockholders' Equity...................F-6
      Consolidated Statements of Cash Flows.............................F-7
      Notes to Consolidated Financial Statements........................F-9

AIRPORT SYSTEMS INTERNATIONAL, INC.....................................F-24
      Statements of Net Assets.........................................F-25
      Statements of Operations.........................................F-27
      Statements of Cash Flows.........................................F-28
      Notes to Financial Statements....................................F-30

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
AND BALANCE SHEET......................................................F-35
      Unaudited Pro Forma Consolidated Statements of Operations
            Year ended April 30, 2000..................................F-36
            Year ended April 30, 2001..................................F-37
      Notes to Pro Forma Consolidated Statements of Operations.........F-38
      Unaudited Pro Forma Consolidated Balance Sheet
            At April 30, 2001..........................................F-39
      Notes to Unaudited Pro forma Consolidated Balance Sheet..........F-40

                        Report of Independent Auditors



The Board of Directors and Stockholders
Elecsys Corporation and Subsidiaries


We have audited the accompanying consolidated balance sheets of Elecsys Corporation (formerly Airport Systems International, Inc.) and subsidiaries (the Company) as of April 30, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Elecsys Corporation and subsidiaries at April 30, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.




Kansas City, Missouri
June 29, 2001




                     Elecsys Corporation and Subsidiaries
                         Consolidated Balance Sheets
                       (In thousands except share data)


                                                                   April 30,
                                                           2001             2000
                                                           ----             ----
ASSETS
   Current assets:
      Cash and cash equivalents                         $    26          $   --

      Accounts receivable, less allowances of
       $60 in 2001                                        5,828            5,812
      and $67 in 2000 (Note 4)

      Inventories (Note 4)                                7,444            7,988

      Prepaid expenses                                      260              230
                                                      ---------         --------
   Total current assets                                  13,558           14,030

   Property and equipment, at cost (Notes 4 and 5):
      Land                                                  860              860
      Building and improvements                           2,173            2,136
      Equipment                                           3,644            3,407
                                                      ---------         --------
                                                          6,677            6,403
      Accumulated depreciation and amortization          (2,511)          (2,049)
                                                      ---------         --------
                                                          4,166            4,354

   Restricted cash (Note 5)                               1,153            1,288
   Other assets, net                                        159              268
   Cost in excess of net assets acquired (Note 2)         2,014            1,868
                                                      ---------         --------
Total assets                                           $ 21,050         $ 21,808
                                                       ========         ========




                     Elecsys Corporation and Subsidiaries
                         Consolidated Balance Sheets
                       (In thousands except share data)


                                                               April 30,
                                                          2001            2000
                                                          ----            ----
LIABILITIES AND STOCKHOLDERS' EQUITY
   Current liabilities:
      Note payable to bank (Note 4)                   $  5,241        $  4,340
      Accounts payable                                   1,751           1,968
      Accrued expenses                                   2,020           1,716
     Customer deposits                                     217           1,223
      Income taxes payable                                 ---             154
      Current portion of long-term debt (Note 5)         1,755             679
                                                      ---------         ------

   Total current liabilities                            10,984          10,080
   Long-term debt, less current portion (Note 5)         3,856           5,371

   Stockholders' equity (Note 7):
      Common stock, $.01 par value:
         Authorized shares - 5,000,000;
         Issued and outstanding shares -
         2,635,581 and 2,578,913 in 2001 and 2000,
         respectively                                       26              26
      Additional paid-in capital                         8,088           8,003
      Receivable from officers from sale of stock         (19)             ---
      Accumulated deficit                              (1,885)         (1,672)
                                                      ---------        -------
   Total stockholders' equity                            6,210           6,357
                                                      ---------       --------
Total liabilities and stockholders' equity            $ 21,050        $ 21,808
                                                      ========        ========

    See accompanying notes.



                     Elecsys Corporation and Subsidiaries
                    Consolidated Statements of Operations
                     (In thousands except per share data)


                                                     Year Ended April 30,
                                                     2001            2000
                                                     ----            ----
Sales                                          $   21,716       $  15,128
Cost of products sold                              14,951          10,793
                                                   ------          ------

Gross margin                                        6,765           4,335
Selling, general and administrative                 5,757           4,456
expenses
Research and development expenses                      82             831
                                                   ------          ------

Operating income (loss)                               926           (952)
Other income (expense):
  Interest expense                                (1,023)           (377)
  Other income, net                                     1               9
                                                   ------          ------
Loss before income taxes                             (96)         (1,320)
Income tax expense                                    117            ---
Net loss                                        $   (213)       $ (1,320)
                                                =========       =========


Basic and diluted (loss) per common share       $  (.08)        $  (.57)
                                                =========       =========
Basic and diluted weighted average common
   shares outstanding                               2,588           2,311
                                                =========       =========

    See accompanying notes.

                                                 Elecsys Corporation and Subsidiaries
                                           Consolidated Statements of Stockholders' Equity
                                                            (In thousands)



                                                                               Receivable from
                                                                                officers from                    Total
                                                                  Additional       sale of       Accumulated  Stockholders'
                                                 Common Stock   Paid-In Capital Common Stock       Deficit      Equity
                                                 ------------   --------------- ------------      -------      ------

Balance at April 30, 1999                            $    22       $ 7,218        $  --          $  (352)        $ 6,888
     Issuance of common stock
        through private placement                          2           498           --             --               500
     Issuance of common stock                           --              50           --             --                50
     Issuance of common stock in
        connection with acquisition                        2           237           --             --               239
     Net loss                                           --            --             --           (1,320)        (1,320)
                                                     -------       -------        -------        -------         -------

Balance at April 30, 2000                                 26         8,003           --           (1,672)          6,357
     Issuance of common stock to officers in
       exchange for notes receivable                    --              85           (85)           --              --
     Payments on notes receivable from officers                                        66           --                66
     Net loss                                           --            --             --             (213)          (213)
                                                     -------       -------        -------        -------         -------
Balance at April 30, 2001                            $    26       $ 8,088        $   (19)       $(1,885)        $ 6,210
                                                     =======       =======        =======        =======         =======




                     Elecsys Corporation and Subsidiaries
                    Consolidated Statements of Cash Flows
                                (In thousands)


                                                            Year ended April 30,
                                                              2001       2000
                                                              ----       ----
Operating Activities:
Net loss                                                 $   (213)      $(1,320)
Adjustments to reconcile net loss to net
   cash used in operating activities:
   Depreciation and amortization                              729            413
   Changes in operating assets and
   liabilities net of the acquisition of
   DCI, Inc. and KHC
      Accounts receivable, net                               (16)            948
      Income taxes refundable                               --               634
      Inventories                                             307        (2,255)
      Other current assets                                   (30)          (175)
      Additions to other assets                             --             (219)
      Accounts payable                                      (217)            449
      Accrued expenses and customer                         (702)            833
deposits
      Income taxes payable                                  --
                                                         -------         -------
                                                                           (154)
Net cash used in operating activities                       (296)          (692)
Investing Activities:
Acquisition of DCI, Inc. and KHC                             (47)        (2,880)
Purchases of property and equipment                         (322)          (489)
Restricted cash                                               135            110
Proceeds from sale of property and                             28            583
equipment
                                                          -------        -------
Net cash used in investing activities                       (206)        (2,676)



Consolidated Statements of Cash Flows (continued)

                                                           Year ended April 30,
                                                             2001           2000
                                                             ----           ----
Financing Activities:
Principal payments on long-term debt                     $  (439)       $  (315)
Net borrowings on note payable to bank                        901          2,590
Payments on notes receivables from officers                    66            500
Proceeds from issuance of long-term debt                      ---            500
                                                         --------       --------
Net cash provided by financing activities                     528          3,275
                                                         --------       --------
Net (increase) in cash and cash equivalents                    26           (93)
Cash and cash equivalents at beginning of year                ---             93
                                                         --------       --------
Cash and cash equivalents at end of year                   $   26         $  ---
                                                         ========       ========

Supplemental Disclosures of Cash Flow
Information:
Cash paid during the year for:
Interest                                                  $  749          $  331
                                                         ========       ========
Income taxes                                              $  117        $ ------
                                                         ========       ========

Non-Cash Financing Activities:
Issuance of subordinated debt in conjunction
  with acquisition of DCI, Inc. and KHC                 $  ---           $ 1,248
                                                         ========       ========
Issuance of common stock in conjunction with
  acquisition of DCI, Inc. and KHC                      $  ---            $  239
                                                         ========       ========
Common stock issued to officers in exchange for
  notes receivable                                      $      85       $     --
                                                         ========       ========



See accompanying notes.

                     Elecsys Corporation and Subsidiaries
                  Notes to Consolidated Financial Statements

                                April 30, 2001


1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Nature of Business


     On November 1, 2000, Airport Systems International, Inc. changed its name to Elecsys Corporation and simultaneously formed a wholly-owned subsidiary named Airport Systems International, Inc. (ASII). In conjunction with the formation of ASII, Elecsys Corporation transferred the assets and operations of the navaids business into ASII. Elecsys Corporation and its subsidiaries, (collectively, the "Company"), are primarily engaged in the design and manufacture of various electronic components, sub-assemblies and systems. Through its navaids unit, the Company designs, manufactures and installs ground-based radio navigation and landing systems (navaids) and airfield lighting. The Company's electronic manufacturing services (EMS) unit provides contract electronic manufacturing services, custom liquid crystal display devices as well as other metering and heat seal equipment. The Company markets and sells its products both internationally and domestically.

      As more fully described in Note 3, on June 18, 2001, the Company entered into an agreement to sell substantially all the assets and operations of its navaids unit.

Principles of Consolidation

      The accompanying consolidated financial statements include the accounts of Elecsys Corporation (Elecsys) and its wholly-owned subsidiaries ASII, DCI, Inc. (DCI) and ASII International, Inc. (a foreign sales corporation). All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

      The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

      Cash  and  cash   equivalents   include  all  cash  and  highly   liquid
investments with original maturities of three months or less.

Restricted Cash

      As more fully described in Note 5, DCI issued Industrial Revenue Bonds totaling $2,570,000 during 1998. The unexpended proceeds from the Industrial Revenue Bonds have been classified as restricted cash in the accompanying consolidated balance sheets. All such restricted cash is reserved for future eligible equipment additions.

Concentration of Credit Risk

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables and derivative financial instruments, which were not material in 2001 and 2000. The Company grants credit to customers who meet the Company's pre-established credit requirements. The Company generally requires foreign customers to issue letters of credit, which secure payment of their accounts receivable balances. Credit losses are provided for in the Company's consolidated financial statements and historically have been within management's expectations.

Revenue Recognition

      Revenue from the Company's EMS unit is recognized upon shipment of products. The Company's navaids unit generates revenues pursuant to contracts with its customers, most of which are less than one year in duration. Revenue on these contracts is principally recognized using the percentage of completion, units of delivery method.

Inventories

      Inventories are stated at the lower of cost or market. Inventories at the Company's EMS unit are valued using the first-in, first-out (FIFO) method. Inventories at the navaids unit are valued principally under the last-in, first-out (LIFO) method. Inventories valued under the LIFO method comprised approximately 65% and 72% of consolidated inventories at April 30, 2001 and 2000, respectively. At April 30, 2001 and 2000, cost of these LIFO inventories exceeded current cost by approximately $634,000 and $685,000, respectively.

      Inventories are summarized by major classification as follows (in thousands):

                                                       April 30,
                                                  2001       2000
                                                  ----       ----

Raw materials                                  $ 3,984    $ 4,802
Work-in-process                                  2,425      1,398
Finished goods                                   1,035      1,788
                                                 -----      -----
                                                $7,444    $ 7,988
                                                ======    =======

Property and Equipment

      Depreciation is computed using the straight-line method over the following estimated useful lives:


                         Description                   Years
                         -----------                   -----

                         Building and improvements        30

                         Equipment                       5-8

Income Taxes

      The Company accounts for income taxes using the liability method in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes". Under the liability method, deferred tax assets and liabilities are recorded based upon the differences between the tax bases of assets and liabilities and their carrying amount for financial reporting purposes, as measured by the enacted tax rates which will be in effect when these differences are expected to reverse.

Cost in Excess of Net Assets Acquired

      The cost in excess of net assets acquired relates to the acquisition of DCI and certain net assets of KHC of Lenexa, LLC (KHC) in fiscal 2000. These costs are being amortized using the straight-line method over 15 years.

      The carrying amount of cost in excess of net assets acquired is reviewed for impairment whenever significant events or changes occur which might impair the recovery of recorded costs using estimated undiscounted cash flows over the assets' remaining life. If an impairment exists, the amount of such impairment is calculated based on the estimated fair value of the assets compared to the assets' carrying cost.

Advertising Costs

      The  Company  expenses   advertising  costs  as  incurred.   Advertising
expense charged to operations amounted to $194,000 and $42,000 for the years ended April 30, 2001 and 2000, respectively.

Earnings Per Share

      Under SFAS No. 128, basic earnings per share is calculated by dividing income available to common stockholders by the weighted average common shares outstanding. Diluted earnings per share includes the effect of all potentially dilutive securities, including stock options. The diluted earnings per share excludes 229,084 and 154,180 shares issuable under outstanding stock options in 2001 and 2000, respectively, since their effect was antidilutive.

Stock Compensation

      The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," and the related interpretations because the alternative fair value accounting provided for under SFAS No. 123 "Accounting for Stock-Based Compensation," requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB No. 25, no compensation expense is recognized since the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant.

Letters of Credit

      The Company had outstanding secured and unsecured letters of credit totaling $1,932,000 and $2,146,000 at April 30, 2001 and 2000, respectively.

New Accounting Pronouncements

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued in June 1998 and is required to be adopted in years beginning after June 15, 2000. The Statement requires the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. When this Statement was adopted in May 2001, it had no material impact on the Company's consolidated financial statements.

2.    ACQUISITION

     On February 7, 2000, Elecsys acquired all of the issued and outstanding stock of DCI. The acquisition was accounted for as a purchase and, accordingly, the accompanying financial statements include the results of operations of DCI from the date of acquisition. The assets acquired and liabilities assumed were recorded at their estimated fair values as of the date of acquisition. The Company paid $1,234,000 in cash, issued 150,000 shares of its common stock (valued at $239,000) and delivered a four-year promissory note in the amount of $1,248,000 in consideration for the common stock of DCI. The total consideration for the acquisition of common stock from DCI was $2,721,000.

      In connection with and immediately following its acquisition by Elecsys, DCI acquired substantially all the assets and assumed certain liabilities of KHC, which was wholly-owned by the stockholders of DCI. The assets acquired and liabilities assumed primarily consisted of restricted cash, land and buildings and the related Industrial Revenue Bonds payable to the City of Lenexa, Kansas. The acquisition was accounted for as a purchase and accordingly, the assets acquired and liabilities assumed were recorded at their estimated fair values as of the date of the acquisition. DCI paid $1,290,000 in cash as consideration for the net assets acquired from KHC.

      The aggregate purchase price for both DCI and KHC totaled approximately $4,369,000 (including acquisition costs of approximately $358,000). The aggregate purchase price in excess of the acquired net assets, amounting to $2,190,610 has been classified as costs in excess of net assets acquired in the accompanying consolidated balance sheet.

      The following unaudited supplemental pro forma financial information presents the combined historical results of operations of the Company as though the acquisition of DCI had occurred at the beginning of 2000. The pro forma information is unaudited and not necessarily indicative of the results of the Company had the acquisition occurred at the beginning of 2000. Pro forma results for the year ended April 30, 2000 were as follows (in thousands, except per share amount):

                          Revenues                 $ 20,840
                          Net loss                  (1,033)
                          Diluted loss per share      (.42)
                          share

3.    ASSET SALE AGREEMENT

     On June 18, 2001, the Company signed an agreement to sell substantially all of the assets and operations and transfer certain liabilities of ASII to ASI Newco, Inc. Pursuant to the terms of that agreement, the Company will receive approximately $8.8 million in exchange for substantially all of the assets and operations of ASII. ASI Newco, Inc. will also assume certain liabilities of ASII. The closing of this transaction, which is subject to approval by the Company's stockholders, is expected to occur during the second quarter of fiscal 2002. Since this transaction is subject to approval by the Company's stockholders, the Company has not reflected the ASII operations as a discontinued operation in the accompanying consolidated financial statements. Upon approval by the Company's stockholders, all such operations of ASII will be reflected as discontinued operations. Net assets of ASII to be sold pursuant to the agreement are recorded at their historical cost basis in the consolidated balance sheet at April 30, 2001 and consist of the following (in thousands):

            Accounts receivable                           $ 4,805
            Inventory                                       5,402
            Other current assets                               43
            Property and equipment, net                     1,570
            Current liabilities                           (2,796)
            Long term debt                                (1,115)
                                                          -------
                                                          $ 7,909
                                                          =======

4.    NOTE PAYABLE TO BANK

      The  Company  has a line of credit  agreement  with a bank that  expires
August 8, 2001. The agreement allows for borrowings up to a maximum of $9,000,000, at an interest rate ranging from prime plus 2% to prime plus 3% (10.1% weighted average at April 30, 2001), secured by eligible accounts receivable, inventory and equipment. Borrowings outstanding under the line of credit totaled $5,241,000 at April 30, 2001 and $4,340,000 at April 30,
2000. The weighted average interest rate on short-term borrowings outstanding for the years ended April 30, 2001 and 2000 equaled 10.3% and 10.0%, respectively. The Company was in default of its credit agreement at April 30, 2001. See Note 5.

      The line of credit is principally secured by the assets of ASII which is subject to the asset sale agreement described in Note 3. Accordingly, outstanding borrowings under this line of credit are due and payable at the time the sale transaction is closed.

5.    LONG-TERM DEBT

      Long-term debt as of April 30, 2001 and 2000 consists of the following (in thousands):

                                                               April 30,
                                                            2001        2000
                                                            ----        ----
Industrial  revenue bond,  variable interest rate
(4.40%  as of  April  30,  2001),  due in  annual
principal   payments  ranging  from  $100,000  to
$200,000   through   maturity  in  October  2017,
secured by property and equipment and  restricted
cash  in  the   amount  of   $1,153,000   and  an
irrevocable  letter  of  credit  in  favor of the
bond   Trustee   up  to  a   maximum   amount  of
$2,599,573    through    September,    2001.   In
connection  with the acquisition of DCI, the face
amount of this IRB was  discounted  approximately
$178,000  resulting in an effective interest rate
of 4.75%.                                               $2,302      $2,392

Note  payable  to bank,  interest  at prime  plus
three  percent   (11.0%   at   April  30,  2001),
payable  in  monthly   installments  of  $27,129,
including  interest,  with final  payment  due in
February  2003,  secured by  inventory,  accounts
receivable and certain equipment.                          470         796

Note payable,  interest  adjustable  May 2001 and
2006  at  the  prior  five  year  Treasury  Index
average plus 2.5% (7.25% at April 30, 2001),  due
in  monthly  installments  of  $9,486,  including
interest,  through June 2011 with a final payment
of  approximately  $788,000  due  on  that  date.
The note is secured by a first  mortgage  on real
property and  improvements  with a net book value
of $997,000 at April 30, 2001.                           1,141       1,164

In  connection  with  the  purchase  of DCI,  the
Company  issued a four  year  promissory  note to
the stockholders of DCI totaling  $1,248,000 with
interest   payable  at  8%,  due  in  semi-annual
payments of $156,000  commencing July 31, 2000 to
February  1, 2004.  The note is  subordinated  to
all other  borrowings  of the  Company.  Pursuant
to the bank's line of credit agreement,  payments
under  this  obligation  have  been  deferred  as         1,248        1,248
discussed below.

During  2000,  the Company  issued a  convertible
subordinated   debenture   in   the   amount   of
$500,000,  with a  conversion  price of $3.00 per
common share,  and a warrant  granting the holder
the  right  to  purchase  45,635  shares  of  the
Company's  stock for $150,596  ($3.30 per share).
The   subordinated   debt  is  convertible   into
166,667  shares of common  stock at the option of
the  subordinated  debt holder.  The common stock
purchase  warrant was valued at $50,000 using the
Black-Scholes      option      pricing     model.
Accordingly,  the subordinated debenture has been
discounted   by  $50,000   which  results  in  an
effective  interest  rate of 13%.  The  debenture
has a  stated  interest  rate  of 10%  and is due
February  7, 2005.  Pursuant  to the bank's  line
of  credit  agreement,  interest  payments  under
this  obligation  have been deferred as discussed
below.                                                      450          450
                                                        ---------     --------
Total long-term debt                                       5,611       6,050

Less current portion                                       1,755         679
                                                       ---------     --------
                                                         $ 3,856     $ 5,371
                                                       =========     ========

      The aggregate amount of principal to be paid on the long-term debt during each of the next five years ending April 30 is as follows (in thousands):


                       Year
                       ----

                       2002                    $1,755
                       2003                       531
                       2004                       534
                       2005                       226
                       2006                       229

      Pursuant to the provisions of the Company's long-term debt and line of credit agreements, the Company is subject to certain restrictive covenants, which, among other things, require the maintenance of certain financial performance ratios and minimum levels of tangible net worth. At April 30, 2001, the Company was in default of its tangible net worth covenant. Pursuant to an event of default, the bank has the right to demand repayment of all amounts outstanding under its credit agreements, although it has not yet expressed its intent to do so. Accordingly, the Company has classified the note payable to bank of $470,000 as part of the current portion of long-term debt in the accompanying consolidated balance sheet.

      The Company was in default of certain bank covenants at April 30, 2000. As a result, on July 15, 2000, the Company and the bank amended the line of credit agreement. Pursuant to the terms of the amended agreement, the Company is prohibited from making principal and interest payments to the holders of subordinated debt. Accordingly, the second through fifth quarterly payments of interest, and the semi-annual payments of principal (totaling $100,000 and $312,000, respectively) have not been made to the former stockholders of DCI on the $1,248,000 subordinated debt, which is an event of default under terms of the $1,248,000 promissory note.

      The Company's bank and the former DCI stockholders entered into a subordination agreement that eliminates the subordinated debt holders ability to declare an event of default and accelerate repayment of the debt until all bank borrowings are repaid. The Company intends to utilize a portion of the proceeds to be received from the asset sale described in Note 3 to retire the existing line of credit with the bank and pay the past due interest and principal payments to the subordinated debt holders, which will remedy the existing default. Accordingly, the subordinated debt scheduled for repayment after April 30, 2002 has been classified as long-term in the accompanying consolidated balance sheet.

      In addition, the second through fifth quarterly payments of interest (totaling $50,000) have not been made to the holder of the $500,000 subordinated debenture which is a default under terms of this subordinated debenture. As a result of this default, the subordinated debt holder has the right to demand repayment of the $500,000 of subordinated debt, although such right has not been exercised. Accordingly, this subordinated debt has been classified as current in the accompanying consolidated balance sheet.

6.    OPERATING LEASES

      The Company leases certain operating facilities and equipment under long-term non-cancelable operating leases. Rent expense under all operating leases was $66,000 and $82,000 for the years ended April 30, 2001 and 2000, respectively. Total future minimum lease payments due under noncancellable operating leases are as follows (in thousands):

                       Year
                       ----

                       2002                     $63
                       2003                      35
                       2004                       2

7.    STOCK OPTIONS AND WARRANTS

      The Company has reserved 475,000 shares of common stock for issuance to employees and consultants of the Company pursuant to the Company's 1991 stock option plan (the Plan). According to the terms of the Plan, both incentive stock options and non-qualified stock options to purchase common stock of the Company may be granted to key employees of and consultants to the Company, at the discretion of the Board of Directors. Incentive stock options may not be granted at prices which are less than the fair market value on the date of grant. Non-qualified options may be granted at prices determined appropriate by the Board of Directors of the Company. Generally, these options become exercisable and vest over one to five years and expire within 10 years of the date of grant. At April 30, 2001 and 2000, options to purchase 229,000 and 304,000 shares, respectively, were vested and exercisable. Information with respect to options granted under the Plan is as follows:

                                              Shares         Price
-------------------------------------------------------------------
Outstanding at April 30, 1999                317,250  $0.34 -$ 8.75
   Granted                                    50,000           2.25
   Exercised                                      --             --
   Canceled                                      ---            ---
                                           ---------            ---
Outstanding at April 30, 2000                367,250     0.34 -8.75
   Granted                                    51,000    1.50 - 2.13
   Exercised                                     ---            ---
   Canceled                                   91,500    5.25 - 8.75
                                           ---------
Outstanding at April 30, 2001                326,750  $0.34 - $6.00
                                             =======  =============

The following table summarizes information about stock options outstanding at April 30, 2001:

-------------------------------------------------------------------------------------------- ---------------------------------------
                                    Options outstanding                                               Options exercisable
------------------------- -------------------- ----------------------- --------------------- ------------------- -------------------
                                                  Weighted-average
                          Number outstanding   remaining contractual                               Number         Weighted-average
Range of exercise prices   at April 30, 2001            life             Weighted-average      exercisable at      exercise price
                                                                          exercise price       April 30, 2001
------------------------- -------------------- ----------------------- --------------------- ------------------- -------------------

$0.34                             155,750           .8 years                  $0.34                 155,750             $0.34
$1.50 - $6.00                     171,000          7.4 years                  $3.12                  73,334             $4.43
                                  -------                                                           -------
$0.34 - $6.00                     326,750          4.3 years                  $1.79                 229,084             $1.65
                                  =======                                                           =======

      The per share weighted-average fair value of stock options granted during 2001 and 2000 was $1.49 and $1.38, respectively, on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                            2001         2000
                                            ----         ----
Expected years until exercise                5            5
Risk-free interest rate                      5.75%        6.54%
Expected stock volatility                   66.6%        66.2%
Expected dividend yield                      0%           0%

     Because the Company applies APB Opinion No. 25 in accounting for its plans, no compensation expense has been recognized in connection with stock options issued to employees in the financial statements. Had the Company recorded compensation expense based on the fair value method under FAS No. 123, the Company's net loss and loss per share would have been approximately $256,000 or $.10 per share in 2001 and approximately $1,388,000 or $.58 per share in 2000.

      In February 2000, the Company sold 198,413 shares of common stock through a private placement in exchange for total proceeds of $500,000.

      In March 2001, the Company sold 56,667 shares of common stock at market price to certain officers for notes receivable totaling $85,000. As of April 30, 2001, notes receivable from officers amounting to $19,000 were outstanding and accordingly, such amount has been reflected as a reduction to stockholders' equity at April 30, 2001.

      In connection with financing the acquisition of DCI in February 2000, the Company issued $500,000 face amount of convertible subordinated debt and a warrant that allows the holder to purchase up to an aggregate of 45,635 shares of common stock exercisable at a per share price of $3.30 through February 2010. The Company has reserved 212,302 additional shares of common stock for future issuance pursuant to the convertible subordinated debt and the outstanding warrant.

8.    INCOME TAXES

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at April 30, 2001 and 2000 are as follows (in thousands):

                                                                          2001                     2000
                                                                          ----                     ----
Deferred tax assets:
   Current:
      Net operating loss carry forward                                  $  820                  $   508
      Alternative minimum tax and research and development
         credit carry forward                                              163                      122
      Warranty accrual                                                      21                       58
      Other accrued expenses                                               161                      313
      Other                                                                179                       27
                                                                           ---                       --
                                                                         1,344                    1,028
Non-current:
      Basis differences in acquired assets                                 142                      118
      Asset impairment and amortization of intangibles                     332                      410
                                                                           ---                      ---
Total deferred tax assets                                                1,818                    1,556
Deferred tax liabilities:
   Non-current:
      Basis differences in acquired assets                               (438)                    (325)
                                                                         -----                    -----
Total deferred tax liabilities                                           (438)                    (325)
                                                                         -----                    -----
Net deferred tax  asset                                                  1,380                    1,231
Valuation allowance                                                    (1,380)                  (1,231)
                                                                       -------                  -------
                                                                       $  ---                   $  ---
                                                                       =======                  =======

      The income tax expense for the years ended April 30, 2001 and 2000 is as follows (in thousands):


                                                            2001          2000
                                                            ----          ----
Current                                                    $ 117         $ ---
Deferred                                                     ---           ---
                                                          ------         -----
Total                                                      $ 117         $ ---
                                                          ======         =====


      The income tax expense (benefit) differs from amounts computed at the statutory federal income tax rate as follows (in thousands):


                                                            2001          2000
                                                            ----          ----
Benefit at statutory rate                                 $ (33)        $(449)
State income tax, net of federal income tax effect           (7)          (66)
Noncreditable foreign income taxes, net of federal          (46)           ---
and state   benefit
Permanent differences, principally goodwill and
other nondeductible expenses                                (63)           ---
Valuation allowance                                          149           359
Effect of IRS examination                                    ---           156
Foreign tax provision                                        117           ---
                                                             ---          ----
                                                            $117        $  ---
                                                            ====        ======

    The increase in the valuation allowance is primarily due to the generation of additional net operating loss carryforwards during 2001 for which no tax benefit has been recognized due to the uncertainty of utilization. At April 30, 2001, the Company has available net operating loss carryforwards of approximately $2.1 million which will begin to expire in fiscal year 2020.

9.    FINANCIAL INSTRUMENTS

      The carrying value of the Company's financial instruments, including cash, accounts receivable, accounts payable, notes payable and long-term debt, as reported in the accompanying consolidated balance sheets, approximates fair value.

      The Company periodically enters into foreign exchange forward contracts to hedge the value of contract costs due international vendors that are denominated in a foreign currency. The hedges used by the Company are directly related to firm commitments and are not used for trading or speculative purposes. The Company had no significant forward exchange contracts during the years ended April 30, 2001 and April 30, 2000.

10.   SEGMENT INFORMATION

      The Company operates two business segments. Its navaids unit designs, manufactures and installs ground-based radio navigation and landing systems (navaids) and airfield lighting. Its EMS unit manufactures custom liquid crystal display devices, panel instrument and heat seal equipment. In addition, it provides contract electronic manufacturing services.

      The Company evaluates performance based upon operating income(loss). Administrative functions such as executive, finance, human resources and quality control are centralized and allocated between the operating segments. The operating segments do not share manufacturing or distribution services, but the electronic component manufacturing unit does perform certain contract manufacturing services for the navaids unit. These services are valued at a price which approximates market value and all intercompany transactions have been eliminated.

      The costs of operating the manufacturing plants are accounted for discreetly within each segment, as are the Company's property and equipment, inventory and accounts receivable.

      Summary financial information for the two reportable segments is as follows (in thousands):


                                                      Year ended April 30, 2001

                                                                        Electronic
                                                                       Manufacturing
                                                        Navaids          Services           Intersegment        Total
                                                        -------          --------           ------------        -----
Sales                                                  $15,078           $ 7,183           $  (545)           $21,716
Interest expense                                           769               254              --                1,023
Depreciation and amortization expense
                                                           432               297              --                  729
Operating income (loss)                                    660               267                (1)               926
Segment assets                                          12,110             9,010               (70)            21,050
Expenditures for long-lived
   assets                                                  142               180              --                  322


                                                      Year ended April 30, 2000

                                                                        Electronic
                                                                       Manufacturing
                                                        Navaids          Services           Intersegment        Total
                                                        -------          --------           ------------        -----
Sales                                                   $13,483         $  1,792         $   (147)         $   15,128
Interest expense                                            287               90             ---                  377
Depreciation and amortization expense
                                                            310              103             ---                  413
Operating income (loss)                                 (1,163)              228              (17)               (952)
Segment assets                                           16,344            8,254           (2,790)             21,808
Expenditures for long-lived                                 377              112             ---                  489

      As discussed in Note 3, the Company has agreed to sell substantially all of the assets and operations of its navaids unit. The closing of the transaction, which is subject to approval by the Company's stockholders, is expected to occur during the second quarter of fiscal 2002.

      The Company had sales to two customers in 2001 and one customer in 2000 which accounted for 23% and 15% of total sales, respectively.

      The Company's export sales primarily relate to its navaids unit. The Company's export sales to foreign customers by primary geographic region and in total are set forth below (in thousands):


                                                2001          2000
                                                ----          ----
Asia                                        $  5,135      $  3,880
Africa and the Middle East                       415         1,611
South America                                    833         1,134
North America                                  3,031         1,938
Europe                                         1,096         2,182
Australia                                   --------      --------
                                                 104           216
                                                 ---           ---
                                            $ 10,614      $ 10,961
                                            ========      ========

11.   EMPLOYEE BENEFIT PLAN

     The Company has a defined contribution employee benefit plan which covers substantially all full-time employees who have attained age 21 and completed six months of service. Qualified employees are entitled to make voluntary contributions to the plan of up to 15% of their annual compensation subject to Internal Revenue Code maximum limitations. The Company contributes 50% of each employee's contribution up to a maximum of 6% of the employee's annual compensation. Participants in the plan may direct 50% of the Company's contribution into mutual funds and money market funds, with the remaining 50% of the Company contribution invested in common stock of the Company. Additionally, the Company may make discretionary contributions to the plan. For the years ended April 30, 2001 and 2000, Company contributions to the plans amounted to approximately $92,000 and $71,000, respectively.

12.   CONTINGENCY

The Company is a defendant in litigation brought by a customer of the Company that filed a petition alleging unjust enrichment by the Company as a result of the customer's default for non-payment under terms of a contract entered into in 1994. The plaintiff seeks damages of approximately $140,000 plus interest since 1994. The trial court has granted the Company summary judgment on all claims brought by the plaintiff, and the plaintiff has filed a notice of its intention to appeal that decision. The Company believes it has meritorious defenses and is continuing to vigorously defend this claim. Presently, counsel for the Company is unable to estimate the range of possible loss, if any, which could result from this claim. Accordingly, no provision for any liability has been made in the accompanying consolidated financial statements.

                       Airport Systems International, Inc.
                         UNAUDITED FINANCIAL STATEMENTS


     The  following   unaudited   financial   statements   of  Airport   Systems
International, Inc. ("ASII") are derived from the consolidated financial statements of the Company and reflect the operating results and net assets of ASII. These financial statements should be read in conjunction with the consolidated financial statements of Elecsys Corporation, related notes and other financial information included in this Proxy Statement.

     The unaudited financial statements presented include the statement of net assets as of April 30, 2001 and 2000 and the related statements of operations and cash flows for the years then ended.




                             Airport Systems International, Inc.
                                   Statements of Net Assets
                                        (In thousands)
                                          Unaudited


                                                                               April 30,
                                                                        2001                2000
                                                                        ----                ----
ASSETS:
   Current assets:
      Accounts receivable, less allowances of $42 in 2001
      and $47 in 2000                                                $ 4,805            $  4,716

      Inventories                                                      5,402               6,237
      Other current assets                                                43                 125
                                                                ------------          ----------
   Total current assets                                               10,250              11,078

   Property and equipment, at cost (Note 2):
      Land                                                               224                 224
      Building and improvements                                        1,279               1,279
      Equipment                                                        2,222               2,068
                                                                ------------          ----------
                                                                       3,725               3,571
      Accumulated depreciation and amortization                      (2,155)             (1,964)
                                                                ------------          ----------
                                                                       1,570               1,607
                                                                ------------          ----------
Total assets                                                        $ 11,820            $ 12,685
                                                                ============          ==========





                             Airport Systems International, Inc.
                                   Statements of Net Assets
                                        (In thousands)
                                          Unaudited

                                                                                April 30,
                                                                      2001                2000
                                                                      ----                ----
LIABILITIES AND NET ASSETS
   Current liabilities:
      Accounts payable                                           $   1,189             $ 1,438
      Accrued expenses                                               1,364               1,293
     Customer deposits                                                 217               1,083
      Current portion of long-term debt (Note 2)                        26                  20
                                                                ----------           ---------
   Total current liabilities                                         2,796               3,834
   Long-term debt, less current portion (Note 2)                $    1,115               1,144
                                                                                        ------
   Total liabilities                                                 3,911               4,978
                                                                ----------           ---------
Net Assets                                                         $ 7,909             $ 7,707
                                                               ===========           =========

     See accompanying notes.



                             Airport Systems International, Inc.
                                   Statements of Operations
                                        (In thousands)
                                          Unaudited


                                                                  Year Ended April 30,
                                                                2001                2000
                                                                ----                ----
Sales                                                      $  15,078           $  13,483
Cost of products sold                                         10,921               9,967
                                                          ----------           ---------
Gross margin                                                   4,157               3,516
Selling, general and administrative expenses                   3,415               3,848
Research and development expenses                                 82                 831
                                                          ----------           ---------


Operating income (loss)                                          660             (1,163)
Other income (expense):
  Interest expense                                             (769)               (287)
  Other income, net                                             ---                    3
                                                          ----------           ---------
Loss before income taxes                                       (109)             (1,447)
Income tax expense                                              117                  ---
                                                          ----------           ---------
Net income (loss)                                         $    (226)           $ (1,447)
                                                          ==========           =========
     See accompanying notes.


                             Airport Systems International, Inc.
                                   Statements of Cash Flows
                                        (In thousands)
                                          Unaudited


                                                              Year ended April 30,
                                                               2001          2000
                                                               ----          ----
Operating Activities:
Net income (loss)                                           $ (226)     $ (1,447)
Adjustments to reconcile net income (loss) to net
cash provided by used in operating activities:
   Depreciation and amortization                                191           268
   Changes in operating assets and liabilities
      Accounts receivable, net                                 (89)         1,252
      Inventories                                               835       (2,290)
      Other current assets                                       82          (92)
      Accounts payable                                        (249)           353
      Accrued expenses and customer deposits                  (795)           654
                                                          ---------       -------
Net cash used in operating activities                         (251)       (1,302)
Investing Activities:
Purchases of property and equipment                           (154)         (339)
                                                          ---------     ---------
Net cash used in investing activities                         (154)         (339)



                                                                          Year Ended April 30,
                                                                          2001              2000
                                                                          ----              ----
Financing Activities:
Principal payments on long-term debt                                   $  (27)           $  (29)
Financing transfers (to) from parent                                     (432)             1,670
                                                                         ----              -----
Net cash provided by financing activities                                 405              1,641
                                                                         ----              -----
Cash and cash equivalents at beginning of year                             ---               ---
                                                                         ----              -----
Cash and cash equivalents at end of year                              $    ---           $   ---
                                                                      ========           =======

Supplemental Disclosures of Cash Flow Information:
Cash paid during the year for:
Interest                                                               $   567            $  162
                                                                       =======            ======
Income taxes                                                           $   117          $ ------
                                                                       =======          ========

See accompanying notes.

                       Airport Systems International, Inc.
                          Notes to Financial Statements
                                   (Unaudited)



1.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been derived from the accounts of Airport Systems International, Inc. (ASII), a wholly-owned subsidiary of Elecsys Corporation (the "Company"). ASII designs, manufactures and installs ground-based radio navigation and landing systems (navaids) and airfield lighting.

     On June 18, 2001, the Company entered into a sales agreement for the sale of substantially all of the assets and the transfer of certain liabilities of its ASII subsidiary to ASI Newco, Inc. The accompanying statement of net assets reflects the assets to be sold and liabilities to be transferred, as contemplated in the agreement.

     Pursuant to the asset sale agreement, the assets and liabilities that will be retained by the Company and excluded from the sales agreement include cash accounts, inter-company balances with the Company, certain deposits and prepaid expenses, short term notes payable, and certain accrued expenses.

     The statement of operations generally represents the amounts reported in the financial statements of ASII, as adjusted for the following items:

     - Elimination of salaries and fringe benefits of executive officers who will remain with the Company subsequent to closing;

     - Elimination of general and administrative expenses not directly related to the conduct of ASII business; and

     - Interest expense included in the accompanying statement of operations is based on the long term debt that will be assumed by the buyer plus an allocation of interest on short term working capital lines of credit. Such allocation is based on a ratio of net assets to be sold to the consolidated net assets of the Company.

Use of Estimates

     The preparation of ASII's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Concentration of Credit Risk

     Financial instruments which potentially subject ASII to concentrations of credit risk consist primarily of trade receivables and derivative financial instruments which were not material in 2001 and 2000. ASII grants credit to customers who meet ASII's pre-established credit requirements. ASII generally requires foreign customers to issue letters of credit, which secure payment of their accounts receivable balances. Credit losses are provided for in ASII's consolidated financial statements and have been within management's expectations.

Revenue Recognition

     ASII generates revenues pursuant to contracts with its customers, most of which are less than one year in duration. Revenue on these contracts is principally recognized using the percentage of completion, units of delivery method.

Inventories

     Inventories are stated at the lower of last in, first out (LIFO) cost, or market. At April 30, 2001 and 2000, cost of these LIFO inventories exceeded current cost by approximately $634,000 and $685,000.

     Inventories  are  summarized  by  major   classification   as  follows  (in
thousands):

                                                                 April 30,
                                                             2001         2000
                                                             ----         ----

Raw materials                                             $ 3,170      $ 3,231
Work-in-process                                             1,821        1,220
Finished goods                                                411        1,786
                                                          -------      -------
                                                          $ 5,402      $ 6,237
                                                          =======      =======



Property and Equipment

     Depreciation is computed using the straight-line method over the following estimated useful lives:

     Description                       Years
     -----------                       -----

     Building and improvements            30

     Equipment                           5-8

Income Taxes

     ASII accounts for income taxes using the liability method. ASII incurred foreign income taxes of $117,000 during 2001 resulting from the completion of a contract in a foreign country. No other income tax related amounts have been reflected on ASII's consolidated financial statements pursuant to the asset sale agreement.

Advertising Costs

     ASII expenses advertising costs as incurred. Advertising expense charged to operations amounted to $10,000 and $11,000 for the years ended April 30, 2001 and 2000, respectively.

Letters of Credit

     ASII has outstanding secured and unsecured letters of credit totaling $1,932,000 and $2,146,000 at April 30, 2001 and 2000, respectively.

2.      LONG-TERM DEBT

     Long-term debt as of April 30, 2001 and 2000 consisted of the following (in thousands):

                                                                               April 30,
                                                                        2001            2000
                                                                        ----            ----

Note payable,  interest adjustable May 2001 and 2006 at the
prior five year Treasury  Index average plus 2.5% (7.25% at
April 30,  2001),  due in monthly  installments  of $9,486,
including interest,  through June 2011 with a final payment
of  approximately  $788,000  due on that date.  The note is
secured  by  a  first   mortgage  on  real   property   and
improvements  with a net book  value of  $997,000  at April
30, 2001.                                                            $ 1,141         $ 1,164


Less current portion                                                      26              20
                                                                     =======         =======
                                                                     $ 1,115         $ 1,144
                                                                     =======         =======

The aggregate amount of principal to be paid on the long-term debt during each of the next five years ending April 30 is as follows (in thousands):

                            Year
                            ----

                            2002                          $26
                            2003                           28

                            2004                           30
                            2005                           32
                            2006                           35


3.      OPERATING LEASES

     ASII leases certain operating facilities and equipment under long-term noncancellable operating leases. Rent expense under all operating leases was $66,000 and $82,000 for the years ended April 30, 2001 and 2000, respectively. The above leases are not included in the asset sale agreement. Future minimum lease payments on these leases which will be retained by ASII are as follows:

                            Year
                            ----

                            2002                          $63
                            2003                           35
                            2004                            2

4.      FINANCIAL INSTRUMENTS

     The carrying value of ASII's financial instruments, including cash, accounts receivable, accounts payable, and long-term debt, as reported in the accompanying statements of net assets, approximates fair value.

5.      SEGMENT INFORMATION

     ASII operates in one segment, and designs, manufactures and installs ground-based radio navigation and landing systems (navaids) and airfield lighting.

     ASII had sales to two customers in 2001 and one customer in 2000 which accounted for 23% and 15% of total sales, respectively.

     ASII's export sales to foreign customers by primary geographic region and in total are set forth below (In thousands):

                                                           2001            2000
                                                           ----            ----
Asia                                                    $ 5,135         $ 3,880
Africa and the Middle East                                  415           1,611
South America                                               833           1,134
North America                                             3,031           1,938

Europe                                                    1,096           2,182
Australia                                                   104             216
                                                      ---------       ---------
                                                      $  10,614       $  10,961
                                                      =========       =========

6.      EMPLOYEE BENEFIT PLAN

     ASII utilizes a defined contribution employee benefit plan which covers substantially all full-time employees who have attained age 21 and completed six months of service. Qualified employees are entitled to make voluntary contributions to the plan of up to 15% of their annual compensation subject to Internal Revenue Code maximum limitations. ASII contributes 50% of each employee's contribution up to a maximum of 6% of the employee's pay. Participants in the plan may direct 50% of ASII's contribution into mutual funds and money market funds, with the remaining 50% of ASII's contribution invested in common stock of Elecsys. Additionally, ASII may make discretionary contributions to the plan. For the years ended April 30, 2001 and 2000, ASII contributions to the plan amounted to approximately $50,000 and $65,000, respectively.

7.      CONTINGENCY

     In fiscal 2000, a customer of ASII filed a petition alleging unjust enrichment by ASII as a result of the customer's default for non-payment under terms of a contract entered into in 1994. The plaintiff seeks damages of approximately $140,000 plus interest since 1994. The trial court has granted ASII summary judgment on all claims brought by the plaintiff, and the plaintiff has filed a notice of its intention to appeal that decision. ASII believes it has meritorious defenses and is continuing to vigorously defend this claim. Presently, counsel for ASII is unable to estimate the range of possible loss, if any, which could result from this claim. Accordingly, no provision for any liability has been made in the accompanying financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND BALANCE SHEET

     The following Unaudited Pro Forma Consolidated Financial Information is based on the historical financial data of the Company as adjusted to give effect to the sale of certain assets and transfer of certain liabilities of the navaids business (Transaction) as detailed in the Asset Purchase Agreement. The Unaudited Pro Forma Condensed Consolidated Statements of Operations give effect to the Transaction as if it had taken place at the beginning of the earliest period presented. The Unaudited Pro Forma Condensed Consolidated Balance Sheet at April 30, 2001 treats the Transaction as if it had taken place on that date.

     The Company condensed purchased the stock of DCI on February 7, 2000. As a result, the Unaudited Pro Forma Consolidated Statement of Operations for the year-ended April 30, 2000 reflects the operating results of DCI for the period from February 7, 2000 to April 30, 2000.

     The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what our results of operations or financial condition would actually have been had the Transaction in fact occurred on such date, nor do they purport to project our results of operations or financial condition for any future period or date. The information set forth below should be read together with the other information contained in the Company's 2000 Form 10-KSB and the July 31, 2000 and October 31, 2000 and January 31, 2001 Forms 10-QSB.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS
Year Ended April 30, 2000
(all amounts in thousands, except per share data)


                                      -----------------------------------------------------------
Description                            Historical      ASII     Adjustments  Notes    Proforma
                                      -----------------------------------------------------------

Sales                                 $  15,128   $ (13,483)      $ 147    (1)       $   1,792

Cost of products sold
                                         10,793      (9,967)        110    (1)             936
                                      ------------------------------------          -------------
Gross margin                              4,335      (3,516)         37                    856

Selling, general and administrative
expenses                                  4,456      (3,848)        189    (2)             797
Research and development expenses           831        (831)          -                    -
                                      -------------------------------------         -------------

Operating income (loss)                   (952)        1,163      (152)                     59
Other income (expense)
  Interest expense                        (377)          -          305    (3)            (72)
  Other income, net                           9          -            -                      9
                                      -------------------------------------         -------------
Income (loss) before income taxes       (1,320)        1,163        153                    (4)


Income tax provision (benefit)                -            -          -    (4)             -
                                      ---------------------------------------       -------------

Net income (loss)                     $ (1,320)     $  1,163      $ 153              $     (4)
                                      =======================================        ============

Basic and diluted loss per share      $  (0.57)                                      $    (--)
                                      =========                                      ============

Basic and diluted weighted average
shares outstanding                        2,311                                          2,311




UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF
OPERATIONS

Year Ended April 30, 2001
(in thousands, except per share data)


                                       ---------------------------------------------------------
Description                             Historical      ASII     Adjustments  Notes   Proforma
                                       ---------------------------------------------------------

Sales                                     $  21,716   $ (15,078)  $  545       (1)      $ 7,183

Cost of goods sold                           14,951     (10,921)     409       (1)        4,439
                                       ---------------------------------------       -----------
Gross margin                                  6,765      (4,157)     136                  2,744

Selling, general and administrative
expenses                                      5,757      (3,415)     452        (2)        2,794
Research and development                         82         (82)      -                       -
                                       ---------------------------------------       -----------
Operating income (loss)
                                                926        (660)   (316)                    (50)
Other income (expense)
  Interest expense                          (1,023)            -   (790)        (3)        (233)
  Interest income                                 1            -      -                        1
                                       ---------------------------------------       -----------


Loss before income taxes                       (96)        (660)     474                   (282)

Income tax provision (benefit)                  117        (117)      -         (4)        -
                                       ---------------------------------------       -----------
Net loss                                  $   (213)     $  (543)  $  474              $    (282)
                                       =======================================       ===========

Basic and diluted loss per share          $  (0.08)                                    $  (0.11)
                                          =========                                     ========
Basic and diluted weighted average
shares outstanding                            2,588                                        2,588


              Notes to Pro Forma Condensed Consolidated Statements of Operations

(1) Adjustment to record Intercompany sales by DCI to ASII, which were previously eliminated in consolidation.

(2) This adjustment to selling, general and administrative expenses reflects certain general and administrative expenses allocated to ASII but not directly related to the operational activities of ASII.

(3)  Interest expense was adjusted to reflect the following:

                                                             Year Ended April 30
                                             -----------------------------------------------
       Description                                       2001                    2000
       -----------                                       ----                    ----

       Elimination of interest expense on
          ASII mortgage debt                    $        (93)           $        (93)
       Elimination of Export Import Bank
          Of the United States fees                      (91)                    (64)
       Elimination of interest expense on
          line of credit and note payable to            (606)                   (148)
          bank
                                                ---------------         -------------
       Total                                    $       (790)           $       (305)
                                                ===============         =============



     Interest expense on remaining debt consisted of the following:


                                                          Interest Expense
                                           ------------------------------------------------

                                                              Year-ended April 30
                                                      -------------------------------------
       Debt Instrument                                      2001              2000(a)
       ---------------                                      ----              ----
       Industrial Revenue
          Bond                                           $   105              $   37
       Subordinated debt                                     128                  35
                                                          -------              -----
       Total                                               $ 233                $ 72
                                                           ======               ====


     (a) Represents interest for the period from February 7, 2000, through April 30, 2000.

(4) No income tax provision or benefit was recorded due to net operating loss carry forwards available to the Company. The income tax provision shown in the historical financial information for the year ended April 30, 2001 reflects the payment of foreign tax obligations related to a contract completed by ASII and was therefore eliminated for purpose of the pro forma presentation.


UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
At April 30, 2001
(in thousands)



                                             --------------------------------------------------------
                                             Historical     ASII     Adjust-ments Notes   Proforma
                                             --------------------------------------------------------
Assets
Current assets:
  Cash and cash equivalents                       $   26      $    -    $  2,463   (1)      $  2,489
  Accounts receivable, net                         5,828     (4,805)           -               1,023
  Inventories, net                                 7.444     (5,402)           -               2,042
  Other current assets                               260        (43)           -                 217
                                             ------------------------------------        ------------
Total current assets                              13,558    (10,250)       2,463               5,771

Property and equipment, at cost                    6,677     (3,725)           -               2,952
Accumulated depreciation and amortization        (2,511)       2,155           -               (356)
                                             ------------------------------------        ------------
                                                   4,166     (1,570)           -               2,596

Restricted cash                                    1,153           -           -               1,153
Cost in excess of net assets acquired, net         2,014           -           -               2,014
Other assets                                         159           -           -                 159
                                             ------------------------------------        ------------
Total assets                                     $21,050   ($11,820)      $2,463             $11,693
                                             ====================================        ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                               $ 1,751   $ (1,189)       $   -             $   562
  Accrued expenses and
    customer deposits                              2,237     (1,581)       (150)   (1)           506
  Notes payable to bank                            5,241           -     (5,241)   (1)
  Current portion of long-term debt                1,755        (26)       (782)   (1)           947
                                             ------------------------------------        ------------
Total current liabilities                         10,984     (2,796)     (6,173)               2,015

Long-term debt, less current portion               3,856     (1,115)           -               2,741

Net assets sold                                        -     (7,909)       7,909                   -

Stockholders' equity                               6,210           -         727   (2)         6,937
                                             ------------------------------------        ------------
Total liabilities and stockholders' equity       $21,050    (11,820)    ($2,463)             $11,693
                                             ====================================        ============




              Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                  (All amounts in thousands)

(1)     Cash received from the sale is:

        Purchase Price (a)                         $7,700
        Adjustment to the Purchase Price (a)
              Final Closing Net Asset Value (b)    $7,182
              Target Net Asset Value                6,046
                                                   -------
                  Adjustment (a)      1,136         1,136
                                                   -------
        Cash proceeds                                8,836


        Uses of Cash Proceeds:
              Retire notes payable to bank                       (5,241)
              Retire term note payable to bank                     (470)
              Payment of sub-debt principle payments in arrears    (312)
              Payment of sub-debt interest in arrears              (150)
              Estimated transaction costs                          (200)
                                                                 -------
        Net cash received                                         $2,463
                                                                  ======

     (a)  As set out in the Asset Purchase Agreement

     (b) Net assets of ASII as of April 30, 2001 less adjustment of $727,000 to the net assets as agreed to in the Asset Purchase Agreement.


(2)  Represents the estimated after-tax gain from the sale as follows:

            Total proceeds                                 $8,836
            Net assets sold                               (7,909)
            Estimated transaction costs                     (200)
                                                          -------
            Estimated gain                                $   727
                                                          =======

                                                                       EXHIBIT A

==============================================================================






                           ASSET PURCHASE AGREEMENT


                          Dated as of June __, 2001


                                 By and among


                     AIRPORT SYSTEMS INTERNATIONAL, INC.,
                            a Kansas corporation,


                             ELECSYS CORPORATION,
                            a Kansas corporation,

                                     and

                               ASI Newco, Inc.
                            a Delaware corporation






==============================================================================

                           ASSET PURCHASE AGREEMENT


     ASSET PURCHASE AGREEMENT, dated as of June __, 2001 ("Agreement"), by and among Airport Systems International, Inc., a Kansas corporation ("Seller"), Elecsys Corporation, a Kansas Corporation and the direct parent of Seller ("Elecsys"), and ASI Newco, Inc., a Delaware corporation ("Buyer").


                                 WITNESSETH:

     WHEREAS, Seller is engaged in the business of designing, manufacturing, selling and installing ground-based radio navigation and landing systems and airfield lighting (the "Business");

     WHEREAS, Buyer desires to acquire substantially all of the assets and is willing to assume certain specified liabilities of the Business, and Seller is willing to convey and assign the same, in each case upon the terms and conditions hereinafter set forth; and

     WHEREAS, capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

     NOW   THEREFORE,   in   consideration   of  the  premises  and  the  mutual
representations, warranties, covenants and agreements contained herein below, the parties hereto hereby agree with legal and binding effect as follows:

                                   ARTICLE I

                         PURCHASE AND SALE OF ASSETS;
                          ASSUMPTION OF LIABILITIES

     Section 1.1 Acquired Assets. Seller hereby agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer hereby agrees to purchase, acquire and accept from Seller, all of the assets, properties, rights and contracts used in or relating to the Business wherever located, other than the Excluded Assets (collectively, the "Assets"), free and clear of all liens, claims, charges, pledges, security interests, restrictions or other encumbrances of any kind or nature (collectively, the "Liens") except those set forth in the relevant schedules to this Agreement or otherwise specifically assumed pursuant to this Agreement, including without limitation the following:

          1.1.1  Personal  Property.   All  machinery,   equipment,   computers,
     laboratory and test equipment and apparatus, furniture, fixtures, furnishings, tools, dies, vehicles, spare parts, office supplies and other tangible assets and properties used in the Business (collectively, the "Personal Property");

          1.1.2 Inventory. All materials, work in process and finished goods inventories, supplies and spare parts, used in the Business (collectively, the "Inventory");

          1.1.3 Receivables. All accounts and notes receivable, unbilled revenues and other billable items of cost arising from the sale of goods or materials and/or the rendering of services in connection with the operation of the Business, together with any unpaid interest accrued thereon from the respective obligors, and any security or collateral therefor, (collectively, the "Receivables");

          1.1.4 Certain Rights. All rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products or services purchased by Seller for the Business or affecting the Personal Property or the Inventory;

          1.1.5 Contracts. All rights of Seller under active contracts, subcontracts, agreements, equipment leases, proposals, bids, quotations, purchase orders and commitments, and sales orders and commitments of any kind, whether written or oral, including confidentiality, licensing, distribution, joint venture, teaming, partnership and limited liability company operating agreements (the "Contracts"), including, without limitation, the list of all active customer contracts for the sale of products or services set forth on Schedule 1.1.5;

          1.1.6 Real Estate. All real property (including fixtures) located at 11300 West 89th Street, Overland Park, Kansas, described in Schedule 1.1.6, including all buildings, structures and improvements on the Land, including without limitation, all mechanical systems, fixtures and equipment (including but not limited to compressors, engines, elevators and escalators), electrical systems, fixtures and equipment, heating, air conditioning and ventilation fixtures, systems and equipment and plumbing fixtures, systems and equipment (the "Improvements"), and all other rights, privileges and appurtenances owned by Seller and in any way directly related to the Land or the Improvements (the "Owned Property");

          1.1.7 Business Records. All business and financial records, ledgers, sales invoices, accounts and payroll records, files, books and documents including, but not limited to, manuals, data, sales and advertising materials, customer (including prospective customer) and supplier lists and reports, sales, distribution and purchase correspondence, personnel files and records, engineering drawings, notebooks and logbooks, and, with respect to the Owned Property, all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, landscape plans and other plans, diagrams or studies of any kind, if any, which relate to the Owned Property, and all original and duplicate copies thereof (but excluding certain business records relating solely to the Excluded Assets or the Excluded Liabilities) (collectively, the "Business Records");

          1.1.8 Computer Software. All right, title and interest of Seller in and to the computer programs (including computer modeling programs, design and operational software and computer source and object codes), computer data bases, and related documentation, developed, under development or used or useful for accounting, marketing, engineering, manufacturing or any other purpose in the Business;

          1.1.9 Patents and Technology. All right, title and interest of Seller in and to patents, patent applications and inventions and all right, title and interest of Seller in and to research and development, processes, trade secrets, know-how, formulae, chip designs, mask works, inventions, and manufacturing, engineering, quality control, testing, operational, logistical, maintenance and other technical information and technology used in, useful to or otherwise relating to the Business;

          1.1.10 Trademarks and Copyrights. All right, title, interest and goodwill of Seller in and to trademarks, trade names and service marks, and registrations and applications for such trademarks, trade names and service marks, including, without limitation, trademark registration number 1767955 (regarding the mark "Airport Systems International, Inc. and design", hereinafter the "Registered Trademark"), used by or relating to the Business and the products and services associated therewith and all right, title and interest of Seller in and to copyrights, and registrations and applications for copyrights;

          1.1.11 Permits. To the extent legally assignable, all permits, consents, approvals, certificates and authorizations issued by any governmental authority for the operations of the Business or otherwise relating to the Assets (collectively, the "Permits");

          1.1.12 Prepaid Charges. All deferred and prepaid charges, recoverable deposits, advances, expenses, sums and fees of Seller which relate to the Business and Assumed Liabilities;

          1.1.13 Claims. All claims, causes of action, rights of recovery and rights of offset asserted by Seller or which could be asserted by Seller (whether known or unknown) and relating to the Business, the Assets, or the Assumed Liabilities; and

          1.1.14 General. All other property, tangible or intangible, of every kind and description, used or held for use primarily in connection with the Business, whether or not reflected on the books and records of Seller or the Business, other than the Excluded Assets.

     Section 1.2 Excluded Assets. Notwithstanding anything to the contrary contained in Section 1.1 herein, Seller is under no obligation to sell, assign, transfer or convey (and does not hereby sell, assign, transfer or convey), and Buyer is under no obligation to accept or purchase (and does not hereby accept or purchase) any of the following assets, rights and properties of Seller (the "Excluded Assets"):

          1.2.1 Tax Refunds. Any refund of Taxes relating to the Business for periods ending on or prior to the Closing Date, except any refund of Taxes that are an Assumed Liability, if any;

          1.2.2 Certain Contracts. Any inactive, completed, closed or terminated contracts and orders and claims related thereto, and, at the option of Buyer on a case by case basis, any customer contract that is not listed on
     Schedule 1.1.5;

          1.2.3 Leaseholds. The leasehold with respect to the Bond Street Lease and any other lease with respect to real property or facilities used by the Business;

          1.2.4 Cash. Cash and cash equivalents in the Business as of the close of business on the Closing Date;

          1.2.5 Corporate Records. Seller's corporate charter, stock record books, corporate record books containing minutes of meetings of directors and stockholders and other such records as have to do with Seller's organization or stock capitalization;

          1.2.6 Benefit Plans. The assets and rights under the retirement, welfare or other employee benefit plans maintained by Seller;

          1.2.7 DCI Assets. The assets, properties, rights or contracts owned by DCI, Inc., a Kansas corporation and subsidiary of Elecsys, and not used exclusively in the Business; and

          1.2.8 Aircraft. A Beech Bonanza aircraft leased by Elecsys which has been used in the Business.

     Section 1.3 Assumed Liabilities. Buyer hereby agrees to assume, perform, pay and discharge the following Liabilities of Seller relating to or arising out of the operation, business and affairs of the Business or the Assets, in each case to the extent such Liabilities do not otherwise give rise to the breach of any representation or warranty of Seller or Elecsys contained in Article III of this Agreement (collectively, the "Assumed Liabilities"):

          1.3.1 Contracts; Leases. All Liabilities arising under the Contracts (other than those contracts excluded pursuant to Section 1.2.2), but not including any Liability for any breach thereof occurring on or prior to the Closing Date or any Liabilities arising under any letters of credit or stand-by letters of credit related to the Business;

          1.3.2 Employment. All Liabilities to be undertaken by Buyer under Sections 5.11 and 5.12 herein in respect of employment or retention after the Closing Date for those individuals who are actively employed by or otherwise working in the Business as common law employees as of the Closing Date and who accept employment with Buyer as of the Closing Date, or who are on vacation, other authorized leave, leave under the Family and Medical Leave Act, illness absence (but excluding those on short or long term disability), or military service leave of absence from the Business and who accept employment with Buyer upon such person returning from vacation or leave, (all such employees actively employed and working in the Business as of the Closing Date who accept Buyer's offer of employment, whether at Closing or otherwise, pursuant to Section 5.11 hereof, the "Hired Employees"); provided, however, in the case of Employees that are on vacation or leave on the Closing Date, Seller shall retain and discharge all Liabilities that accrue at any time prior to such Employee beginning active employment with Buyer following the Closing Date to the extent such Liabilities are not reflected in the Final Closing Net Asset Statement;

          1.3.3 Warranty Claims. Any and all claims relating to warranty obligations or services, with respect to any product or service sold or provided by the Business on or prior to the Closing Date, whether or not such claims were accrued, liquidated, contingent, or known or unknown to Seller or Elecsys at or prior to the Closing, provided that the reserve for product warranties shall be included on the Final Closing Net Asset Statement (the "Warranty Reserve");

          1.3.4 Trade Payables. All trade accounts payable relating to the Business as of the Closing Date that are listed on Schedule 1.3.4;

          1.3.5 Mortgage. Any and all obligations of Seller under that certain Mortgage and Security Agreement and Fixture Financing Statement, dated May 20, 1991, by and between Seller and Mutual Service Life Insurance Company, a Minnesota Corporation (the "Mortgage") and that certain Promissory Note, dated May 20, 1991, by and between Seller and Mutual Service Life Insurance Company (the "Promissory Note"), related to the Owned Property, except for any and all Losses under or in connection with either the Mortgage or the Promissory Note relating to or arising from (i) any fee, penalty, or additional cost due to a change in the current terms of either the Mortgage or the Promissory Note, including, without limitation, any pre-payment penalty, change in interest rate or exercise of any acceleration right, in connection with any action of Seller or Elecsys on or prior to the Closing Date, (ii) any modifications to the terms and conditions to the Mortgage or Promissory Note occurring prior to the Closing Date or as a consequence of the transactions contemplated by this Agreement, or (iii) the transactions contemplated by this Agreement;

          1.3.6 Accrued and Reserved Liabilities. All Liabilities fully accrued and reserved on the Final Closing Net Asset Statement as of the Closing Date as listed on Schedule 3.4.2; and

          1.3.7 Customer Down Payments. All customer down payments as of the Closing Date that are listed on Schedule 3.10.1(f).

     Section 1.4 Excluded Liabilities. Notwithstanding any provision hereof or any schedule or exhibit hereto and regardless of any disclosure to the Buyer, the Buyer shall not assume any Liabilities of Seller or Elecsys relating to or arising out of the operation of the Business or the ownership of the Assets prior to the Closing other than the Assumed Liabilities (the "Excluded Liabilities"). Without limiting the generality of the foregoing, the following liabilities and obligations will be deemed to be Excluded Liabilities:

          1.4.1 Infringement. Any and all Liabilities and obligations relating to the infringement or misappropriation of the intellectual property rights of other persons or entities by Seller or Elecsys on or prior to the Closing Date;

          1.4.2 Environmental Liabilities. Any and all Losses relating to the conduct of the Business or the acts or omissions of Seller or Elecsys on or prior to the Closing Date that are based upon, arise in connection with or relate to any Environmental Laws, including, without limitation, any such Losses that may be made or imposed by any Governmental Authority or any private party, or that are based upon, arise in connection with or relate to any Environmental Condition or the discharge of any substances into the air, ground or water (whether or not such substance is regarded as hazardous or toxic as of the Closing Date) or the presence of any substances from, on, at or in any parcels of real property used by the Business, Seller or Elecsys, or the Personal Property or Inventory at any time on or prior to the Closing Date;

          1.4.3 Litigation. Any and all Proceedings whether of a civil or criminal nature and whether known or unknown, arising out of any act or omission of Seller or Elecsys, or any of their respective employees, officers, affiliates or agents, or out of any event occurring at any time on or prior to the Closing Date;

          1.4.4 Employees. Any and all amounts and Liabilities claimed against Buyer, Seller or Elecsys by, or on behalf of, any Employee, consultant or temporary employee or former employee of Seller or Elecsys relating to, based upon, arising from or in connection with such person's employment with Seller or Elecsys or the termination of any such person's employment, employment or consulting contract or other arrangement with any Person other than Buyer: (a) before or as of the Closing Date, and (b) at any time, if such person does not accept an offer of employment from Buyer made pursuant to Section 5.11 hereof. In the case of Employees that are on vacation or leave on the Closing Date, all Liabilities that accrue at any time prior to such Employee beginning active employment with Buyer following the Closing Date to the extent such Liabilities are not reflected in the Final Closing Net Asset Statement. All Liabilities with respect to any Employees who are on short or long term disability as of the Closing Date;

          1.4.5 Taxes. Any and all Taxes arising out of the operation of the Business or relating to the Assets with respect to any period ending on or prior to the Closing Date, whether such period is recognized as a separate period by any Taxing Authority, or is a notional part of any such period;

          1.4.6 Leases. Any and all Liabilities arising under the Bond Street Lease or any other lease with respect to real property or facilities used by the Business;

          1.4.7 Benefit Plans. Subject to Section 1.3.2, any and all Liabilities under the retirement, welfare or other employee benefit plans related to the Business;

          1.4.8 Indebtedness. Any and all Liabilities of Seller or Elecsys, or any of its affiliates, under any second mortgage in favor of Bank of America, letter of credit or standby letter of credit or agreement or instrument of indebtedness other than the Mortgage and Promissory Note related to the Owned Property, provided that the Excluded Liabilities shall include any and all Losses under or in connection with either the Mortgage or the Promissory Note (i) relating to any fee, penalty, or additional cost due to a change in the current terms of either the Mortgage or the Promissory Note, including, without limitation, any pre-payment penalty, change in interest rate or exercise of any acceleration right, in connection with any action of Seller or Elecsys on or prior to the Closing Date, or (ii) relating to or arising from the transactions contemplated by this Agreement;

          1.4.9 Contracts. Any and all inactive, completed, closed or terminated contracts and orders and claims related thereto, subject to Subsection 1.3.3;

          1.4.10 Trade Payables. Any and all trade accounts payable other than those set forth on Schedule 1.3.4;

          1.4.11 Contract Defaults. Subject to Section 1.3.3 regarding Warranty Claims, any and all Liabilities, costs and expenses incurred by Buyer as a result of any breach of or default by Seller or Elecsys under any Contract to the extent such breach or default occurred on or prior to the Closing Date;

          1.4.12 Stock Plans; Agreements. Any and all obligations relating to any stock option plan, restricted plan, stock purchase plan or stock incentive plan of any kind entered into or maintained by Seller or Elecsys, with respect to the Business, with or for the benefit of any person, including employees, officers, directors and consultants of Seller or Elecsys, with respect to the Business; and

          1.4.13 Other Excluded Liabilities. Any and all other Liabilities not expressly assumed by Buyer pursuant to this Agreement.

                                   ARTICLE II

                     CLOSING; PURCHASE PRICE; ADJUSTMENT

     Section 2.1 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Crowell & Moring LLP, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004 at 10:00 a.m. local time on, the first business day after complete and final satisfaction or waiver of the conditions set forth in Articles VI and VII herein, or at such place, date and time as the parties may agree (the "Closing Date"). If such conditions have not been completely and finally satisfied, or have not been waived by the applicable party hereto, by 5:00 p.m. Eastern Daylight time on August 31, 2001, then this Agreement shall terminate in accordance with the provisions of Article IX and no party shall be obligated to close or consummate the transactions contemplated hereby.

     Section 2.2 Purchase Price; Closing Deliveries. In addition to the assignment and transfer of the Assets in accordance with Section 1.1 herein, and the assumption of the Assumed Liabilities in accordance with Section 1.3 herein, the parties further agree as follows:

          2.2.1 Purchase Price. As full payment for the Assets, Buyer shall assume the Assumed Liabilities and pay to Seller an amount in cash equal to Seven Million Seven Hundred Thousand Dollars ($7,700,000) (the "Purchase Price"). At Closing, Buyer shall pay: (i) to Seller the Purchase Price minus $400,000 (the "Escrowed Amount") in U.S. currency via wire transfer of immediately available funds to the account designated by Seller in writing to Buyer prior to the Closing Date, and (ii) to UMB Bank, N.A. (the "Escrow Agent"), the Escrowed Amount in U.S. currency via wire transfer of immediately available funds to the account designated by the Escrow Agent in writing to Buyer prior to the Closing Date. The Purchase Price shall be subject to adjustment after Closing pursuant to Section 2.4 hereof.

          2.2.2 Transfer of Title. As of 11:59 p.m. on the Closing Date, title to all of the Assets and risk of loss shall pass to Buyer, and Buyer shall assume and be responsible for all Assumed Liabilities. At the Closing, Seller shall deliver to Buyer an executed original of a Bill of Sale substantially in the form of Exhibit A attached hereto (the "Bill of Sale") and Buyer shall deliver to Seller an executed original of a Certificate of Assumption substantially in the form of Exhibit B attached hereto (the "Certificate of Assumption").

          2.2.3 Additional Agreements. At the Closing, Buyer, on the one hand, and Seller or Elecsys, as the case may be, on the other, shall enter into the following additional agreements and make the following additional deliveries:

               (a) a trademark assignment (the "Trademark Assignment") assigning to Buyer all of Seller's right, title and interest in the Registered Trademark;

               (b) (i) a warranty deed to the Owned Property appropriate in form for the conveyance of the fee simple interest in the Owned Property,
          (ii) a title commitment and a pro forma title policy for the Owned Property from a title company reasonably acceptable to Buyer (the "Title Company"), and (iii) such other documents as may be necessary to transfer the Owned Property (collectively the "Conveyance Documents");

               (c) an escrow agreement in form and substance satisfactory to the parties to hold the Escrowed Amount until distribution as set forth in such agreement (the "Escrow Agreement");

               (d) a  guaranty  substantially  in the form of Exhibit C attached
          hereto  executed  by  Elecsys   guarantying  the  performance  of  all
          obligations of Seller under this Agreement (the "Elecsys Guaranty");

               (e) a guaranty substantially in the form of Exhibit D attached hereto executed by Buyer's Parent guarantying the performance of all obligations of Buyer under this Agreement (the "Buyer's Parent Guaranty"); and

               (f) original copies of all unexpired letters of credit issued in favor of Seller (or Elecsys if related to the Business) together with all such Consents and instruments of transfer as shall be necessary to give Buyer the exclusive right and ability (without any further action on the part of Seller, Elecsys or the issuers thereof) to present and draw upon such letters of credit in accordance with the terms thereof.

          2.2.4 Other Deliveries. At the Closing, Seller and Buyer shall cause to be delivered the certificates and other documents respectively required to be delivered pursuant to Articles I, VI and VII herein, and such other certificates or instruments of title as one party may reasonably request of another to consummate the transactions contemplated by this Agreement.

     Section 2.3 Allocation of Purchase Price.

          2.3.1 Asset Acquisition Statement. Not later than fifteen (15) days prior to the Closing, Buyer shall propose to Seller a statement allocating the aggregate amount of the consideration received (within the meaning of Code Section 1060) among the Assets (the "Asset Acquisition Statement"). The Asset Acquisition Statement shall be prepared in accordance with Code
     Section 1060 and the regulations thereunder. Prior to Closing, the parties shall agree, in a manner mutually acceptable to the parties, to a final Asset Acquisition Statement, subject to revision only pursuant to Section
     2.4.5 hereof or by mutual agreement of the parties.

          2.3.2 Tax Returns. All Income Tax Returns and reports filed by Buyer and Seller, including Internal Revenue Service Form 8594, will be prepared consistently with the allocation set forth in the Asset Acquisition Statement, as revised and amended pursuant to Subsection 2.4.5 hereof.

     Section 2.4 Purchase Price Adjustment.

          2.4.1 April Net Asset Statement. Schedule 2.4.1 delivered hereunder sets forth (i) a statement of the Assets and Assumed Liabilities as of April 30, 2001 (the "April Net Asset Statement") which accurately reflects the Net Asset Value as of such date, and (ii) a reconciliation of the April Net Asset Statement to the April Balance Sheet delivered pursuant to
     Section 3.4.1(iii) hereof. The April Net Asset Statement has been prepared in accordance with GAAP applied consistent with past practice, except that
     (a) the line items for "LIFO Reserve" and "Overhead in Inventory" are not reflected, and (b) footnotes and year end adjustments have been omitted.

          2.4.2 Closing Net Asset Statement. Within fifteen (15) days after the Closing Date, Seller shall deliver to Buyer a statement of the Assets and Assumed Liabilities as of the close of business at 5:30 PM on the Closing Date (the "Closing Net Asset Statement") which reflects the Net Asset Value as of such date. The Closing Net Asset Statement shall present accurately the financial condition of the Assets and Assumed Liabilities as of the date thereof and shall be prepared in accordance with GAAP applied consistent with past practice and on a basis consistent with the April Net Asset Statement. Buyer and its representatives and accountants shall have the right to participate in and observe the process of the preparation of the Closing Net Asset Statement and shall have such access as Buyer may reasonably request to any books, records, work papers or other information that may be used or useful in preparing the Closing Net Asset Statement and the calculation of the Final Closing Net Asset Value (as defined below).

          2.4.3 Objections and Resolution. Within sixty (60) days after receipt of the Closing Net Asset Statement, Buyer shall either inform Seller in writing that the Closing Net Asset Statement is acceptable or object to the Closing Net Asset Statement in writing setting forth in reasonable detail a description of Buyer's objections. If Buyer fails to deliver written objection to Seller within such sixty-day period, or if Buyer informs Seller in writing that the closing Net Asset Statement is acceptable, the Closing Net Asset Statement delivered by Seller shall be deemed final (the "Final Closing Net Asset Statement") and the Net Asset Value as of the Closing Date reflected thereon shall be the "Final Closing Net Asset Value." If Buyer objects as provided above and if Seller does not agree with Buyer's objections (it being agreed that the failure of Seller to deliver written notice to Buyer of Seller's disagreement with Buyer's objection within fifteen (15) days of receipt of such objection shall be deemed acceptance by Seller) and such objections are not resolved on a mutually agreeable basis within fifteen (15) days after delivery of notice to Buyer of Seller's disagreement to Buyer's objection thereof, then a disagreement between Seller and Buyer regarding the same shall be deemed to exist (the "Disagreement"). If a Disagreement is deemed to exist, the Escrowed Amount shall be paid out or retained, in whole or in part, pursuant to the terms of the next succeeding sentence and the Escrow Agreement (which the parties hereto hereby covenant shall be consistent with the terms of this Subsection 2.4.3). On the next business day following the occurrence of the

     Disagreement, Buyer shall notify the Escrow Agent of the Net Asset Value that Buyer asserts should be the Final Closing Net Asset Value (the "Buyer's Asserted NAV") and, on the next succeeding business day, the Escrow Agent shall (a) if Buyer's Asserted NAV is $6,046,000 or greater, pay to Seller the Escrowed Amount, or (b) if Buyer's Asserted NAV is greater than $5,646,000 but less than $6,046,000, pay to Seller an amount equal to the Buyer's Asserted NAV less $5,646,000 and retain the balance, or (c) if Buyer's Asserted NAV is less than or equal to $5,646,000, retain the entire Escrowed Amount. After giving effect to the previous sentence, the amount that is retained in escrow shall be deemed to be the Escrowed Amount for purposes of Subsection 2.4.4 below. Once a Disagreement is deemed to exist, Buyer and Seller shall select an independent auditing firm, which firm shall not be the regular auditing firm of either Buyer or Seller, or, if Buyer and Seller cannot agree on the independent auditing firm to be retained, Buyer and Seller shall each submit the name of one independent auditing firm that is not the regular auditing firm of such party and the independent auditing firm shall be selected by lot from those two firms (by whichever method selected, the "Independent Accountants"). The Independent Accountants shall resolve the Disagreement within thirty
     (30) days after the mutual engagement of the Independent Accountants and their decision in resolving the Disagreement shall be final and binding upon, and their fees, costs and expenses shall be shared equally by, Seller and Buyer. Each party hereto shall bear the fees, costs and expenses of its own accountants. Upon resolution of any such Disagreement, the resulting Closing Net Asset Statement shall be deemed the Final Closing Net Asset Statement and the Net Asset Value as of the Closing Date reflected thereon shall be the Final Closing Net Asset Value.

          2.4.4 Final Adjustment. If the Final Closing Net Asset Value is greater than $6,046,000 (the "Target Net Asset Value"), Buyer shall pay to Seller the absolute difference between such two amounts, and the Escrow Agent shall pay to Seller the Escrowed Amount. If the Final Closing Net Asset Value is equal to the Target Net Asset Value, the Escrow Agent shall pay to Seller the Escrowed Amount. If the Final Closing Net Assert Value is less than the Target Net Asset Value and the difference is less than the Escrowed Amount, the absolute difference between the Target Net Asset Value and the Final Closing Net Asset Value shall be paid to Buyer by the Escrow Agent from the Escrowed Amount and the remaining Escrowed Amount shall be paid by the Escrow Agent to Seller. If the Target Net Asset Value exceeds the Final Closing Net Asset Value by $400,000 or more, the Escrow Agent shall pay to Buyer the Escrowed Amount and, in addition, Seller shall pay to Buyer the amount by which the difference between the Target Net Asset Value and the Final Closing Net Asset Value is in excess of such Escrowed Amount paid to Buyer. The Purchase Price as adjusted pursuant to this
     Section 2.4 is referred to herein as the "Final Purchase Price." Any payment pursuant to this Section 2.4.4 shall be made by Buyer, Seller or the Escrow Agent, as the case may be, within five (5) business days following the final determination of the Final Closing Net Asset Value in accordance with this Section 2.4 by bank wire transfer of immediately available funds to an account designated in writing by Buyer or Seller, as the case may be, at least one (1) day prior to such payment date.

          2.4.5 Adjustment to Asset Acquisition Statement. Once a Final Closing Net Asset Value is determined, the parties shall agree, in a manner mutually acceptable to the parties, to a final revised Asset Acquisition Statement.

          2.4.6 Fees of Escrow Agent. All fees and expenses of the Escrow Agent shall be paid by Seller and Buyer shall have no liability therefor.

     Section 2.5 Sales and Use Tax. Buyer and Seller shall cooperate in preparing, signing and filing use and sales Tax Returns relating to the purchase and sale of the Assets, and Seller shall pay and shall indemnify Buyer and hold Buyer harmless from any and all sales, transfer, documentary, stamp, recording and similar Taxes due with regard to such purchase and sale. Such Tax Returns shall be prepared in a manner consistent with the Asset Acquisition Statement, as revised and amended pursuant to Subsection 2.4.5 hereof.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF SELLER AND ELECSYS

     Seller and Elecsys hereby jointly and severally represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as set forth below.

     Section 3.1 Corporate Status and Authority of Seller. Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas and (b) has all requisite corporate power and authority to conduct the Business as presently conducted and to own, lease or operate the Assets, and (c) is duly qualified to do business in each jurisdiction in which the nature of the Business and its current customer contracts or the location of the Assets requires it to be so qualified, other than those jurisdictions in which the failure to be so qualified is not, individually, or in the aggregate, reasonably expected to have a Material Adverse Effect on the Business. Schedule
3.1 lists each jurisdiction in which Seller is qualified to transact business. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements required to be delivered under this Agreement, namely the Bill of Sale, the Certificate of Assumption (acknowledgement only), the Trademark Assignment, and the Conveyance Documents (collectively, the "Ancillary Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Seller of this Agreement and the Ancillary Agreements to which it is a party have been duly authorized by the Board of Directors of Seller and such Board authorization, along with the due authorization of Elecsys, constitutes all necessary corporate action on the part of Seller necessary to approve such execution, delivery and performance by Seller. This Agreement has been and the Ancillary Agreements to which it is a party will be duly executed and delivered by Seller and, once duly authorized by Elecsys, will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights or by general equitable principles.

     Section 3.2 Corporate Status and Authority of Elecsys. Elecsys is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Kansas. Elecsys has all requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now being conducted, and to execute and deliver this Agreement and the Elecsys Guaranty, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Elecsys of this Agreement and the Elecsys Guaranty have been duly authorized by the Board of

Directors of Elecsys and such Board authorization, along with the due authorization of Elecsys's shareholders with respect to this Agreement, which is expected to be sought within a reasonable amount of time following the execution of this Agreement, constitutes all necessary corporate action on the part of Elecsys necessary to approve such execution, delivery and performance by Elecsys. Each of this Agreement and the Elecsys Guaranty has been duly executed and delivered by Elecsys and, once this Agreement has been duly authorized by Elecsys's shareholders, will constitute the valid and binding obligations of Elecsys, enforceable against Elecsys in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights or by general equitable principles.

     Section 3.3 No Conflicts, etc.. Except as set forth in Schedule 3.3:

          3.3.1 Charter Documents. The execution, delivery and performance by Seller and Elecsys of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in (a) any conflict with or violation of the articles of incorporation or by-laws of Seller, or of the articles of incorporation or by-laws of Elecsys, (b) any breach or violation of or default under, or result in the creation or imposition of any Liens under, any statute, regulation, judgment, order or decree, or any mortgage, deed of trust, indenture, security agreement, pledge or any other similar instrument to which Seller or Elecsys is a party or by which either of them or their respective properties or assets are bound, or (c) any breach, violation or termination of or default under any Material Contract.

          3.3.2 Governmental Consents. Except as set forth on Schedule 3.3.2, no consent, approval or authorization of or filing with any Governmental Authority is required on the part of Seller or Elecsys in connection with the execution and delivery of this Agreement and the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

     Section 3.4 Financial Statements.

          3.4.1 Schedules. Schedule 3.4.1 sets forth (i) the audited consolidated financial statements of Elecsys as at and for the twelve-month periods ended April 30, 1999 and 2000, including a balance sheet and statements of income, retained earnings and cash flow, (ii) unaudited consolidated financial statements of Elecsys as at the end of and for each fiscal quarter ending after January 31, 2000 and prior to the Closing Date, including a balance sheet and statements of income, retained earnings and cash flow, and (iii) unaudited financial statements of Seller as at and for the twelve-month period ended April 30, 2001, including a balance sheet (the "April Balance Sheet") and statements of income, retained earnings and cash flow (the April Balance Sheet and such statements collectively, the "Financial Statements"). The Financial Statements present accurately the financial condition and the results of operations of Seller as of the dates and for the periods indicated therein, and were prepared in all material respects in accordance with GAAP applied consistent with past practice (subject, in the case of unaudited Financial Statements, to year end adjustments and the absence of notes).

          3.4.2 Reserves. Set forth on Schedule 3.4.2 is a correct and complete list of all accruals and reserves for product warranties and other liability reserves maintained by Seller as of the date hereof and as of the Closing Date.

          3.4.3 No Undisclosed Liabilities. Except as set forth on Schedule 3.4.3, the Business has no Liabilities or obligations of any nature, secured or unsecured (absolute, accrued, contingent or otherwise and whether due or to become due), (i) of a nature required to be reflected on a balance sheet of Seller prepared in accordance with GAAP which were not fully reflected or reserved in the Financial Statements except those incurred since April 30, 2001 in the ordinary course of business consistent with past practices, or (ii) to Seller's Knowledge, of any other kind or nature, whether or not required to be reflected on a balance sheet.

          3.4.4 Forecast. Schedule 3.4.4 sets forth the business plan and forecast for the Business for the fiscal year 2002. All projections contained in such business plan and forecast were, when made or adopted by Seller and Seller's management, made or adopted in good faith with a reasonable basis.

          3.4.5 Absence of Changes. Other than as set forth on Schedule 3.4.5 delivered hereunder, since January 31, 2001, Elecsys, with respect to the Business, and Seller, have conducted the operations of the Business and maintained the assets of the Business and performed, paid and discharged the Liabilities of the Business only in the ordinary course, consistent with past practices and no events or conditions have occurred or been discovered that are, individually or in the aggregate reasonably expected to have a Material Adverse Effect on the Business. In addition, except as set forth on Schedule 3.4.5, there has not been:

               (a) Any increase in the rate or terms of compensation payable by Seller to any of its officers or Employees, except increases occurring in the ordinary course of business in accordance with their customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

               (b) Any material increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any of the officers or Employees of Seller, except increases occurring in the ordinary course of business in accordance with their customary practices (which shall include normal periodic performance reviews and related compensation and benefit increases);

               (c) Any loan to, or guarantee or assumption of any loan or obligation by Seller on behalf of any officer or Employee of Seller except advances occurring in the ordinary course of business in accordance with customary practices;

               (d) Any entry into any agreement, commitment, or transaction (including without limitation any borrowing, capital expenditure or capital financing or any acquisition of the securities or assets of any other entity) by Seller, except agreements, commitments or transactions contemplated by this Agreement or entered into in the ordinary course of business;

               (e) Any sale, lease, transfer or assignment of any of the assets of Seller, tangible or intangible, other than retirement or other disposition of assets or the sale of finished products and spare parts in the ordinary course of the operation of the Business;

               (f) Any acceleration, termination, cancellation or material modification (by any party including Seller and Elecsys) of any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the ordinary course of business to which either Seller or Elecsys, with respect to the Business, is or was a party or by which either of them is or was bound;

               (g) Any delay or postponement by Seller of the payment of accounts payable and other liabilities outside the ordinary course of business;

               (h) Any cancellation, compromise, waiver or release by Seller of any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the ordinary course of business; or

               (i) Any change by Seller in its accounting methods, practices or principles not otherwise required by any changes in GAAP.

     Section 3.5 Real Property.

          3.5.1 Identification and Title. Seller acknowledges that it owns the Owned Property in fee simple subject to no easements, covenants, restrictions or encumbrances whatsoever except for the Permitted Exceptions and agrees that it will convey the Owned Property to Buyer at Closing in fee simple subject only to the Permitted Exceptions.

          3.5.2 Condition. To Seller's Knowledge, the Owned Property and all buildings and fixtures appurtenant thereto are in good operating condition and repair as is consistent with the uses with which Seller presently employs them, subject to maintenance, repairs or replacements conducted or required in the ordinary course of the operation of the Owned Property that would not individually or in the aggregate have a Material Adverse Effect on the Business.

          3.5.3 Adequacy. The Owned Property is adequate to enable Seller to conduct the Business for one year following the Closing as contemplated by the business plan and forecast set forth in Schedule 3.4.4.

          3.5.4 Related Agreements. Seller has not entered into any contract, arrangement or understanding with respect to the future ownership, acquisition, development, use, occupancy, sublease, lease or operation of the Owned Property.

          3.5.5 No Condemnation. To Seller's Knowledge, there is no pending condemnation or similar proceeding affecting the Owned Property or any portion thereof. Seller has not received any written notice, and has no actual knowledge, that any such proceeding is contemplated.

          3.5.6 Zoning. To Seller's Knowledge, the current ownership, operation, use and occupancy of the Owned Property does not violate any zoning, building, health, flood control, fire or other Law, ordinance, order or regulation or any restrictive covenant. To Seller's Knowledge, there are no violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement, affecting any portion of the Owned Property, and Seller has received no written notice of any such violation from any Governmental Authority.

          3.5.7 Compliance. The Improvements located on the Owned Property (including without limitation all mechanical, electric, water, air conditioning and heating systems and appliances included therein) (i) are being occupied, maintained and operated in compliance with all applicable Laws, regulations, insurance requirements, contracts, leases, permits, licenses, ordinances, restrictions, building set back lines, zoning regulations, covenants, reservations and easements, and Seller has not received any notice, written or verbal, claiming any violation of any of the same or requesting or requiring the performance of any repairs, alterations or other work in order to so comply, and (ii) all required certificates of occupancy have been duly issued and remain outstanding and in effect with regard to the Owned Property.

          3.5.8 No Mechanics Liens. No work has been performed or is in progress by Seller at and no materials have been furnished to the Owned Property or any portion thereof, which might give rise to mechanic's, materialman's or other liens against the Owned Property or any portion thereof.

          3.5.9 Utility Service. There is sufficient utility service available to the Owned Property (including without limitation, gas, electricity, water, sewer capacity and telephone service) for the operations presently being conducted thereon.

          3.5.10 No Adverse Parties. There are no adverse parties in possession of the Owned Property or of any part thereof and no parties are in possession thereof except Seller and no party has been granted any license, lease, or other right relating to the use or possession of the Owned Property.

          3.5.11 Not a Foreign Party. Seller is not a foreign person selling property as described in the Foreign Investment in Real Property Tax Act.

          3.5.12 Subdivision Compliance. To Seller's Knowledge, Seller has complied with all subdivision or lot split requirements necessary for Seller's conveyance of the Owned Property to Buyer.

          3.5.13 Insurance. The Owned Property is currently covered by fire and extended coverage insurance for the full replacement value of the Owned Property.

          3.5.14 Taxes and Other Items. All ad valorem taxes, occupancy taxes, sales taxes, use taxes and all other Taxes, excises and assessments, and all of the bills, costs, expenses and other liabilities whatsoever attributable to the Owned Property accrued or assessed to the date hereof have been paid in full, or if not yet due and payable, then all unpaid amounts accrued or assessed shall be paid as of the Closing Date, unless otherwise indicated on Schedule 3.5.14;

     and in the case of any such taxes, excises and other assessments, all returns for periods through the date hereof have been or will be filed before the same become delinquent.

     Section 3.6 Personal Property.

          3.6.1 Identification and Location. All Personal Property owned or leased by Seller that (i) in the case of any such owned property, has a net book value as of April 30, 2001 of $500 or more or, if less, is material to the operations of the Business, or (ii) in the case of any lease of Personal Property, requires aggregate annual lease payments in excess of $15,000, are listed on Schedule 3.6.1 and such schedule indicates whether the Personal Property listed thereon is owned or leased by Seller. Schedule
     3.6.1 also sets forth the locations where the Personal Property is situated including the nature of the Personal Property at each such location. True and complete copies of each lease related to Personal Property listed on
     Schedule 3.6.1 has been or, prior to Closing will be, made available and delivered to Buyer.

          3.6.2 Title. Except as set forth on Schedule 3.6.2, Seller now has, and on the Closing Date will have, good and valid title to the Personal Property owned by it and a good and valid leasehold interest in all Personal Property leased by it, in each case free and clear of all Liens except for Permitted Liens.

          3.6.3 Condition. To Seller's Knowledge, all Personal Property owned or leased by Seller (i) is in good operating condition and repair, ordinary wear and tear excepted (except for such items of Personal Property listed on Schedule 3.6.3 which have been fully depreciated and have no book value and as to which Seller represents and warrants that if any such item or items failed to function, such failure or failures to function would not individually or in the aggregate have a Material Adverse Effect on the Business), (ii) is suitable for the purposes for which it is presently being used and (iii) is sufficient to conduct the Business immediately after the Closing in the manner in which it has been conducted prior to Closing. Each item of Personal Property owned or used by Seller immediately prior to the Closing will be owned or available for use by Buyer immediately subsequent to Closing.

     Section 3.7 Accounts Receivable. Schedule 3.7 sets forth a complete and accurate list of the billed and unbilled Receivables. The billed and unbilled Receivables reflected on the April Balance Sheet are, and the billed and unbilled Receivables reflected on the Final Closing Net Asset Statement will be, bona fide receivables, accounted for in accordance with GAAP and were or will be collectible from customers in the ordinary course of business, subject to any reserves for uncollectibility or doubtful accounts reflected on the April Balance Sheet or the Final Closing Net Asset Statement, as the case may be. All such billed and unbilled Receivables constitute amounts due with respect to actual transactions in the ordinary course of the operation of the Business and are free of rights of set-off and collectible from customers within 120 days of the Closing Date, taking into account the amounts reflected in the doubtful accounts reserve.

     Section 3.8 Inventory. Schedule 3.8 sets forth a complete and accurate list of the Inventory as of the date hereof and as of the Closing Date. All Inventory reflected on the April Balance Sheet is, and all Inventory to be transferred to Buyer at the Closing and reflected on the Final Closing Net Asset Value Statement will be, of good and merchantable quality, saleable (in the case of Inventory held for sale) or currently usable (in the case of other Inventory) in the ordinary course of business, without mark-downs, subject to any reserves for non-conforming goods and obsolescence.

     Section 3.9 Intellectual Property.

          3.9.1 Patents and Know-How. Schedule 3.9.1 sets forth a complete and accurate list of each patent and patent application, and each license or licensing agreement, for each of the patents, patent applications, inventions, formulas, confidential proprietary technical information, designs, schematics, drawings, plans, data compilations, manuals, instructions, trade-secrets, rights to know-how, processes, computer programs or use of technology, held or employed by Seller (such patents, patent applications, licenses or licensing agreements listed thereon hereinafter termed the "Patents and Licenses"). Except as set forth on
     Schedule 3.9.1, Seller owns (or, in the cases of the Licenses, is a party to the relevant agreements) free and clear of any Liens, all right, title and interest in the Patents and Licenses with all rights to make, use, and sell the property embodied in or described in the Patents and Licenses. All the Licenses set forth in Schedule 3.9.1 are valid, binding and enforceable in accordance with their terms. To Seller's Knowledge, the use by Seller of the Patents and Licenses does not conflict with, misappropriate, infringe upon or violate any patent, patent license, patent application, or any pending application relating thereto, or any trade secret, know-how, programs or processes of any other person or entity.

          3.9.2 Trademarks and Copyrights. Schedule 3.9.2 sets forth a complete and accurate list of each trademark, trade name, trademark and trade name registration or application, and copyright registration and application for copyright registration, and each license or licensing agreement, for each trademark and copyright held or employed by Seller (such trademarks, copyrights, applications, and licenses or licensing agreements hereinafter termed the "Trademarks and Licenses"). Except as set forth on Schedule 3.9.2, Seller owns, (or, in the case of the Licenses, is a party to the relevant agreements) free and clear of any Liens, all right, title and interest in the Trademarks and Licenses with the rights to use and sell the property embodied in or described in the Trademarks and Licenses and, in the case of the Registered Trademark, all rights to use the property embodied therein. All the licenses set forth in Schedule 3.9.2 are valid, binding and enforceable in accordance with their terms. To Seller's Knowledge, the use by Seller of the Trademarks and Licenses does not conflict with, infringe upon or violate any trademark, trade name, trademark or trade name registration or application, copyright, copyright registration or application, service mark, brand mark or brand name or any pending application relating thereto, of any other person or entity.

          3.9.3 Computer Software. Schedule 3.9.3 sets forth a list of all computer software programs, computer data bases and related documentation and materials which are used by Seller or are incorporated in any products sold or leased by Seller to customers, other than any computer software programs, computer data bases and related documentation and materials subject to "shrink wrap" licenses (such computer software programs, data bases and related documentation and materials hereinafter the "Computer Software"). Except as set forth on Schedule 3.9.3, Seller owns free and clear of any Liens, all right, title and interest in the Computer Software, or has a valid license to use the Computer Software. To Seller's Knowledge, the use by Seller of the Computer Software does not conflict with, misappropriate or infringe upon the rights or ownership interests of any other person.

          3.9.4 General. No claims have been made or threatened against the Seller or Elecsys that challenge or seek to deny the use of the property embodied in or described in the Patents and Licenses and the Trademarks and Licenses or other intellectual property used by Seller in connection with the Business, including without limitation, any information, designs, schematics, drawings, plans, data compilations, manuals, instructions, trade-secrets, rights to know-how, processes, computer programs or technology (such property, collectively, the "Intellectual Property"), by Seller or alleges that Seller is, or Elecsys was, with respect to the Business, selling products or providing services in violation of any patents, trademarks, or rights of another person. Neither Elecsys nor any affiliate of Elecsys nor any other party except as disclosed on Schedule
     3.9.4 has any right to, make, use or sell any of the Intellectual Property. The operation of the Business does not infringe upon the intellectual property rights of third parties. The Intellectual Property is sufficient to conduct the Business immediately after the Closing in the manner in which it has been conducted prior to the Closing.

     Section 3.10 Material Contracts.

          3.10.1 Schedules. Schedule 3.10.1 lists all written agreements, contracts and commitments of the types described below to which Seller or Elecsys in connection with the Business is a party and which have not expired or been fully performed in accordance with their terms (collectively, the "Material Contracts"):

               (a) Any employment, severance, agency, consulting, distribution or sales representative (whether domestic or international) agreement;

               (b) Any indemnity agreement, letter of credit, surety bond, performance bond or other credit support instrument issued or caused to be issued for the account of Seller;

               (c) Any mortgage, loan or trust indenture, loan or credit agreement, security agreement and other agreements and instruments relating to the borrowing of money;

               (d) Any agreement containing non-disclosure restrictions on Seller or any covenant limiting the freedom of Seller in respect to the Business or any persons employed in the Business to engage in any line of business or compete with any Person or in any geographic area;

               (e) Any agreement for the (i) pending sale or lease of any of the Assets, or (ii) pending purchase or lease by Seller of any Assets of the type used in the Business;

               (f) Any agreement permitting a third party to offset payments which it owes to Seller against payments owing by Seller to such third party;

               (g) Any agreement relating to capital expenditures by Seller and involving future payments which, together with future payments under all other agreements relating to the same capital project, exceed $25,000;

               (h)  Any   Intellectual   Property  license  to  receive  or  pay
          royalties;

               (i) Any partnership, joint venture or limited liability company agreement or any other arrangement involving the sharing of profits, liabilities or risks; or

               (j) Any other agreements, contracts and commitments that constitute part of the Assets having a term of one (1) year or more which are not of a type referred to in paragraphs (a) through (i) above that require payments or provide for the receipt by Seller of more than $75,000, other than standing purchase orders or basic ordering arrangements for materials and supplies to be used in the ordinary course of business.

          3.10.2 Full Force and Effect; No Defaults. All of the Material Contracts are in full force and effect and are legal, valid, binding and enforceable against Seller in accordance with their respective terms and, to the Knowledge of Seller, the other parties thereto, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles. Except as set forth in Schedule 3.10.2, (i) there are no defaults or threatened defaults by Seller under any Material Contract or, to Seller's Knowledge, by any other party under any Material Contract, and (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not require the consent of any other party under any Material Contract.

          3.10.3 Review by Buyer. Seller has made available to Buyer prior to the date hereof complete and correct copies of all Material Contracts (and related contract files or customer correspondence).

     Section 3.11 Government Contract Matters.

          3.11.1 Government Contract Compliance. Except as set forth in Schedule 3.11.1, with respect to each and every contract, agreement or subcontract with or on behalf of the United States Government or any agency, department or division thereof to which Seller is a party or to which Elecsys is or was a party in connection with the Business (a "Government Contract") or bid or proposal which, if accepted, would result in a Government Contract (a "Government Bid"): (i) Seller or Elecsys, as the case may be, has complied with all material terms and conditions of such Government Contract or Government Bid; (ii) Seller or Elecsys, as the case may be, has complied with all requirements of all material laws, regulations, standards or agreements pertaining to such Government Contract or Government Bid, including without limitation, to the extent applicable, the Cost Accounting Standards and the Truth in Negotiations Act; (iii) all representations and certifications executed, acknowledged or set forth in or pertaining to such Government Contract or Government Bid were complete and correct as of their effective date and Seller or Elecsys, as the case may be, has complied in all material respects with all such representations and certifications;
     (iv)  neither  the  United  States  Government  nor any  prime  contractor, subcontractor or other person has notified Seller or Elecsys, as the case may be, either in writing or, to Seller's Knowledge, orally, that Seller or Elecsys, as the case may be, has breached or violated any statute, regulation, certification, representation, clause, provision or requirement pertaining to such Government Contract or Government Bid; (v) no termination for convenience, termination for default, cure notice or show cause notice is currently in effect pertaining to such Government Contract or Government Bid; (vi) no material cost incurred by Seller or Elecsys, as the case may be, pertaining to a Government Contract or Government Bid has been formally questioned or challenged, is the subject of any investigation or has been disallowed by the United States Government; (vii) no money due to Seller or Elecsys, as the case may be, pertaining to such Government Contract or

     Government Bid has been withheld or set off nor has any claim been made to withhold or set off money and Seller or Elecsys, as the case may be, is entitled to all progress payments received with respect thereto; and (viii) each Government Contract to which Seller or Elecsys in connection with the Business is a party is valid and subsisting.

          3.11.2 Government Investigations. Except as set forth in Schedule 3.11.2, since January 1, 1998 (i) neither Seller, Elecsys nor, to Seller's Knowledge, any of the directors, officers or employees of Seller or Elecsys are or have been under administrative, civil or criminal investigation, indictment or writ of information by any United States Government entity or any audit or investigation by any United States Government entity, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid; and (ii) during the last seven years, Seller and Elecsys have not conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid. Except as set forth in Schedule 3.11.2, to the Knowledge of Seller, there exists no irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid that has led to any of the consequences set forth in clause (i) or (ii) of the immediately preceding sentence or any other damage, penalty assessment, recoupment of payment or disallowance of cost.

          3.11.3 Absence of Claims. Except as set forth in Schedule 3.11.3, with respect to Seller or Elecsys, to Seller's Knowledge, there exist (i) no outstanding material claims against Seller or Elecsys, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract; and (ii) no material disputes between Seller or Elecsys and the United States Government under the Contract Disputes Act or any other federal statute or otherwise, or between Seller or Elecsys and any prime contractor, subcontractor or vendor arising under or relating to any Government Contract. To the Seller's Knowledge, except as set forth in
     Schedule 3.11.3, neither Seller nor Elecsys has any interest in any pending or potential claim against the United States Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid. Schedule 3.11.3 lists each Government Contract which, to Seller's Knowledge, is currently under audit (other than routine audits conducted in the ordinary course of business) by the United States Government or any other person that is a party to such Government Contract.

          3.11.4  Eligibility;  Systems  Compliance.  Except  as  set  forth  in
     Schedule 3.11.4, since January 1, 1998, neither Seller nor Elecsys or any of their respective directors, officers, or employees have ever been debarred or suspended from participation in the award of contracts with the United States Department of Defense or any other United States Government entity or have been denied award of a Government Contract on the basis of a determination of nonresponsibility or ineligibility. To Seller's Knowledge, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of Seller or Elecsys with respect to any prior, subsisting or future Government Contract or Government Bid. To Seller's Knowledge no payment has been made by Seller or Elecsys, or by any Person on behalf of Seller or Elecsys, in connection with any Government Contract in violation of applicable procurement laws or regulations. Except as set forth in Schedule 3.11.4, the cost accounting, materials management and procurement systems of Seller or Elecsys, and the associated entries reflected in the Financial Statements, with respect to the Government Contracts and the Government Bids are in compliance in all material respects with all applicable laws and regulations.

          3.11.5 Test and Inspection Results. Except as set forth in Schedule 3.11.5, to the Knowledge of Seller, all test and inspection results provided by Seller or Elecsys to the United States Government pursuant to any Government Contract or to any other Person pursuant to a Government Contract or as a part of the delivery to the United States Government or to any other Person pursuant to a Government Contract of any article, spare part, apparatus or any intangible (including software and databases) which were designed, developed, engineered or manufactured by Seller, Elecsys or any subcontractors of Seller or Elecsys, were complete and correct in all material respects as of the date so provided. Except as set forth in
     Schedule 3.11.5, Seller and Elecsys have provided all test and inspection results to the United States Government or to any other Person pursuant to a Government Contract as required by applicable law and the terms of the applicable Government Contract.

          3.11.6 Government Furnished Equipment. Schedule 3.11.6 identifies by description or inventory number and contract all equipment and fixtures loaned, bailed or otherwise furnished to or held by Seller or Elecsys (or by subcontractors on behalf of Seller or Elecsys) by or on behalf of the United States as of the date stated therein (said equipment and fixtures are herein referred to as the "GFE"). Seller or Elecsys, as the case may be, has certified to the United States Government in a timely manner that all GFE is in good working order, reasonable wear and tear excepted, and otherwise meets the requirements of the applicable contract. There are no outstanding loss, damage or destruction reports that have been or should have been submitted to the United States Government in respect of any GFE. To the Knowledge of Seller, in respect of the GFE, Schedule 3.11.6 is accurate and complete as of the date hereof, and if dated as of the Closing Date would contain only those additions and omit only those deletions of equipment and fixtures that have occurred in the ordinary course of business. The GFE is in the possession of ASI or Seller, or a subcontractor of Seller or Elecsys, and is located at the place identified in the list of GFE referred to in Schedule 3.11.6.

          3.11.7 Not Subject to CAS. Except as set forth on Schedule 3.11.7, (i) all Government Contracts are firm fixed price contracts that have been awarded competitively or awarded pursuant to an option awarded at the time such original contract was awarded, (ii) neither Seller nor Elecsys are subject to the Cost Accounting Standards, (iii) no contract entered into by either Seller or Elecsys is or has ever been subject to the Cost Accounting Standards, (iv) neither Seller nor Elecsys currently have any forward price rate agreements, and (v) no Government Contracts are covered by forward price rate agreements.

     Section 3.12 Litigation and Investigation.

          3.12.1 General. Except as set forth in Schedule 3.12.1 delivered hereunder:

               (a) Neither Seller nor Elecsys is subject to any unsatisfied monetary judgment, order or decree that would affect Buyer's ability to conduct the Business immediately after Closing as Seller presently conducts it;

               (b) Neither Seller nor Elecsys has been served as a party in, or received notice of, or to Seller's Knowledge been threatened with, any Proceeding, whether civil or criminal, relating to the Business, the Assets or the Assumed Liabilities; and

               (c) Neither Seller nor Elecsys has received any written opinion or memorandum or other written legal advice from legal counsel to the effect that Seller is exposed, from a legal standpoint, to any liability or disadvantage which may have a Material Adverse Effect on the Business.

          3.12.2 This Transaction. There are no Proceedings pending, in effect, or, to Seller's Knowledge, threatened, which are related to the transactions contemplated by this Agreement or the Ancillary Agreements or any action taken or to be taken by Seller or Elecsys pursuant to or in connection with this Agreement.

     Section 3.13 Taxes.

          3.13.1 Tax Returns. All Tax Returns required to be filed on or before the Closing Date by Seller, Elecsys or any of their affiliates with respect to the Assets or the Business with any Taxing Authority have been or will be filed in accordance with all applicable laws, are in all material respects true, complete and correct, and all Taxes that were shown to be due on such Tax Returns have been or will be paid (either directly by Seller or indirectly through applicable tax sharing arrangements) prior to their due dates; provided, however, that the representations and warranties set forth in this Section 3.13 are made only to the extent that Taxes (i) are or may become liens on the Assets or (ii) for which Buyer is or may be liable in the capacity of transferee of the Assets. Neither Seller nor Elecsys is currently the beneficiary of any extension of time within which to file any Tax Return. Except as set forth on Schedule 3.13.1, no claim has ever been made by a Taxing Authority in a jurisdiction where Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Except as set forth on Schedule 3.13.1, no claim has ever been made by a Taxing Authority in a jurisdiction where Elecsys does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          3.13.2 Allocations. Seller is not a party to any Tax allocation or sharing agreement with respect to the Business.

          3.13.3 Non-deductible Payments. Seller with respect to the Business or the Assets has not made any payments, is not obligated to make any payments and is not a party to any agreement that could obligate it to make any future payments that will not be fully deductible because of the limitations of Sections 162(m) or 280G of the Code (for this purpose, without regard to Section 280G(b)(4)).

          3.13.4 Tax Liens. Except as set forth on Schedule 3.13.4, none of the Assets and none of the assets or properties of the Business (i) is subject to any Lien arising in connection with any failure or alleged failure to pay any Tax, (ii) secures any debt the interest on which is tax-exempt under Section 103(a) of the Code, (iii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code, (iv) is "tax exempt bond financed property" within the meaning of Section 168(g)(5) of the Code, (v) is "limited use property" within the meaning of Revenue Procedure 76-30,
     (vi) will be treated as owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code, (vii) is imported property covered by an Executive order described in Code section 168(g)(6) or (viii) is tangible property that is used predominantly outside the United States. The transactions contemplated by this Agreement are not subject to tax withholding pursuant to the provisions of Section 3406 or Subchapter A of Chapter 3 of the Code or any other provision of applicable law. Seller is not a corporation other than a United States corporation within the meaning of the Code.

          3.13.5 Independent Contractors. No person should have been treated as an employee for Tax purposes who (i) has been treated as an independent contractor for Tax purposes, (ii) has provided services with respect to the Business, and (iii) is likely to continue to provide services to the Business at any time during the twelve-month period following the Closing Date.

     Section 3.14 Employees; Compensation; Labor.

          3.14.1 Employees and Compensation. Schedule 3.14.1 delivered hereunder sets forth a complete and accurate list as of the date hereof of all individuals who are employed by or otherwise working in the Business including any person on leave (specifying any on either short or long term disability), and Seller shall update such list prior to Closing and such updated list shall be deemed the final and complete list of all such employees (the "Employees"). Schedule 3.14.1 correctly lists each Employee's present rate of compensation, date of hire, date of birth, job title and whether such Employee is classified as an exempt or non-exempt employee all as of the date of such Schedule. Seller has delivered or made available to Buyer prior to the date of this Agreement complete and correct copies of all written employment agreements covering any Employee.

          3.14.2 Certain Labor Matters. Except as set forth on Schedule 3.14.2 delivered hereunder:

               (a) No Employee has formally indicated his or her intention to cancel or otherwise terminate his or her relationship with the Business or his or her relationship with Buyer after Closing;

               (b) There are no unions representing the interests of any of the Employees and to the Knowledge of Seller, there are no such Employees seeking or attempting to organize other union representation;

               (c) There are no other agreements between Seller and any labor organizations representing any of the Employees;

               (d) There are neither pending nor, to the Knowledge of Seller, threatened any strikes, work stoppages, work disruptions or employment disruptions by any of the Employees;

               (e) There are neither pending nor, to the Knowledge of Seller, threatened any Proceedings between Seller and any of the Employees;

               (f) With respect to the Business and the Employees, during the past three (3) years each of Seller and Elecsys (i) has complied in all respects with all Laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar Taxes, (ii) is not liable for any arrearages of wages or any Taxes or penalties for failure to comply with any of the foregoing, (iii) has not committed any material unfair labor practices, and (iv) has complied in all material respects with all applicable provisions of the Occupational Safety and Health Act of 1970 and regulations promulgated pursuant thereto, except in each case as would not have a Material Adverse Effect on the Business; and

               (g) To the Knowledge of Seller, none of the Employees, within the three (3) year period prior to the date hereof, has filed any complaint relating to the Business or employment of such Employee with any governmental or regulatory authority or brought any action in law or in equity with respect thereto.

     3.14.3 Employee Benefit Plans; ERISA. Schedule 3.14.3 delivered hereunder accurately lists each employee benefit plan or arrangement maintained or contributed to by Seller or Elecsys which covers the Employees (each such Plan is hereinafter referred to as a "Plan"), that (i) is either an "employee pension benefit plan" or "employee welfare benefit plan" as such terms are defined in
Section 3 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA") (each Plan that is an employee pension benefit plan may hereinafter be referred to as a "Retirement Plan"), or (ii) provides for any employment-related benefit, including, but not limited to, health, medical, disability, life insurance or other welfare or fringe benefits, retainer, consulting, severance benefits, supplemental unemployment benefits, holiday, or vacation benefits, education benefits, benefits in the event of a sale, merger or other change in the control, management or the ownership of the Business, deferred compensation benefits, bonuses, stock options, stock purchase, stock appreciations rights and other forms of stock-based or cash compensation. Except as set forth on Schedule
3.14.3 and with respect to the Business:

          (a) Neither Seller nor Elecsys has ever contributed to a multi-employer plan, as defined in Section 3(37) of ERISA, or other collectively bargained employee benefit plan, which could result in any liability to Buyer as a result of this transaction;

          (b) Neither Seller, Elecsys, nor, to the Knowledge of Seller, any other disqualified person or party in interest as defined in Section 4975(c)(2) of the Code and Section 3(14) of ERISA, respectively, has engaged in any transaction in connection with any Plan that reasonably could be expected to result in the imposition of a penalty pursuant to
     Section 502(1) of ERISA, damages pursuant to Section 409 of ERISA or a tax under Section 4975(e) of the Code which, individually or in the aggregate, reasonably could be expected to have a Material Adverse Effect upon the Business;

          (c) All contributions to the Retirement Plans have been timely made and no Retirement Plan has an "accumulated funding deficiency" within the meaning of Section 412 of the Code and Section 302 of ERISA, whether or not waived;

          (d) No Retirement Plan subject to Title IV of ERISA has incurred any material liability under such title other than for the payment of premiums to the Pension Benefit Guaranty Corporation ("PBGC"), all of which have been paid when due;

          (e) No Retirement Plan has been terminated; nor have there been any "reportable events" (as that term is defined in Section 4043 of ERISA and the regulations thereunder) which would present a risk that a Retirement Plan would be terminated and that such termination would have a Material Adverse Effect on the Business;

          (f) Each Retirement Plan which is intended to qualify under Section 401 of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service that such Retirement Plan is qualified under Section 401(a) of the Code, and the trusts maintained pursuant thereto are exempt from federal income taxation under Section 501 of the Code. No event has occurred with respect to any such Retirement Plan which could cause the loss of such qualification or exemption or which could subject any such Retirement Plan to tax under Section 511 of the Code;

          (g) With respect to each employee benefit plan or arrangement listed on Schedule 3.14.3, Seller has made available to Buyer the most recent copy (where applicable) of (a) true, correct and complete copies of the plan document, (b) the summary plan description, (c) the most recent determination letter, (d) Form 5500; (e) actuarial valuation report, (f) all insurance policies purchased by or to provide benefits under any Plan, and (g) all contracts with third party administrators, actuaries, investment managers, consultants and other independent contractors;

          (h) Schedule 3.14.3(h) contains a list of all retirees of Seller and their dependents and beneficiaries that are receiving or are eligible for post-retirement medical benefits. Except as set forth on Schedule 3.14.3(h), Seller has no obligation to continue medical or other benefits after an Employee or former employee separates from service with Seller, unless required to continue coverage pursuant to Part 6 of Title I of ERISA or Section 4980B of the Code;

          (i) Each Plan that is a "group health plan" (as defined in Section 607(1) of ERISA and Section 5000(b)(1) of the Code) is in compliance with the requirements of Parts 6 and 7 of Title I of ERISA and of Section 4980B of the Code, except where non-compliance reasonably could not be expected to have a Material Adverse Effect on the Business;

          (j) Neither Seller, Elecsys, nor, to Seller's Knowledge, any other "fiduciary" (as that term is defined in Section 3(21) of ERISA) of any Plan subject to ERISA has any liability for any breach of fiduciary duties under ERISA which reasonably could be expected to have a Material Adverse Effect on the Business; and

          (k) All Plans are in full compliance with the relevant provisions of ERISA and the Code, the regulations and published authorities thereunder, and all other laws applicable with respect to all such Plans. Seller and Elecsys have performed all of their obligations under all Plans. There is no Proceeding pending or threatened against any Plan or arising out of any Plan, and no fact exists which could give rise to any such Proceeding.

     Section 3.15 Compliance with Law.

          3.15.1 General. To Seller's Knowledge, Seller and Elecsys are not in violation of any applicable Laws, rules or regulations relating to the Business, the Assets or the Assumed Liabilities except for such violations, if any, which would not have, in the aggregate, a Material Adverse Effect on the Business.

          3.15.2 Permits.

               (a) Schedule 3.15.2(a) accurately lists all of the Permits. Seller holds all Permits that are necessary to conduct the Business as presently conducted and to operate the Assets as they are presently operated, except as would not have a Material Adverse Effect on the Business. No suspension, cancellation or termination of any Permit is pending or, to Seller's Knowledge, threatened.

               (b) Schedule 3.15.2(b) sets forth a complete list of all products sold by Seller. Except as noted on Schedule 3.15.2(b), all products produced or sold in connection with the Business that require certification, approval or authorization by the Federal Aviation Administration or the Federal Communications Commission for sale in the United States have been so certified, approved or authorized and all such certifications, approvals and authorizations are freely transferable by Seller without the consent of the FAA or the FCC. No such certification, approval or authorization has been withdrawn, conditioned, limited, cancelled or rescinded and neither the FAA nor the FCC has threatened to withdraw, condition, limit, cancel or rescind any such certification, approval or authorization.

          3.15.3 Export Control. Seller has (a) all licenses for any pending export transactions, (b) all licenses and clearances for the disclosure of information to foreign persons, and (c) all registrations with United States governmental entities with authority to implement applicable export control Laws that are appropriate or required to permit it to conduct the Business as presently conducted by Seller and Elecsys and to operate the Assets as they are presently operated. To Seller's Knowledge, Seller is in compliance with all applicable export control Laws.

          3.15.4 FCPA. Neither Seller nor Elecsys nor, to the Knowledge of Seller, any agent of Seller or Elecsys is in violation of the Foreign Corrupt Practices Act, as amended, 15 U.S.C. ss.ss. 76m, 78dd-1, 78dd-2 and 78ff (the "FCPA"). There has never been a claim or charge under the FCPA made against Seller or Elecsys and there has never been an investigation of Seller or Elecsys by any Governmental Agency with respect to matters arising under the FCPA.

          3.15.5 Environmental Conditions and Compliance.

               (a) The information set forth on Schedule 3.15.5(a) constitutes all information Known to Seller as to the Environmental Conditions on, under or at the Owned Property, except those Environmental Conditions that have been cured or remedied in all material respects, or would not be reasonably expected in the aggregate to have a Material Adverse Effect on the Business. Each document delivered pursuant to this Subsection 3.15.5(a) or identified on

          Schedule 3.15.5(a) discloses in reasonable detail all material information Known to Seller regarding such Environmental Conditions.

               (b) Except as set forth on Schedule 3.15.5(b), Seller is in compliance with all applicable Environmental Laws. Except as set forth on Schedule 3.15.5(b), no notices by any Governmental Authority of any violation or alleged violation of, non-compliance or alleged non-compliance with or any liability under, any Environmental Law relating to the operations or properties of the Business have been received by Seller or Elecsys, except for violations or alleged violations, non-compliance or alleged non-compliance with, or any liability under Environmental Laws which would not be reasonably expected in the aggregate to have a Material Adverse Effect on the Business.

               (c)  Except  as set  forth on  Schedule  3.15.5(c),  there are no claims against Seller or Elecsys or any of their respective officers or employees arising out of or related to any Environmental Conditions nor Proceedings pending or, to Seller's Knowledge, threatened, relating to compliance with or liability under any Environmental Law affecting the Business, the Owned Property, except for claims or proceedings that would not be reasonably expected in the aggregate to have a Material Adverse Effect on the Business.

               (d) Except as set forth on Schedule 3.15.5(d), none of the Owned Property structures or fixtures appurtenant thereto, or any of the Personal Property, has or contains to the Knowledge of the Seller (i) any underground tanks or storage facilities for Hazardous Materials as defined by any Environmental Law, (ii) any polychlorinated biphenyls ("PCB") or PCB-contaminated electrical equipment except electric light ballasts, or (iii) any friable structural asbestos or asbestos containing material.

               (e) Except as set forth on Schedule 3.15.5(e), to Seller's Knowledge, neither Seller nor Elecsys has disposed of or caused the disposal of any Hazardous Materials generated, produced, or used by the Business to any site or location appearing on the National Priorities List (40 C.F.R. Part 300), the Comprehensive Environmental Response Compensation and Liability Information System ("CERCLIS") or any analogous state list, promulgated by the U.S. Environmental Protection Agency or any state agency or department.

     Section 3.16 Bank Accounts and Powers. Schedule 3.16 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which Seller has an account or safe deposit box that holds any Assets that are being transferred to Buyer as part of the Business and the names and identification of all persons authorized to draw thereon or to have access thereto. Except as listed on Schedule 3.16, there is no power of attorney related to any Asset or Assumed Liability to which Seller or Elecsys is a party that will remain in effect following the Closing Date.

     Section 3.17 Security Clearances. There are no security clearances held by Seller, Elecsys or the Employees.

     Section 3.18 Insurance. Schedule 3.18 contains a correct and complete list of all policies of insurance maintained by Seller or Elecsys with respect to the Business, including workers' compensation policies. All such policies are in full force and effect on the date hereof and all premiums, assessments and other charges required thereunder have been paid when due. No insurance company or other person has mandated in an agreement binding on Seller or Elecsys a requirement of continued insurance coverage that has not been complied with. Also included on Schedule 3.18 is a list of all claims in excess of $10,000 currently pending under any of the policies set forth on Schedule 3.18. Neither Seller nor Elecsys has received any notification of cancellation of any of such insurance policies nor has any claim outstanding which could be expected to cause a material increase in the insurance rates. To Seller's Knowledge, no facts or circumstances exist that would relieve any insurer under any such policies of their obligations to satisfy in full any claim of Seller or Elecsys thereunder. Neither Seller nor Elecsys has received any notice that any of such policies have been or will be cancelled or terminated.

     Section 3.19 Warranties. Seller has hereto provided to Buyer true, correct and complete copies of the standard forms of product warranties and guaranties adopted by Seller and Elecsys in connection with the Business in respect of goods and services sold by Seller and Elecsys in connection with the Business. Seller reasonably believes that the accruals and reserves for product warranty and other post-sale services identified on the April Balance Sheet and on
Schedule 3.4.2 were, and on the Final Closing Net Asset Statement will be, adequate for purposes of performing and discharging any post-sale or other warranty obligations from and after the Closing Date.

     Section 3.20 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, financial advisor, banker, finder or agent with respect to the transactions contemplated by this Agreement, and no such liability or obligation for any such fees or commission payable by Seller or Elecsys shall be or become a liability of Buyer.

     Section 3.21 Full Disclosure. No representation or warranty of Seller contained in this Agreement and no Schedule delivered hereunder is false or contains any untrue statement of fact. To Seller's Knowledge, there is no fact, circumstance or condition (other than general global or U.S. economic facts, circumstances or conditions) that, since January 1, 2001, has had or that could reasonably be expected to have a Material Adverse Effect on the Business which has not been set forth in this Agreement, the Schedules or the Exhibits.

     Section 3.22 Consents and Notices. All statutory requirements, authorizations, consents, approvals, acknowledgements and notices required to be obtained or given by Seller or Elecsys from or to any Governmental Authority or third party in connection with the sale of the Assets hereunder (the "Consents"), including, without limitation, all Consents of any customer of Seller or Elecsys under any Contract (including Contracts between Elecsys and such customers), and all Consents from any bank or insurance company with respect to any letter of credit, stand-by letter of credit or surety bond in favor of Seller or Elecsys related to any of the Assets, are set forth on
Schedule 3.22, except for those for which the failure to obtain would not have a Material Adverse Effect on the Business.

     Section 3.23 Bankruptcy.

          3.23.1 Court Approval. The Asset Purchase Agreement entered into as of May 20, 1991 (the "Asset Purchase Agreement"), by and between Airport Systems International, Inc.

     (now known as Elecsys Corporation) and Aviation Systems, Inc., a Kansas corporation ("Aviation Systems, Inc.") has been approved by the Bankruptcy Court for the District of Kansas (the "Bankruptcy Court") in Case No. 90-41983-11 involving Aviation Systems, Inc. (the "Bankruptcy Proceeding") without material variations from the text of the Asset Purchase Agreement.

          3.23.2 Finality. The Bankruptcy Court order in the Bankruptcy Proceeding has become final. To Seller's Knowledge, there have been no appeals concerning the Bankruptcy Court's order in the Bankruptcy Proceeding itself or any issues relating to it and no right to appeal persists in any party in interest in such Bankruptcy Proceeding.

          3.23.3 Performance of Asset Purchase Agreement. All obligations pursuant to the Asset Purchase Agreement have been fully performed, including but not limited to the issuance of preferred stock to the Export-Import Bank and the redemption of such preferred stock by Seller.

          3.23.4 Subsequent or Collateral Proceedings. To Seller's Knowledge, there have been no subsequent or collateral proceedings relating to the Bankruptcy Proceeding that could materially affect the terms of the court order approving the Asset Purchase Agreement.

     Section 3.24 Ownership of Assets. Except as reflected on Schedule 3.24, Seller beneficially owns or leases all of the Assets as of the date hereof. As of the Closing Date, Seller beneficially owns or leases all of the Assets and is the transferee of the Registered Trademark as evidenced by filings in the United States Patent and Trademark Office without exception or reference to Schedule
3.24 and the Assets are all of the assets necessary to conduct the Business immediately after the Closing in the manner in which it has been conducted prior to Closing.

     Section 3.25 Information Technology Systems. In the operation of the Business, Seller does not rely on Elecsys or any Affiliate of Elecsys for any services or support with respect to any computer network, telecommunication or other information technology systems and has no links with the computer network, telecommunication or other information technology systems of Elecsys or any Affiliate of Elecsys without which the Business could not be run as presently conducted.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller and Elecsys, as of the date hereof and as of the Closing Date, as set forth below:

     Section 4.1 Corporate Status and Authority of Buyer. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and to execute and deliver this Agreement, and the Ancillary
Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements have been duly authorized by the Board of Directors of Buyer, which constitutes all necessary corporate action on the part of Buyer for such authorization. This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by Buyer and constitute or will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws of general application referring to or affecting the enforcement of creditors' rights, or by general equitable principles.

     Section 4.2 No Conflicts. Except as set forth in Schedule 4.2:

          4.2.1 Charter Documents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in (a) any conflict with or violation of the charter documents of Buyer, or (b) any breach or violation of or default under, or result in the creation or imposition of any Lien under, any statute, regulation, judgment, order or decree, or any mortgage, deed of trust, indenture, security agreement, pledge or any other similar instrument to which Buyer is a party or by which Buyer or any of its properties or assets are bound.

          4.2.2 Governmental Consents. No consent, approval or authorization of or filing with any Governmental Authority is required on the part of Buyer in connection with the execution and delivery of this Agreement or the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby.

     Section 4.3 Litigation. There are no Proceedings, nor any order, decree or judgment, in progress, pending in effect, or, to the knowledge of Buyer, threatened, which is related to the transactions contemplated by this Agreement or any action taken or to be taken by Buyer pursuant to or in connection with this Agreement.

     Section 4.4 Sophisticated Buyer. Buyer acknowledges that Buyer is a sophisticated purchaser, familiar with the industry and market of which the Business is a part, and that Buyer has had an opportunity to ask questions of Seller and Elecsys regarding the forecast set forth on Schedule 3.4.4 and that Seller and Elecsys have provided Buyer with answers to such questions.

     Section 4.5 Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement and no such liability or obligation shall be or become a liability of Seller or Elecsys.

                                   ARTICLE V

                                  COVENANTS

     Section 5.1 General. Each of the parties will use commercially reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Articles VI and VII).

     Section 5.2 Conduct of the Business. Except as otherwise further restricted by this Agreement, during the period from the date of this Agreement to the Closing, each of Seller and Elecsys agrees that:

               (a) Seller will maintain the Personal Property used or held for use in connection with the Business in good operating condition and repair.

               (b) Seller will carry on the operations of the Business in the ordinary course of business consistent with past practice.

               (c) Seller will replenish the Inventory in the ordinary course of
          business   consistent  with  past  practice  for  performance  of  the
          Contracts after the Closing.

               (d) Seller will pay when due the payables of the Business, including, without limitation, all costs and expenses of operation and maintenance of the Owned Property incurred or attributable to the period prior to the Closing, in the ordinary course of business consistent with past practice.

               (e) Seller will collect when due the Receivables of the Business in the ordinary course of business consistent with past practice.

               (f) Seller will not make or institute any methods of manufacture, purchase, sale, lease, management, accounting or operation that are not in the ordinary course of business or consistent with past practice.

               (g) Seller will not declare or pay dividends or make other shareholder distributions in stocks or property.

               (h) Seller will not incur or refinance any indebtedness for borrowed money, except for draws on any existing bank lines of credit in the ordinary course of business consistent with past practice.

               (i) Seller will manage or cause to be managed the Owned Property in the ordinary course of business consistent with past practices and shall continue to offer services and amenities in accordance with past practice.

               (j) The Owned Property will be maintained in as good condition and state of repair as that existing on the date of this Agreement, subject to ordinary wear and tear.

               (k) Neither Seller nor Elecsys will enter into any agreement with respect to the operation or maintenance of any portion of the Owned Property that shall survive the Closing without the prior written consent of Buyer.

               (l) Seller  will not,  without the prior  written  consent of the
          Buyer: (i) permit any structural modifications or additions to the Owned Property, or (ii) sell or permit to be sold or otherwise dispose of any item or group of items constituting a portion of the Owned Property.

               (m) Seller and Elecsys will maintain the existing insurance coverage with respect to the Owned Property from the date hereof through the Closing Date.

               (n) Seller will not further encumber, or permit to be encumbered, with any Lien the Owned Property in any manner that would survive the Closing without the consent of Buyer.

     Section 5.3 No General Increases. Other than in the ordinary course of its business or in connection with customary and periodic performance reviews and cost of living increases, Seller will not (i) grant any general or uniform increase in the rates of pay of the Employees, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment, or (ii) increase the compensation payable or to become payable to officers, salaried Employees with a base salary in excess of $40,000 per year or agents of the Business or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, salaried Employees or agents. With respect to the Employees, Seller will not create or adopt any new insurance, pension, welfare or other benefit plan or arrangement.

     Section 5.4 Contracts and Commitments. Other than in the ordinary course of business and consistent with past practice, Seller will not enter into any contract or commitment or engage in any transaction involving an amount in excess of $25,000, including any contract, commitment or engagement with any affiliate of Seller.

     Section 5.5 Sale of Capital Assets. Other than in the ordinary course of business and consistent with past practice, Seller will not sell or otherwise dispose of any capital asset relating to the Business.

     Section 5.6 Preservation of Organization. Seller will use commercially reasonable efforts, subject to the restraints set forth in this Section 5.6, to preserve the business organization of the Business intact, to preserve for Buyer the present relationships of the Business with its suppliers, customers and agents and to retain the present officers and Employees of the Seller other than Keith Cowan and Tom Cargin, provided that Seller shall not be under any obligation to offer any payment or other inducement to any such officer or Employee to secure their availability to Buyer.

     Section 5.7 Access to Information.

          5.7.1 Access. Between the date of this Agreement and the Closing Date, Seller shall (i) give Buyer and its authorized representatives reasonable access to all Business Records, contracts, offices and other facilities and properties of the Business, (ii) coordinate, at the request of Buyer, opportunities for Buyer, accompanied by representatives of Seller, to visit and interview employees (for the purpose of securing continued employment) and those customers of the Business identified from time to time by Buyer as key customers (for the purpose of obtaining necessary novations and consents), and (iii) furnish Buyer with such financial and operating data and other information with respect to the Business, or the results of operations and properties of the Business as Buyer may from time to time reasonably request; provided, however, that any such inquiry shall be conducted after consultation with Seller and in such a manner as not to interfere unreasonably with the business operations of Seller; and provided, further, that Seller is under no obligation to disclose to Buyer any information requested by Buyer, the disclosure of which is restricted by contract except in strict compliance with the applicable contract. Buyer shall keep the results of any customer contact confidential.

          5.7.2 Confidentiality; Assignment of Benefit. At Closing, Buyer shall be assigned the benefits of, with the right to bring an action in the name of Seller or Elecsys, as the case may be, for the strict enforcement of, any other confidentiality agreement that Seller or its agents or advisors may have entered into with any third party in contemplation of a sale of all or any substantial part of the Business.

     Section 5.8 Filings and Authorizations. Seller and Buyer shall, unless they mutually agree to the contrary, as promptly as practicable after the date hereof, file or supply, or cause to be filed or supplied, or will make, or cause to be made all such filings and submissions under Laws, rules and regulations applicable to them, or to their subsidiaries and affiliates, as may be required for it to consummate the transactions contemplated by this Agreement. The parties hereto agree that Buyer, at its own expense, shall prepare and submit a filing under the Exon-Florio Act and that Seller, at its own expense shall cooperate and provide to Buyer all necessary information about Seller and the Business with respect to such filing.

     Section 5.9 Tax Matters.

          5.9.1 Clearance Certificate. On or prior to the Closing Date, Seller will provide Buyer, at Buyer's request, with all clearance certificates or similar documents that may be required by any Taxing Authority (including, without limitation, those required with respect to Kansas sales and income taxes) in order to relieve Buyer of any obligation to withhold or escrow any portion of the Purchase Price.

          5.9.2 Affidavit. On or prior to the Closing Date, Seller will furnish to Buyer an affidavit stating, under penalty of perjury, Seller's name, United States taxpayer identification number and address, and that Seller is not a foreign person for purposes of Section 1445(b)(2) of the Code (the "FIRPTA Certificate").

          5.9.3 Payment of Pre-Closing Taxes by Seller. Seller shall pay all Taxes arising out of the operations of the Business (including, without limitation, ownership of the Owned Property) with respect to transactions or periods (or portions thereof) ending on or prior to the Closing Date which have not been reflected on the Final Closing Net Asset Statement. Such obligations shall be without regard to whether there was any breach of any representation or warranty under Article III with respect to such Tax or any disclosures that may have been made with respect to Article III or otherwise.

          5.9.4 Payment of Post-Closing Taxes by Buyer. Buyer shall pay all Taxes (other than the sales, transfer, documentary, stamp, recording and similar Taxes referred to in Section 2.6) which are reflected on the Final Closing Net Asset Statement (such Taxes so reflected shall not, for purposes of clarity, include any Income Taxes of Seller), and all Taxes arising out of the operations of the Business with respect to transactions or periods after the Closing Date.

     Section 5.10 Financial Information. Seller shall deliver to Buyer, within fifteen (15) days after the end of each monthly accounting period after the date of this Agreement and prior to the Closing Date, copies of the regularly prepared monthly unaudited balance sheets and statements of income and cash flow of Seller and other operating information as may reasonably be requested by the Buyer.

     Section 5.11 Employees. Buyer shall make an offer of employment commencing on the Closing Date to any Employee who is actively employed and working in the Business immediately prior to the Closing Date, except for Keith Cowan and Tom Cargin. Buyer shall be under no obligation to make an offer of employment to any Employee who is not actively at work on the Closing Date due to short-term or long-term disability leave and layoff with recall rights. In the case of an Employee on vacation, on authorized leave or illness absence, or on military service leave of absence, such offer shall remain open until the Employee is able or otherwise required to return to work. Each Employee shall be offered a position similar to his or her position immediately prior to the Closing Date (or if on vacation, authorized leave or illness absence, or military leave of absence, immediately prior to the date such vacation, leave, illness or absence commenced), at the same position and base salary or wage levels as those provided by Seller immediately prior to the Closing Date. Notwithstanding the foregoing, the Employees, other than those who have entered into employment agreements with Buyer (if any), shall be deemed employees at will of Buyer and nothing express or implied herein shall obligate Buyer to provide continuing employment to any Employee for a period in excess of one month following the Closing Date or, subject to the provisions of Section 5.12, to continue in effect the present terms and conditions of employment of any Employee.

     Section 5.12 Employee Benefit Matters.

          5.12.1 Welfare Plans. For purposes of this Agreement, "Welfare Plans" means each "employee welfare plan" as such term is defined in Section 3(1) of ERISA. Seller, Elecsys and Buyer will cooperate and use commercially reasonable efforts to negotiate with all the insurance carriers that are providing, as of the date hereof, the Welfare Plans to Seller to establish separate contracts covering the Hired Employees for a period from the Closing Date through the remainder of the annual term of such Welfare Plans on the same or similar terms as are available on the date hereof. Buyer agrees that it will not provide any financial incentives or other inducements to the Hired Employees to elect continuation coverage under Seller's group health plan(s) pursuant to Part 6 of Title I of ERISA and
     Section 4980 B of the Code.

          5.12.2 Savings Plans. Buyer shall provide retirement benefits to Hired Employees under a defined contribution plan that contains a cash or deferred arrangement under Section 401(k) of the Code ("Savings Plan"). Buyer shall give Hired Employees full credit for purposes of eligibility and vesting under Buyer's Savings Plan for service credited to the Hired Employees under Seller's Savings Plan. On or prior to the Closing Date, the Seller shall take all necessary and appropriate actions such that the Employees shall be entitled to receive a distribution from the Seller's Savings Plan in accordance with the provisions of Section 401(k)(10) of the Code. Seller shall provide Employees with the election to take a distribution in any form provided under the Seller's Plan, including a direct rollover to the Buyer's Plan in accordance with Section 401(a)(31) or to make a voluntary transfer of their account balances under the Seller's Plan to the Buyer's Plan, which voluntary transfer may include any outstanding loan balance. Any assets transferred to the Buyer's Plan either as a voluntary transfer or a direct rollover shall be in the form of cash or stock, except that participant loan balances may be transferred in the form of notes.

          5.12.3 Vacation and Holidays. Buyer shall have the liability and obligation for any vacation of any Hired Employees (i) accrued and not taken prior to the Closing Date, and (ii) reflected on the Final Closing Net Asset Statement.

          5.12.4 Other Employee Plans.

               (a) Seller shall retain all obligations and liabilities under all Plans listed in Schedule 3.14.3, including obligations relating to or arising under Part 6 of Title I of ERISA and Section 4980B of the Code. Seller shall indemnify, and defend Buyer for and hold Buyer harmless from and against, and pay and reimburse Buyer for, any and all claims, losses, payments, audits, and assessments relating to or arising out of any and all Plans listed in Schedule 3.14.3 and obligations under this Subsection 5.12.4(a).

               (b) Seller  shall  retain  financial  liability  (i) for expenses incurred by the Employees but not reported as of the Closing Date respecting claims arising under Seller's medical plans and any other Welfare Plan, and (ii) for tuition and related expenses incurred by Employees for educational programs commenced prior to the Closing Date and which would be reimbursable pursuant to Seller's tuition reimbursement program, if any.

          5.12.5 Access to Information. Upon request of Buyer, Seller shall provide Buyer reasonable access to data before and after the Closing (including computer data and personnel records) regarding the dates of hire, benefits, compensation and job description of Employees and such other information as Buyer shall reasonably request. At the request of Buyer and upon reasonable scheduling provided by Seller, Seller shall provide Buyer with reasonable opportunities to enter into discussions with and to advise any of the Employees concerning the terms of future employment of such individuals by Buyer and shall permit Buyer, subject to the participation of Seller, reasonable access upon request to Employees for such purpose. Seller shall not discourage any Employees from accepting an offer of employment made by Buyer to such Employees. Buyer and Seller shall cooperate in preparing and disbursing materials concerning the transaction contemplated by this Agreement or the effect of the transaction upon the Employees' employment or the terms or conditions of the Employees' employment. Buyer and Seller shall provide each other with reasonable opportunity to review any written materials and to attend any scheduled meetings concerning the foregoing.

     Section 5.13 Assignment of Contracts and Rights. Prior to Closing, Seller and Elecsys will give notices to third parties of the transfer of the Assets contemplated by this Agreement and will use commercially reasonable efforts to obtain the Consents. After the Closing Date, Seller, Elecsys, with respect to the Business, and Buyer will cooperate and will each use commercially reasonable efforts to obtain any Consents that are not obtained prior to the Closing Date and that are subject to Buyer's waiver, granted in its sole discretion, of the relevant closing condition herein. Anything to the contrary notwithstanding, this Agreement shall not operate to assign any Asset or Contract, or any claim, right or benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach, default or other contravention thereof or in any way adversely affect the rights of Seller or Buyer thereunder. In the event that a Consent required to assign any Contract is not obtained on or prior to the Closing Date, then, subject always to the terms of the applicable Contract and to the extent permitted by law, the parties will use their best efforts to (i) provide to Buyer the benefits of the applicable Contract to the extent related to the Business, (ii) relieve Seller, or Elecsys, with respect to the Business, to the extent possible, of the performance obligations of the applicable Contracts,
(iii) cooperate in any reasonable and lawful arrangement designed to provide the benefits to Buyer, including entering into subcontracts for performance, and
(iv) enforce at the request of Buyer and for the account of Buyer any rights of Seller or Elecsys, with respect to the Business, arising from any such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof upon the request of Buyer).

     Section 5.14 Administration of Accounts.

          5.14.1 In Trust For Buyer. All payments and reimbursements made by any third party in the name of or to Seller or Elecsys, in connection with the Business, in connection with or arising out of the Assets and Assumed Liabilities on or after the Closing Date shall be held by Seller or Elecsys, as the case may be, in trust for the benefit of Buyer and, promptly upon receipt by Seller or Elecsys, in connection with the Business, of any such payment or reimbursements, Seller or Elecsys, as the case may be, shall pay over to Buyer the amount of such payment or reimbursement without right of set off, provided that any such payment or reimbursement that is not paid by Seller or Elecsys, as the case may be, within 30 days of receipt shall bear interest at a rate of 10% per annum until it is paid, which interest, along with the principal amount of such payment or reimbursement, shall be payable to Buyer on demand.

          5.14.2 In Trust For Seller. All payments and reimbursements made by any third party in the name of or to Buyer in connection with or arising out of the Excluded Assets and Excluded Liabilities on or after the Closing Date shall be held by Buyer in trust for the benefit of Seller and, promptly upon receipt by Buyer of any such payment or reimbursement, Buyer shall pay over to Seller the amount of such payment or reimbursement without right of set off, provided that any such payment or reimbursement that is not paid by Buyer within 30 days of receipt shall bear interest at a rate of 10% per annum until it is paid, which interest, along with the principal amount of such payment or reimbursement, shall be payable to Seller on demand.

     Section 5.15 Agreements Regarding Tax Matters.

          5.15.1 Tax Returns. Seller and Buyer will each provide the other party with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes, will each retain and provide to the other party all records and other information that may be relevant to any such Tax Return, audit or examination, proceeding or determination and will each provide the other party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other party for any period. Without limiting the generality of the foregoing, each of Buyer and Seller will retain, until the expiration of the applicable statutes of limitation (including any extensions thereof) copies of all Tax Returns, supporting work schedules and other records relating to tax periods or portions thereof ending on or prior to the Closing Date.

          5.15.2 Sale. Buyer and Seller agree that the transactions contemplated by this Agreement constitute a sale of a trade or business within the meaning of Section 41(f)(3) of the Code. Seller will provide to Buyer upon request all information necessary in order to permit Buyer to apply the provisions of Section 41(f)(3)(A) of the Code.

     Section 5.16 Utilities. Buyer shall be responsible for all electric, gas, telephone, water, sewer and similar utility charges relating to the Business beginning on the Closing Date, and, with Seller's assistance, shall make such arrangements with the utility service providers prior to the Closing for Buyer to be charged directly for utility services beginning on such date. Seller shall be responsible for all electric, gas, telephone, water, sewer and similar utility charges relating to the Business prior to the Closing Date to the extent not reserved or reflected as an Assumed Liability on the Final Closing Net Asset Statement. Section 5.17 Notice to Buyer. Throughout the period between the date of this Agreement and the Closing, Seller shall promptly notify Buyer in writing of the occurrence of any event or development that comes to Seller's Knowledge which has had or could reasonably be expected to have a Material Adverse Effect on the Business, or any item or matter which would constitute a breach of the representations and warranties of Seller contained in this Agreement or affecting the ability of the parties to consummate the transaction contemplated by this Agreement. No such notice will be deemed to have amended such Schedules, to have qualified the representations and warranties contained herein and to have cured any misrepresentations or breach of warranty that otherwise might have existed hereunder by reason of such event or development.

     Section 5.18 Further Assurances. From time to time after the Closing, the parties agree that each shall, at their own expense, execute and deliver, or cause to be executed and delivered, such documents and instruments of title as may be reasonably requested by the other in order more effectively to consummate the transactions contemplated by this Agreement.

     Section 5.19 Public Announcements. All press releases, filings and other public announcements concerning the transactions contemplated hereby will be subject to review and approval by Seller or Buyer, as the case may be, such approval not to be unreasonably withheld. Such approval shall not be required if the party issuing such release, filing or public announcement reasonably believes, based on advice of counsel, that it is required by law to do so, but in any such case, all reasonable efforts shall be made to consult with the other party in advance of such release, filing or announcement and to provide the other party with the content thereof, the reasons the release, filing or announcement is required by Law and the time and place that such release, filing or announcement will be made.

     Section 5.20 Updates to Schedules. No later than two (2) business days prior to the scheduled Closing Date, Seller and Elecsys shall amend or supplement the Schedules delivered hereunder with respect to any matter which is necessary to complete, update, or correct any information contained therein in order to make the statements, representations and warranties contained in this Agreement true and correct on the Closing Date or on a date as close to the

Closing Date as is practical. As of the Closing Date, the representations and warranties made by the Seller or Elecsys under this Agreement shall be read with reference to the amended Schedules, and Buyer agrees that, to the extent of any liability of Seller or Elecsys arising pursuant to a representation made herein, the accuracy of the representations and warranties made by Seller or Elecsys under this Agreement as of the Closing Date shall be evaluated after taking into consideration the amended Schedules.

     Section 5.21 Exclusivity. From and after the date hereof unless and until this Agreement shall have been terminated in accordance with its terms, Seller will not (i) directly or indirectly solicit any Person, other than Buyer or any of its Affiliates, involving the possible acquisition of the Business or any of the Assets, (ii) subject to the obligations of the Board of Directors of Elecsys to exercise its fiduciary duties, enter into discussions with any Person, other than Buyer or any of its Affiliates, involving the possible acquisition of the Business or any of the Assets, or (iii) subject to the obligations of the Board of Directors of Elecsys to exercise its fiduciary duties, enter into any transaction with any Person, other than Buyer or any of its Affiliates, involving the possible acquisition of the Business, the Assets or the capital stock of Seller. Seller will notify Buyer promptly if any person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

     Section 5.22 Non-Compete.

          5.22.1 Non-Compete. Except for the manufacturing agreement between DCI and ASI contemplated by Sections 6.1.11 and 7.1.7 hereof, for a period of five (5) years commencing on the Closing Date, Seller and Seller's Affiliates, and for a period of three (3) years commencing on the Closing Date, Seller's directors and Elecsys's officers and directors, shall not directly or indirectly, in any area of the world, enter into, engage in, represent, furnish services to, or have any interest in any business engaged in development, manufacture, marketing, sale, maintenance or servicing of the products of the same general type as have been developed, manufactured, marketed, sold, maintained or serviced in connection with the Business either by Seller or Elecsys during the five (5) year period ending on the Closing Date; provided, however, that Seller and Elecsys, their officers or directors, and any of their Affiliates may acquire for passive investment purposes any securities issued by entities which compete with the Business so long as such equity securities constitute less than 5% of the voting power represented by all outstanding equity securities of any such entity. 5.22.2 Remedies. Each of Seller and Elecsys acknowledges that in the event of its or its affiliates' breach of the covenants contained in this Section 5.22, money damages would be an inadequate remedy. Accordingly, without prejudice to the rights of Buyer also to seek such damages or other remedies available to it, Buyer may seek, and neither Seller nor Elecsys shall contest, the appropriateness of the availability of injunctive or other equitable relief in any proceeding that Buyer may bring to enforce the covenants contained in this Section 5.22 in its express and explicit terms. No waiver of any breach of the covenants contained in this Section 5.22 shall be implied from forbearance or failure of Buyer to take action in respect thereof.

          5.22.3 Severability.  The parties agree that, if any provision of this
     Section 5.22 should be adjudicated to be invalid or unenforceable, such provision shall be deemed deleted here from with respect, and only with respect, to the operation of such provision in the particular jurisdiction in which such adjudication was made. To the extent any such provision may be valid and enforceable in such jurisdiction by limitations on the scope of the activities, geographical area or time period covered, the parties agree that such provision instead shall be deemed limited to the extent, and only to the extent, necessary to make such provision enforceable to the fullest extent permissible under the laws and public policies in such jurisdiction.

     Section 5.23 No Defaults. Seller will not commit or omit to take any act that will cause a termination of or breach or default under any contract, commitment or obligation to which Seller is a party or by which its assets are bound, including the Contracts identified on Schedule 3.10.1, that could reasonably be expected to have a Material Adverse Effect on the Business.

     Section 5.24 Compliance With Laws. Seller will use commercially reasonable efforts to comply in the operation of the Business in all material respects with all Laws and regulations applicable to the Business or the Assets or as may be required for the valid and effective transfer to Buyer of the Assets.

     Section 5.25 Confidential Information. For a period of five (5) years after the Closing Date, Seller and its Affiliates will treat and hold as such, and will not use for the benefit of themselves or others, any confidential information concerning the operations or affairs of the Business. In the event Seller or any of its Affiliates is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any such confidential information, then Seller will notify Buyer promptly in writing of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with this Section 5.25. If, in the absence of a protective order or receipt of a waiver hereunder, Seller or any of its affiliates is, on the advice of counsel, compelled by a court of competent jurisdiction to disclose any confidential information concerning the operations or affairs of the Business to any governmental entity, then Seller or such affiliate may disclose such confidential information to such governmental entity; provided, that Seller or such affiliate will use reasonable efforts to obtain at the request and expense of Buyer an order or other assurance that confidential treatment will be accorded to such confidential information. The provisions of this Section 5.25 will not be deemed to prohibit the use of confidential information concerning the operations or affairs of the Business by Seller to the extent reasonably required to prepare any required Tax Returns or financial statements or in connection with routine governmental audits of corporate overhead expenses.

     Section 5.26 Solicitation of Employees. For a period of five (5) years from the date hereof, neither of Seller or Elecsys will cause or permit any of its affiliates, officers or directors to, solicit the employment of, offer employment to or hire any executive, managerial, professional, technical or engineering employee employed by Buyer in the Business; provided, however, that the foregoing shall not apply to responses to or follow-up hiring in respect of general solicitations or advertisements for job positions not specifically directed to employees of the Business.

     Section 5.27 Notice to Seller. Buyer agrees to notify Seller in writing, promptly upon Buyer's or its authorized representatives' discovery, of any information received by Buyer prior to the Closing Date relating to the Assets, the Assumed Liabilities or the conduct of the Business which to the belief of Buyer constitutes (or would constitute) or indicates (or would indicate) a breach of any representation, warranty or covenant made by Seller herein.

     Section 5.28 Release of Liens on Assets under Credit Facilities. At or prior to the Closing, Seller and Elecsys shall cause Bank of America to release all Liens held by Bank of America on any and all of the Assets, whether owned at that time by Seller or Elecsys. In addition, Seller and Elecsys shall cause Bank of America to deliver to Buyer a letter stating that Bank of America has no Lien on any of the Assets or any claim against Buyer for payment of any indebtedness (the "Bank Letter"), which Bank Letter shall be delivered to Buyer at the Closing.

     Section 5.29 Meeting of Shareholders. Elecsys shall take all action necessary to call and hold a meeting of its shareholders at the earliest practicable date after the date hereof, but in any event no later than August 30, 2001, for its shareholders to consider the transactions contemplated hereby. Subject to their obligation to exercise their fiduciary duties, including those as Directors of Elecsys, the Board of Directors of Elecsys shall inform all the shareholders of Elecsys in the proxy materials relating to the meeting that, as of the time such proxy materials are mailed to shareholders, each of the Directors then presently intends to vote the shares of Elecsys which he beneficially owns in favor of approving this Agreement. Subject to their obligation to exercise their fiduciary duties, including those as Directors of Elecsys, the Directors will recommend to the other shareholders of Elecsys that they also vote their shares for such approval.

     Section 5.30 Seller's Access to Information. At the request of Seller (such request to be made in writing upon not less than one (1) business day's notice), Buyer agrees to allow Seller or its independent accountants and counsel reasonable access during normal business hours to: (A) Employees and (B) all Business Records (except for any Intellectual Property), provided, in either case, that such access is reasonably related to any: (i) tax audit related to the Seller, (ii) preparation of any Tax Return of Seller or Elecsys, (iii) preparation by Elecsys for filings required to be made by Elecsys with the Securities and Exchange Commission, (iv) preparation of the Closing Net Asset Statement or (v) litigation to which Seller or Elecsys is a party. Seller shall conduct any related interviews with Employees or reviews of such documents pursuant to this Section 5.30 in a manner that shall not unreasonably interfere with the Business's normal operations. All information disclosed during the course of such interviews or reviews shall be deemed to be confidential information for the purposes of Section 5.25 hereof and the Confidentiality Agreement and Seller agrees to cause its independent accountants and counsel to agree to observe and be bound by Seller's obligations under Section 5.25 hereof and the Confidentiality Agreement as though a party hereto and thereto.

     Section 5.31 Real Estate; Title Binder and Survey. The parties hereto agree that they shall perform and comply with all the requirements of the subsections of this Section 5.31 (within the time periods specified therein) prior to Closing.

     5.31.1 Title Binder. Seller shall, as soon as possible, and not later than ten (10) days from the date hereof, cause to be furnished to Buyer, a current ALTA Commitment for an Extended Coverage ALTA Owners Policy of Title Insurance ("Title Binder") issued by the Title Company, together with copies of all documents identified on the Title Binder as exceptions to the title. The Title Binder shall describe the Land identically with the Survey (as hereinafter defined), name Buyer as the party to be insured thereunder and commit to insure the Buyer with indefeasible, good and marketable title in the full amount of the Purchase Price allocated to the Owned Property pursuant to the Asset Acquisition Statement. The Title Binder shall list and identify by reference to volume and page, where recorded, all easements, rights-of-way and other instruments or matters affecting title to the Owned Property. Seller shall pay for the Title Binder and the Buyer's title policy. Seller shall pay for any endorsements to the title policy. With regard to the standard printed exceptions and other common exceptions generally included in Title Binders, (a) there shall be no exception in Buyer's title policy for "any lien, or right to a lien, for services, or material heretofore or hereafter furnished, imposed by law and not shown by the public records," (b) the exception in Buyer's title policy for ad valorem taxes or special assessments shall reflect only taxes and special assessments for the current year and shall be annotated "Not yet due and payable," (c) the exception in Buyer's title policy for survey or "encroachments, overlaps, boundary line disputes, and other matters which would be disclosed by an accurate survey and inspection of the premises" shall be deleted, (d) there shall be no exception in Buyer's title policy for "easements or claims of easements not shown by the public records" or the like, and (e) there shall be no exception in Buyer's title policy for "rights of parties in possession not shown by the public records."

     5.31.2 Survey. Seller shall as soon as possible and not later than two (2) business days from the date hereof, order be prepared and within no more than forty (40) days from the date hereof furnish to Buyer and the Title Company a current ALTA survey ("Survey") of the Owned Property, prepared by a registered public surveyor in all respects reasonably acceptable to Buyer and to the Title Company for purposes of issuing a title policy without survey exceptions.

     5.31.3 Review of Title and Survey. No later than ten (10) days after Buyer receives both the Title Binder and Survey, Buyer shall notify Seller of any objections Buyer has to any matters shown or referred to in the Title Binder or the Survey that impair the marketability of the Owned Property. Any title encumbrances or exceptions that are set forth in the Title Binder or the Survey and to which Buyer does not object shall be deemed to be permitted exceptions to the status of Seller's title ("Permitted Exceptions"). None of the exceptions prohibited in Section 5.31.1 hereof shall be Permitted Exceptions. With regard to items to which Buyer does object, Seller shall have five (5) days after receipt of Buyer's objections in which to cure all Buyer's objections. If Seller is unable to cure such objections within said five-day period, Buyer may at Buyer's option waive the objections not cured (in which event such waived objections will be Permitted Exceptions), or terminate this Agreement by notice to Seller within five (5) business days after the earlier to occur of expiration of said cure period or written notice from Seller that Seller is unable to cure all of such objections. If Buyer fails to deliver a written termination notice within such five-day period, Buyer will be deemed to have waived such objections.

     Section 5.32 Seller Name Change. From and after the Closing Date, Seller shall cease all use of the name "Airport Systems International, Inc." or any other confusingly similar name and the Registered Trademark. Within two (2) business days after the Closing Date, Seller shall change its corporate name to a name other than "Airport Systems International, Inc." or a confusingly similar name.

     Section 5.33 Consent of Mortgage Lender. Seller shall cause Mutual Service Life Insurance Company to provide its written, unqualified consent to the assumption of the Promissory Note and the Mortgage by Buyer on terms acceptable to Buyer, which consent shall be delivered to Buyer at least two (2) days prior to Closing.

     Section 5.34 Guaranty. Concurrent with the execution and delivery of this Agreement, Elecsys shall execute and deliver to Buyer the Elecsys Guaranty in the form attached hereto as Exhibit C and Buyer shall cause Buyer's Parent to execute and deliver to Seller and Elecsys the Buyer's Parent Guaranty in the form attached hereto as Exhibit D.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

     Section 6.1 Conditions. The obligations of Buyer under this Agreement to perform Articles I and II herein and to close and consummate the transactions contemplated hereby shall be subject to the fulfillment, to its reasonable satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

          6.1.1 Representations and Warranties Accurate. The representations and warranties contained in Article III shall be true and correct as of the date hereof and, except to the extent such representations and warranties relate solely to an earlier date, as of the Closing Date as though made on and as of the Closing Date, provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Each of Seller and Elecsys shall have duly performed and complied in all material respects with all agreements, covenants and conditions contained herein required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          6.1.2 Certificates. Buyer shall have received from each of Seller and Elecsys a certificate, dated the Closing Date and signed on behalf of each of Seller and Elecsys by a duly authorized officer, as to the fulfillment of the conditions set forth in Subsection 6.1.1, 6.1.9 and 6.1.14.

          6.1.3 Consents. All Consents shall have been fulfilled, filed, occurred or been obtained and delivered to the parties hereto, other than such Consents which, if not obtained, are not reasonably expected to have a Material Adverse Effect on the Business.

          6.1.4 No Injunction. There shall not be in effect any injunction or other order or any statute, ruling or law issued by a court of competent jurisdiction or Governmental Authority restraining, enjoining or prohibiting, and there shall not be any action or Proceeding by any Governmental Authority or third Person pending before any court of competent jurisdiction or threatened in writing to restrain, enjoin or prohibit the consummation of, or challenge the validity or legality of, the transactions contemplated by this Agreement or that have a Material Adverse Effect on the Business.

          6.1.5 Disclosure Schedules. Buyer shall have received and reviewed the Schedules referenced herein, and any updates or amendments thereto, and the effect of any change to any Schedule delivered on the date hereof, together with any matter disclosed in any Schedule not required to be delivered on the date hereof but which is required to be delivered on or prior to the Closing Date, shall not result in an Extreme Adverse Effect on Seller.

          6.1.6 Legal Opinion. Buyer shall have received the opinion of Blackwell Sanders Peper Martin LLP, Legal Counsel to Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyer.

          6.1.7 Deliveries. Each of Seller and Elecsys shall have delivered or caused to be delivered documents, agreements and other items required to be delivered by it at or prior to the Closing pursuant to this Agreement, including without limitation the Ancillary Agreements to be entered into by Seller or Elecsys, as the case may be, pursuant to Subsection 2.2.3.

          6.1.8 Consent of Mortgage Lender. The written, unqualified consent of Mutual Service Life Insurance Company to the assumption of the Promissory Note and the Mortgage by Buyer on terms acceptable to Buyer shall have been delivered to Buyer.

          6.1.9 Personal Property Moved from Bond Street Facility. All Personal Property of Seller shall have been transferred from the facility located on the real property subject to the Bond Street Lease to Seller's facility located at 11300 89th Street, Overland Park, Kansas for storage.

          6.1.10 Asset Acquisition Statement. The parties shall have agreed upon the Asset Acquisition Statement as contemplated in Section 2.3.1.

          6.1.11 DCI Manufacturing Agreement. Buyer and DCI shall have entered into a manufacturing agreement for the manufacture of circuit boards by DCI for Buyer in form and substance satisfactory to Elecsys and Buyer, which agreement shall state that all intellectual property, formulas, technical information, designs, schematics, drawings, plans, trade-secrets, know-how, manufacturing processes (and any modifications to same whether done by DCI, Seller or Buyer) with respect to such circuit boards are and will remain the exclusive property of Buyer.

          6.1.12 FIRPTA Certificate. Buyer shall have received from Seller the FIRPTA Certificate dated not more than thirty (30) days prior to the Closing.

          6.1.13 Extreme Adverse Effect. Since April 30, 2001, there shall have been no change that has or has had an Extreme Adverse Effect on ASI.

          6.1.14 Authorizations. Buyer shall have received by valid assignment from Seller all Permits reasonably required by Buyer to operate the Business substantially as presently conducted.

          6.1.15 Bank Letter; Release of Liens. Buyer shall have received (a) the Bank Letter, and (b) all UCC-3 termination statements, in form and substance acceptable to Buyer, necessary to release all Liens over the Assets executed, in each case by the appropriate secured party and ready to be duly filed and recorded in the appropriate recording offices.

          6.1.16 Elecsys Guaranty. Buyer shall have received from Seller an executed Elecsys Guaranty.

          6.1.17 Exon-Florio Act. The review period (and any extensions thereof) with respect to the filing made under the Exon-Florio Act shall have terminated or a favorable ruling shall have been obtained, whichever occurs earlier.

     Section 6.2 Waiver. Buyer may, at its sole discretion, waive in writing fulfillment of any or all the conditions set forth in Section 6.1 of this Agreement.

                                  ARTICLE VII

          CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND ELECSYS

     Section 7.1 Conditions. The obligations of Seller and Elecsys under this Agreement to perform Articles I and II herein and to close and consummate the transactions contemplated hereby shall be subject to the fulfillment, to their reasonable satisfaction, on or prior to the Closing Date, of each of the following conditions precedent:

          7.1.1 Representations and Warranties Accurate. The representations and warranties contained in Article IV shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date. Buyer shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it at or prior to the Closing.

          7.1.2 Officer's Certificate. Buyer shall have delivered to Seller a certificate, dated the Closing Date and signed by a duly authorized officer, as to the fulfillment of the conditions set forth in Subsection 7.1.1.

          7.1.3 Consents. All Consents shall have been fulfilled, filed, occurred or been obtained and delivered to the parties hereto, other than such Consents which, if not obtained, are not reasonably expected to have a Material Adverse Effect on the Business.

          7.1.4 No Injunction. There shall not be in effect any injunction or other order or any statute, ruling or law issued by a court of competent jurisdiction or Governmental Authority restraining, enjoining or prohibiting, and there shall not be any action or Proceeding by any Governmental Authority or third Person pending before any court of competent jurisdiction or threatened in writing to restrain, enjoin or prohibit the consummation of, or challenge the validity or legality of, the transactions contemplated by this Agreement.

          7.1.5 Legal Opinion. Seller shall have received the opinion of Crowell & Moring LLP, Legal Counsel to Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Seller.

          7.1.6 Payment. Seller shall have received payment of the Purchase Price less the Escrowed Amount, which shall have been received by the Escrow Agent.

          7.1.7 DCI Manufacturing Agreement. Buyer and DCI shall have entered into a manufacturing agreement for the manufacture of circuit boards by DCI for Buyer in form and substance satisfactory to Elecsys and Buyer, which agreement shall state that all intellectual property, formulas, technical information, designs, schematics, drawings, plans, trade-secrets, know-how, manufacturing processes (and any modifications to same whether done by DCI, Seller or Buyer) with respect to such circuit boards are and will remain the exclusive property of Buyer.

          7.1.8 Letters of Credit and Surety Bonds. Buyer shall have replaced, assumed or provided credit support for, all outstanding letters of credit and surety bonds that are required under all outstanding customer contracts in connection with the Business.

          7.1.9 Asset Acquisition Statement. The parties shall have agreed on the Asset Acquisition Statement as contemplated by Section 2.3.1.

          7.1.10 Escrow Agreement. Seller shall have received from Buyer an executed Escrow Agreement.

          7.1.11 Buyer's Parent Guaranty. Seller shall have received from Buyer an executed Buyer's Parent Guaranty.

          7.1.12 Exon-Florio Act. The review period (and any extensions thereof) with respect to the filing made under the Exon-Florio Act shall have terminated or a favorable ruling shall have been obtained, whichever occurs earlier.

     Section 7.2 Waiver. Seller may, at its sole discretion, waive in writing fulfillment of any or all of the conditions set forth in Section 7.1 of this Agreement.

                                  ARTICLE VIII

                               INDEMNIFICATION

     Section 8.1 Indemnity by Seller and Elecsys. From and after the Closing, Seller and Elecsys shall jointly and severally indemnify, defend and hold harmless Buyer and each of its Affiliates, and their respective directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 8.1) (collectively, the "Buyer Indemnitees") from and against, and pay and reimburse each such Buyer Indemnitee for, whether or not any of the following Losses arise out of any Third Party Claim, the following:

          8.1.1 Excluded Liabilities. Any and all Losses in respect of the Excluded Liabilities.

          8.1.2 Breach of Representation, Warranty, Etc.. Any and all Losses which may be asserted against such Buyer Indemnitee or which such Buyer Indemnitee may incur or suffer and which arise out of, result from or relate to:

               (a) any untrue representation or breach of warranty of Seller or Elecsys in this Agreement; or

               (b) any default or breach of any covenant or agreement on the part of Seller or Elecsys under this Agreement.

          8.1.3 Guarantee Claims. Any and all Losses which may be asserted against such Buyer Indemnitee or which such Buyer Indemnitee may incur or suffer and which arise out of, result from or relate to:

               (a) any Warranty Claim that exceeds in the aggregate $60,000; or

               (b) any Performance Bond Claim (the indemnity provided under this Subsection 8.1.3(b) takes precedence over that provided by Buyer in Subsection 8.2.1 hereof).

In the event Buyer receives notice of a Warranty Claim or Performance Bond Claim (collectively the "Guarantee Claims") satisfying the conditions of this
Section 8.1.3, Buyer shall promptly notify Seller in writing of such claim, but in no event later than forty-five (45) days following receipt of such notice. Buyer shall attempt to resolve the Guarantee Claim, provided, however, that Buyer shall receive the prior written consent of Seller regarding the terms and conditions of any proposed resolution by Buyer of a Guarantee Claim before Buyer submits such resolution, which consent shall not be unreasonably withheld. Buyer shall provide Seller with all correspondence and other documentation received from, or produced by, Buyer or any third party pursuant to resolution of the Guarantee Claim.

          8.1.4 Government Contract Claims. Any and all Losses that may be asserted against Buyer Indemnitee or that such Buyer Indemnitee may incur or suffer and that arise out of, result from or relate to any claim, penalty or enforcement action by any person including any government with respect to a Government Contract or Government Bid, but only to the extent that such claim relates to a product (or portion thereof) manufactured (to the extent not modified in any way by Buyer) or sold, a service (or portion thereof) provided, or an accounting method or entry used or made by Seller or Elecsys pursuant to such Government Contract or Government Bid, or pursuant to any sub-contract under such Government Contract or Government Bid, on or prior to the Closing Date.

     Section 8.2 Indemnity by Buyer. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, Elecsys and their Affiliates and their respective directors, officers, employees, agents and representatives (each of whom may be an Indemnitee pursuant to this Section 8.2) (collectively, the "Seller Indemnitees") from and against, and pay and reimburse each such Seller Indemnitee for, whether or not in the case of Subsections 8.2.1 or 8.2.2 any of the Losses described therein arise out of any Third Party Claim, the following:

          8.2.1 Assumed Liabilities. Subject to Subsection 8.1.3(b) hereof, any and all Losses in respect of the Assumed Liabilities.

          8.2.2 Breach of Representation, Warranty, Etc.. Any and all Losses which may be asserted against any such Seller Indemnitee or which any such Seller Indemnitee shall incur or suffer and which arise out of, result from or relate to:

               (a) any untrue representation or breach of warranty of Buyer in this Agreement; or

               (b) any default or breach of any covenant or agreement on the part of Buyer under this Agreement.

          8.2.3 Certain Third Party Claims. Any Third Party Claim that both (i) results solely from actions or omissions of Buyer occurring after the Closing Date and (ii) relates to the Business or the Assets, other than any Third Party Claim subject to the indemnity of Section 8.1.

     Section 8.3 Notification of Third Party Claims. In no case shall any Indemnitor under this Agreement be liable for any Third Party Claim against any Indemnitee unless the Indemnitee shall have delivered to the Indemnitor a Claim Notice and the following conditions are satisfied:

          8.3.1 Timely Delivery of Claim Notice. Except as provided in Subsections 8.3.2 or 8.3.3, no right to indemnification under this Article VIII for a Third Party Claim shall be available to an Indemnitee unless the Indemnitee shall have delivered to the Indemnitor, not later than forty-five (45) days following the date on which the Indemnitee shall have received written notice from the third party of such Third Party Claim, a notice in writing describing in reasonable detail the facts giving rise to such Third Party Claim and stating that the Indemnitee intends to seek indemnification for such Third Party Claim from the Indemnitor pursuant to this Article VIII (such notice, a "Claim Notice").

          8.3.2 Late Delivery of Claim Notice. If a Claim Notice is not given by the Indemnitee within forty-five (45) days of receipt of such Third Party Claim as provided in Subsection 8.3.1 hereof, the Indemnitee shall be entitled to be indemnified under this Article VIII, except to the extent that the Indemnitor can establish that the Indemnitor has been prejudiced by such time elapsed.

          8.3.3 Paid or Settled Claims. If a Claim Notice is not given by the Indemnitee prior to the payment or settlement of a Third Party Claim, the Indemnitee shall be entitled to be indemnified under this Article VIII except to the extent that the Indemnitor can establish that the Indemnitor has been prejudiced by such payment or settlement.

     Section 8.4 Defense of Claims. This section sets forth, among other things, those circumstances in which the Indemnitor shall have the right to assume and control the defense of an indemnified Third Party Claim and those in which the Indemnitee shall have such right. Upon receipt of a Claim Notice from an Indemnitee with respect to any Third Party Claim, the Indemnitor shall have the right to assume and control the defense thereof (and any related settlement negotiations) with counsel selected by the Indemnitor and reasonably satisfactory to such Indemnitee (the "Indemnitor's Counsel"). The Indemnitee shall cooperate in all reasonable respects in such defense. The Indemnitee shall have the right to employ separate counsel at such Indemnitee's expense in any action or claim and to participate in the defense thereof, including, without limitation, in any situation in which one or more defenses or one or more counterclaims available to the Indemnitee conflict with one or more defenses or one or more counterclaims available to the Indemnitor.

      Anything to the contrary in this Section 8.4 notwithstanding, the Indemnitor shall not be entitled to control the defense of such Third Party Claim (but shall be entitled to participate at its own expense in the defense thereof) and the Indemnitee shall have the right to assume and control the defense or settlement thereof with counsel of its own choosing reasonably satisfactory to the Indemnitor (reasonable fees and expenses of such counsel being at the expense of the Indemnitor), if: (i) the Indemnitor does not notify the Indemnitee within thirty (30) days after receipt of the Claim Notice of its intention to assume the defense of such Third Party Claim, (ii) such Third Party Claim seeks an order, injunction, non-monetary or other equitable relief against the Indemnitee which, if successful, could result in a Material Adverse Effect upon the business, financial condition, results of operations or assets of the Indemnitee, or (iii) the Indemnitor does not, or is unable to, fund the defense of such Third Party Claim in the manner requested by Indemnitor's Counsel. With respect to any settlement of such Third Party Claim, the Indemnitee shall send a written notice to the Indemnitor of any proposed settlement of any such claim, which settlement the Indemnitor may reject, in its reasonable judgment, within thirty (30) days of receipt of such settlement. Failure to reject such notice within such thirty-day period shall be deemed an acceptance of such notice and proposed settlement.

     Section 8.5 Access and Cooperation. After the Closing Date, Buyer, on the one hand, and Seller and Elecsys, on the other hand, shall (a) each cooperate fully with the other as to all Third Party Claims, shall make available to the other, as reasonably requested, all information, records and documents relating to all Third Party Claims and shall preserve all such information, records and documents until the termination of any Third Party Claim, and (b) make available to the other, as reasonably requested and at the reasonable cost and expense of the requesting party, personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Third Party Claim.

     Section 8.6 Assessment of Claims. In the event that any of the Losses for which an Indemnitor is or is allegedly responsible pursuant to Sections 8.1 or
8.2 are recoverable or potentially recoverable against any third party at the time when payment is due hereunder, following payment by the Indemnitor to the Indemnitee for such Losses the Indemnitee shall assign any and all rights that it may have to recover such Losses to the Indemnitor, or, if such rights are not assignable under applicable law or otherwise, the Indemnitee shall attempt in good faith to collect any and all Losses on account thereof from such third party for the benefit of, and at the expense and direction of, the Indemnitor.

     Section 8.7 Limits on Indemnification.

          8.7.1 Limitations on Indemnification for Breach of Representations and Warranties. Buyer Indemnitees shall not be entitled to seek payment under Subsection 8.1.2(a), and Seller Indemnitees shall not be entitled to seek payment under Subsection 8.2.2(a), in respect of any specific indemnified Loss or Third Party Claim arising from a breach of a representation or warranty until the aggregate total of such Losses and Third Party Claims under such

     Subsection 8.1.2(a), or Subsection 8.2.2(a), as applicable, is equal to or exceeds $200,000 (the "Threshold Amount"), and then the Indemnitee(s) may seek payment and indemnity from the Indemnitor for the full amount of the Loss or Third Party Claim; provided, however, that neither the Buyer
     Indemnitees, with respect to Subsection 8.1.2(a), nor the Seller Indemnitees, with respect to Subsection 8.2.2(a), shall be entitled to seek payment thereunder to the extent the aggregate total of such Losses and Third Party Claims exceeds $4,000,000 (the "Cap"), and, provided, further that the obligations of each of Seller and Elecsys to pay and indemnify the Buyer Indemnitees pursuant to Section 8.1.2(a) hereof on account of a breach by Seller or Elecsys of the representations and warranties made pursuant to Subsections 3.5.1, 3.6.2, 3.15.2 and 3.15.5 hereof shall not be subject to or reduced by the Threshold Amount or the Cap.

          8.7.2 No Limitations on Certain Indemnification Claims. The Buyer Indemnitees may seek payment and full and complete indemnity from Seller and Elecsys in respect of any and all Losses or Third Party Claims under Subsections 8.1.1, 8.1.2(b), 8.1.3 and 8.1.4, and the Seller Indemnitees may seek payment and full and complete indemnity from Buyer in respect of any and all Losses or Third Party Claims under Subsections 8.2.1 and 8.2.2(b) and such indemnity shall not be subject to the Threshold Amount or the Cap.

     Section 8.8 Survival of Representations and Warranties. All representations and warranties of the parties contained in this Agreement shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for a period of fifteen (15) months following the Closing Date, except for the representations and warranties (a) of Seller and Elecsys provided for (i) in Sections 3.13, 3.14.3 and 3.15.5, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, for a period ending sixty (60) days after the expiration of the relevant statutes of limitations, including with respect to representations and warranties regarding Taxes, any extension or waiver thereof regarding the filing of Tax Returns and the payment of Taxes, and (ii) in Sections 3.1, 3.2, 3.3.1, 3.6.2 and 3.20, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, without end or termination, and (b) of Buyer provided for in Sections 4.1, 4.2.1 and 4.5, which shall survive the Closing hereunder and continue in full force and effect thereafter, regardless of any investigation made or to be made by or on behalf of any party hereto, without end or termination. Except as set forth in this Section 8.8, after the end of such period, an Indemnitor's obligation to an Indemnitee under this Article VIII with respect to such representations and warranties shall expire except with respect to a matter set forth in a Claim Notice theretofore delivered by an Indemnitee. It is further agreed that each Buyer Indemnitee's rights to indemnification set forth in Subsections 8.1.1, 8.1.2(b), 8.1.3 and 8.1.4, and each Seller Indemnitee's rights to indemnification set forth in Subsections 8.2.1 and 8.2.2(b), shall remain in full force and effect indefinitely.

     Section 8.9 After-Tax Nature of Indemnity Payments. Any payment or indemnity required to be made pursuant to Sections 8.1 or 8.2 hereof shall include any amount necessary to hold the Indemnitee harmless on an after-tax basis from all Taxes required to be paid with respect to the receipt of such payment or indemnity (after taking into account any reduction in Taxes realized by the Indemnitee as a result of the Loss giving rise to the payment or indemnity). In determining the amount necessary to be added to any payment or indemnity in order to accomplish the foregoing, the parties hereto agree (a) to treat all Taxes required to be paid by, and all reductions in Tax realized by any Indemnitee, as if such Indemnitee were subject to tax at the highest marginal tax rates (for both federal and state, as determined on a combined basis) applicable to such Indemnitee and (b) to treat any indemnification payments made to Buyer pursuant to this Agreement as an adjustment to the Final Purchase Price, unless either party receives a written opinion, reasonably satisfactory in form and substance to the other party, of a law firm with appropriate experience and expertise to the effect that it is not or is not likely to be permissible to treat such payments in that manner on a federal, state or local income tax return.

     Section 8.10 Contractual Right to Recover. Buyer shall have the right to seek indemnity under this Article VIII on behalf of any person included within the definition of Buyer Indemnitee with respect to any Loss for which such Buyer Indemnitee shall be entitled to indemnification hereunder, and to the extent any amount shall be owing to any Buyer Indemnitee in respect of any Loss for which such Buyer Indemnitee is entitled to be indemnified in accordance with the provisions hereof, Seller and Elecsys shall pay over to Buyer such amount, on behalf of such Buyer Indemnitee, in accordance with the provisions of this
Article VIII. Seller or Elecsys shall have the right to seek indemnity under this Article VIII on behalf of any person included within the definition of Seller Indemnitee with respect to any Loss for which such Seller Indemnitee shall be entitled to indemnification hereunder, and to the extent any amount shall be owing to any Seller Indemnitee in respect of any Loss for which such Seller Indemnitee is entitled to be indemnified in accordance with the provisions hereof, Buyer shall pay over to Seller or Elecsys, as the case may be, such amount, on behalf of such Seller Indemnitee, in accordance with the provisions of this Article VIII. Full payment by Seller or Elecsys to Buyer for an indemnity claim of a Buyer Indemnitee shall be deemed to fully discharge the indemnity obligation with respect to such claim. Full payment by Buyer to Seller or Elecsys for an indemnity claim of a Seller Indemnitee shall be deemed to fully discharge the indemnity obligation with respect to such claim.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.1 Termination Events. Subject to the provisions of Section 9.2 herein, this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated and abandoned only as follows:

          (a) By Seller or Buyer upon written notice if a material default or breach shall be made by the other, with respect to the due and timely performance of any of their respective covenants and agreements contained herein, or with respect to the due compliance with any of their respective representations and warranties contained in Article III or IV, as applicable, and such default cannot be cured prior to Closing and has not been waived;

          (b) By mutual written consent of Seller and Buyer;

          (c) Without further action of the parties, if the Closing shall not have occurred by close of business on August 31, 2001; or

          (d) By Buyer in the event of a casualty or condemnation of the Owned Property that has an Extreme Adverse Effect on the value of the Owned Property or by Buyer pursuant to Subsection 5.31.3 hereof.

     Section 9.2 Effect of Termination. In the event this Agreement is terminated pursuant to Section 9.1, all further rights and obligations of the parties hereunder shall terminate, except that the obligations set forth in the Confidentiality Agreement shall survive; it being specifically agreed that, if this Agreement is so terminated by either Buyer or Seller, because one or more of the conditions to such party's obligations hereunder is not satisfied as a result of the other such party's failure to comply with its obligations under this Agreement, it is expressly agreed and understood that the rights of the terminating party to pursue all legal remedies for breach of contract and damages shall survive such termination and the breaching party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the terminating party as a result of such breach.

     Section 9.3 Fees and Expenses. Except as otherwise provided in Section 9.2 hereof, each party shall be responsible for its own costs, fees and expenses, including fees and expenses of its accountants, investment advisors and counsel.

                                   ARTICLE X

                                  MISCELLANEOUS

     Section 10.1 Remedies. The remedies expressly set forth in this Agreement following the Closing with respect to any breach of any representation or warranty herein contained, are the sole and exclusive remedies for any such breach, and are intended to be non-cumulative with respect to any other remedies which would otherwise have been available in common law or by statute. No party shall have the right after the Closing to assert any cause of action or make any claim to recover or seek any relief on any basis other than as expressly provided under this Agreement; provided, however, that nothing contained in this Agreement shall constitute a waiver by or limitation on any party hereto to institute any cause of action (whether in law or in equity) against the other for (i) fraud, bad faith or intentional misrepresentation or (ii) specific performance under applicable law (including injunction, declarative or otherwise) or (iii) breach of any covenant contained herein.

     Section 10.2 Amendment. This Agreement shall not be amended or modified except by a writing duly executed by each of the parties hereto.

     Section 10.3 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Confidentiality Agreement, contain all of the terms, conditions and representations and warranties agreed upon by the parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

     Section 10.4 Notices. All notices, requests, demands and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if personally delivered to the persons identified below, (ii) three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, or (iii) upon receipt, if sent by facsimile and receipt thereof is confirmed by telephone and a copy thereof is sent by the method specified in clause (ii) of this Section 10.4, addressed as follows:

      If to Seller:

            Airport Systems International, Inc.
            15301 W. 109th Street
            Lenexa, Kansas  66215
            Attention:  Keith S. Cowan
            Telephone:  (913) 782-5672
            Facsimile:  (913) 982-5766

      with a copy to:

            Steve Carman, Esquire
            Blackwell Sanders Peper Martin LLP
            2300 Main Street, Suite 1000
            Kansas City, Missouri 64108
            Telephone   (816) 983-8153
            Facsimile:  (816) 983-8080

      If to Buyer:

            ASI Newco, Inc.
            c/o Peter W. Paulsen, Esquire
            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004-2595
            Telephone:  (202) 624-2783
            Facsimile:  (202) 628-5116

            with a copy to:

            Peter W. Paulsen, Esquire
            Crowell & Moring LLP
            1001 Pennsylvania Avenue, N.W.
            Washington, D.C.  20004-2595
            Telephone:  (202) 624-2783
            Facsimile:  (202) 628-5116

Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section 10.4. Copies delivered to outside counsel shall not constitute notice.

     Section 10.5 Severability. Subject to the specific provisions of Subsection 5.22.3, if any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible and to the extent permitted by applicable law, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible.

     Section 10.6 Waiver; Survival. Waiver of any term or condition of this Agreement by any of the respective parties shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition, of this Agreement. Except as otherwise specifically provided herein, the rights and obligations of the parties contained herein shall survive the Closing.

     Section 10.7 Binding Effect; Assignment. No party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other parties to this Agreement, which they may withhold in their absolute discretion; provided, however, that Buyer may assign any or all of its rights under this Agreement to an Affiliate of Buyer, provided, however, that such assignment by Buyer shall not relieve Buyer of any of its obligations set forth in this Agreement. This Agreement shall, when executed and delivered by each of the parties hereto, be binding upon and for the benefit of each party and their respective successors and permitted assigns.

     Section 10.8 No Third Party Beneficiaries. There are no third party beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity which is not a party to this Agreement.

     Section 10.9 Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

     Section 10.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES.

     Section 10.11 Consent to Jurisdiction; Waiver of Jury Trial.

          10.11.1 Consent to Jurisdiction.

               (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court sitting in the District of Columbia and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. Each of the parties hereto agrees that a final, non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment in any other manner provided by law.

               (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any court sitting in the District of Columbia. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

               (c) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 10.4 hereof. Notwithstanding the foregoing, each of the parties hereto shall have the right to serve process in any other manner permitted by law.

          10.11.2    Waiver    of    Punitive    Damages    and   Jury    Trial.

               (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY LAWSUIT, LITIGATION, ARBITRATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               (b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               (c) EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE WAIVERS SET FORTH IN CLAUSE (a) OF THIS SECTION 10.11.2, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN SUCH SECTION.

     Section 10.12 Interpretation and Construction of this Agreement. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine or neuter form. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof. All references herein to Articles and Sections (other than references to Sections of the Code) shall be deemed to be references to Articles and Sections of this Agreement unless the context shall otherwise require. Unless the context shall otherwise require or provide, any reference to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision); provided, however, that no covenant herein shall be deemed to have been breached because of a change in law or regulation issued subsequent to the completion of the action or conduct which is the subject of the covenant. This Agreement shall be construed in accordance with its fair meaning and shall not be construed strictly against any party. References in this Agreement to any Article shall include all Sections, Subsections, Paragraphs in such Article; references in this Agreement to any Section shall include all Subsections and Paragraphs in such Section; and references in this Agreement to any Subsection shall include all Paragraphs in such Subsection.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement with legal and binding effect as of the date and year first above written.

                                   AIRPORT SYSTEMS INTERNATIONAL, INC.


                                   By:_______________________________
                                       Name:
                                       Title:



                                   ELECSYS CORPORATION


                                   By:________________________________
                                       Name:
                                       Title:


                                   ASI NEWCO, INC.


                                   By:________________________________
                                       Name: Andrew Walsh
                                       Title:  President


                              TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES.............1

ARTICLE I PURCHASE AND SALE OF ASSETS;  ASSUMPTION OF
          LIABILITIES........................................................1
      Section 1.1     Acquired Assets........................................1
                      1.1.1    Personal Property.............................1
                      1.1.2    Inventory.....................................2
                      1.1.3    Receivables...................................2
                      1.1.4    Certain Rights................................2
                      1.1.5    Contracts.....................................2
                      1.1.6    Real Estate...................................2
                      1.1.7    Business Records..............................2
                      1.1.8    Computer Software.............................3
                      1.1.9    Patents and Technology........................3
                      1.1.10   Trademarks and Copyrights.....................3
                      1.1.11   Permits.......................................3
                      1.1.12   Prepaid Charges...............................3
                      1.1.13   Claims........................................3
                      1.1.14   General.......................................3
      Section 1.2     Excluded Assets........................................3
                      1.2.1    Tax Refunds...................................4
                      1.2.2    Certain Contracts.............................4
                      1.2.3    Leaseholds....................................4
                      1.2.4    Cash..........................................4
                      1.2.5    Corporate Records.............................4
                      1.2.6    Benefit Plans.................................4
                      1.2.8    Aircraft......................................4
      Section 1.3     Assumed Liabilities....................................4
                      1.3.1    Contracts; Leases.............................4
                      1.3.2    Employment....................................5
                      1.3.3    Warranty Claims...............................5
                      1.3.4    Trade Payables................................5
                      1.3.5    Mortgage......................................5
      Section 1.4     Excluded Liabilities...................................6
                      1.4.1    Infringement..................................6
                      1.4.2    Environmental Liabilities.....................6
                      1.4.3    Litigation....................................6
                      1.4.4    Employees.....................................6
                      1.4.5    Taxes.........................................6
                      1.4.6    Leases........................................7
                      1.4.7    Benefit Plans.................................7
                      1.4.8    Indebtedness..................................7


                                      -i-


                      1.4.9    Contracts.....................................7
                      1.4.10   Trade Payables................................7
                      1.4.11   Contract Defaults.............................7
                      1.4.12   Stock Plans; Agreements.......................7
                      1.4.13   Other Excluded Liabilities....................7

ARTICLE II CLOSING; PURCHASE PRICE; ADJUSTMENT...............................7

      Section 2.1     Closing................................................7
      Section 2.2     Purchase Price; Closing Deliveries.....................8
                      2.2.1    Purchase Price................................8
                      2.2.2    Transfer of Title.............................8
                      2.2.3    Additional Agreements.........................8
                      2.2.4    Other Deliveries..............................9
      Section 2.3     Allocation of Purchase Price...........................9
                      2.3.1    Asset Acquisition Statement...................9
                      2.3.2    Tax Returns...................................9
      Section 2.4     Purchase Price Adjustment..............................9
                      2.4.1    April Net Asset Statement.....................9
                      2.4.2    Closing Net Asset Statement..................10
                      2.4.3    Objections and Resolution....................10
                      2.4.5    Adjustment to Asset Acquisition Statement....11
      Section 2.5     Sales and Use Tax.....................................11

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER AND ELECSYS............12

      Section 3.1     Corporate Status and Authority of Seller..............12
      Section 3.2     Corporate Status and Authority of Elecsys.............12
      Section 3.3     No Conflicts, etc.....................................13
                      3.3.1    Charter Documents............................13
                      3.3.2    Governmental Consents........................13
      Section 3.4     Financial Statements..................................13
                      3.4.1    Schedules....................................13
                      3.4.2    Reserves.....................................13
                      3.4.3    No Undisclosed Liabilities...................14
                      3.4.4    Forecast.....................................14
                      3.4.5    Absence of Changes...........................14
      Section 3.5     Real Property.........................................15
                      3.5.1    Identification and Title.....................15
                      3.5.2    Condition....................................15
                      3.5.3    Adequacy.....................................15
                      3.5.4    Related Agreements...........................15
                      3.5.5    No Condemnation..............................15
                      3.5.6    Zoning.......................................15
                      3.5.7    Compliance...................................16
                      3.5.8    No Mechanics Liens...........................16
                      3.5.9    Utility Service..............................16

                                  -ii-



                      3.5.10   No Adverse Parties...........................16
                      3.5.11   Not a Foreign Party..........................16
                      3.5.12   Subdivision Compliance.......................16
                      3.5.13   Insurance....................................16
                      3.5.14   Taxes and Other Items........................16
      Section 3.6     Personal Property.....................................17
                      3.6.1    Identification and Location..................17
                      3.6.2    Title........................................17
                      3.6.3    Condition....................................17
      Section 3.7     Accounts Receivable...................................17
      Section 3.8     Inventory.............................................18
      Section 3.9     Intellectual Property.................................18
                      3.9.1    Patents and Know-How.........................18
                      3.9.2    Trademarks and Copyrights....................18
                      3.9.3    Computer Software............................18
                      3.9.4    General......................................19
      Section 3.10    Material Contracts....................................19
                      3.10.1   Schedules....................................19
                      3.10.2   Full Force and Effect; No Defaults...........20
                      3.10.3   Review by Buyer..............................20
      Section 3.11    Government Contract Matters...........................20
                      3.11.1   Government Contract Compliance...............20
                      3.11.2   Government Investigations....................21
                      3.11.3   Absence of Claims............................21
                      3.11.4   Eligibility; Systems Compliance..............22
                      3.11.5   Test and Inspection Results..................22
                      3.11.6   Government Furnished Equipment...............22
                      3.11.7   Not Subject to CAS...........................23
      Section 3.12    Litigation and Investigation..........................23
                      3.12.1   General......................................23
                      3.12.2   This Transaction.............................23
      Section 3.13    Taxes.................................................23
                      3.13.1   Tax Returns..................................23
                      3.13.2   Allocations..................................24
                      3.13.3   Non-deductible Payments......................24
                      3.13.4   Tax Liens....................................24
                      3.13.5   Independent Contractors......................24
      Section 3.14    Employees; Compensation; Labor........................24
                      3.14.1   Employees and Compensation...................24
                      3.14.2   Certain Labor Matters........................25
                      3.14.3   Employee Benefit Plans; ERISA................25
      Section 3.15    Compliance with Law...................................27
                      3.15.1   General......................................27
                      3.15.2   Permits......................................27
                      3.15.3   Export Control...............................28
                      3.15.4   FCPA.........................................28


                                     -iii-

                      3.15.5   Environmental Conditions and Compliance......28
      Section 3.16    Bank Accounts and Powers..............................29
      Section 3.17    Security Clearances...................................29
      Section 3.18    Insurance.............................................29
      Section 3.19    Warranties............................................29
      Section 3.20    Brokers' Fees.........................................30
      Section 3.21    Full Disclosure.......................................30
      Section 3.22    Consents and Notices..................................30
      Section 3.23    Bankruptcy............................................30
                      3.23.1   Court Approval...............................30
                      3.23.2   Finality.....................................30
                      3.23.3   Performance of Asset Purchase Agreement......30
                      3.23.4   Subsequent or Collateral Proceedings.........31
      Section 3.24    Ownership of Assets...................................31
      Section 3.25    Information Technology Systems........................31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER..........................31

      Section 4.1     Corporate Status and Authority of Buyer...............31
      Section 4.2     No Conflicts..........................................32
                      4.2.1    Charter Documents............................32
                      4.2.2    Governmental Consents........................32
      Section 4.3     Litigation............................................32
      Section 4.4     Sophisticated Buyer...................................32
      Section 4.5     Brokers' Fees.........................................32

ARTICLE V COVENANTS.........................................................32
---------
      Section 5.1     General...............................................32
      Section 5.2     Conduct of the Business...............................32
      Section 5.3     No General Increases..................................34
      Section 5.4     Contracts and Commitments.............................34
      Section 5.5     Sale of Capital Assets................................34
      Section 5.6     Preservation of Organization..........................34
      Section 5.7     Access to Information.................................34
                      5.7.1    Access.......................................34
                      5.7.2    Confidentiality; Assignment of Benefit.......35
      Section 5.8     Filings and Authorizations............................35
      Section 5.9     Tax Matters...........................................35
                      5.9.1    Clearance Certificate........................35
                      5.9.2    Affidavit....................................35
                      5.9.3    Payment of Pre-Closing Taxes by Seller.......35
                      5.9.4    Payment of Post-Closing Taxes by Buyer.......35
      Section 5.10    Financial Information.................................36
      Section 5.11    Employees.............................................36
      Section 5.12    Employee Benefit Matters..............................36
                      5.12.1   Welfare Plans................................36
                      5.12.2   Savings Plans................................36

                                      -iv-

                      5.12.3   Vacation and Holidays........................37
                      5.12.4   Other Employee Plans.........................37
                      5.12.5   Access to Information........................37
      Section 5.13    Assignment of Contracts and Rights....................38
      Section 5.14    Administration of Accounts............................38
                      5.14.1   In Trust For Buyer...........................38
                      5.14.2   In Trust For Seller..........................38
      Section 5.15    Agreements Regarding Tax Matters......................39
                      5.15.1   Tax Returns..................................39
                      5.15.2   Sale.........................................39
      Section 5.16    Utilities.............................................39
      Section 5.17    Notice to Buyer.......................................39
      Section 5.18    Further Assurances....................................39
      Section 5.19    Public Announcements..................................40
      Section 5.20    Updates to Schedules..................................40
      Section 5.21    Exclusivity...........................................40
      Section 5.22    Non-Compete...........................................40
                      5.22.1   Non-Compete..................................40
                      5.22.2   Remedies.....................................41
                      5.22.3   Severability.................................41
      Section 5.23    No Defaults...........................................41
      Section 5.24    Compliance With Laws..................................41
      Section 5.25    Confidential Information..............................41
      Section 5.26    Solicitation of Employees.............................42
      Section 5.27    Notice to Seller......................................42
      Section 5.28    Release of Liens on Assets under Credit Facilities....42
      Section 5.29    Meeting of Shareholders...............................42
      Section 5.30    Seller's Access to Information........................42
      Section 5.31    Real Estate; Title Binder and Survey..................43
                      5.31.1   Title Binder.................................43
                      5.31.2   Survey.......................................43
                      5.31.3   Review of Title and Survey...................44
      Section 5.32    Seller Name Change....................................44
      Section 5.33    Consent of Mortgage Lender............................44
      Section 5.34    Guaranty..............................................44

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................44

      Section 6.1     Conditions............................................44
                      6.1.1    Representations and Warranties Accurate......45
                      6.1.2    Certificates.................................45
                      6.1.3    Consents.....................................45
                      6.1.4    No Injunction................................45
                      6.1.5    Disclosure Schedules.........................45
                      6.1.6    Legal Opinion................................45
                      6.1.7    Deliveries...................................45
                      6.1.8    Consent of Mortgage Lender...................46


                                      -v-

                      6.1.9    Personal  Property Moved from Bond Street
                               Facility.....................................46
                      6.1.10   Asset Acquisition Statement..................46
                      6.1.11   DCI Manufacturing Agreement..................46
                      6.1.12   FIRPTA Certificate...........................46
                      6.1.13   Extreme Adverse Effect.......................46
                      6.1.14   Authorizations...............................46
                      6.1.15   Bank Letter; Release of Liens................46
                      6.1.16   Elecsys Guaranty.............................46
                      6.1.17   Exon-Florio Act..............................46
      Section 6.2     Waiver................................................47

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND

                 ELECSYS....................................................47
      Section 7.1     Conditions............................................47
                      7.1.1    Representations and Warranties Accurate......47
                      7.1.2    Officer's Certificate........................47
                      7.1.3    Consents.....................................47
                      7.1.4    No Injunction................................47
                      7.1.5    Legal Opinion................................47
                      7.1.6    Payment......................................47
                      7.1.7    DCI Manufacturing Agreement..................48
                      7.1.8    Letters of Credit and Surety Bonds...........48
                      7.1.9    Asset Acquisition Statement..................48
                      7.1.10   Escrow Agreement.............................48
                      7.1.11   Buyer's Parent Guaranty......................48
                      7.1.12   Exon-Florio Act..............................48
      Section 7.2     Waiver................................................48

ARTICLE VIII INDEMNIFICATION................................................48

      Section 8.1     Indemnity by Seller and Elecsys.......................48
                      8.1.1    Excluded Liabilities.........................48
                      8.1.2    Breach of Representation, Warranty, Etc......49
                      8.1.3    Guarantee Claims.............................49
                      8.1.4    Government Contract Claims...................49
      Section 8.2     Indemnity by Buyer....................................49
                      8.2.1    Assumed Liabilities..........................50
                      8.2.2    Breach of Representation, Warranty, Etc......50
                      8.2.3    Certain Third Party Claims...................50
      Section 8.3     Notification of Third Party Claims....................50
                      8.3.1    Timely Delivery of Claim Notice..............50
                      8.3.2    Late Delivery of Claim Notice................50
                      8.3.3    Paid or Settled Claims.......................50
      Section 8.4     Defense of Claims.....................................51
      Section 8.5     Access and Cooperation................................51
      Section 8.6     Assessment of Claims..................................51

                                      -vi-


      Section 8.7     Limits on Indemnification.............................52
                      8.7.1    Limitations   on   Indemnification    for
                               Breach of Representations and Warranties.....52
                      8.7.2    No       Limitations      on      Certain
                               Indemnification Claims.......................52
      Section 8.8     Survival of Representations and Warranties............52
      Section 8.9     After-Tax Nature of Indemnity Payments................53
      Section 8.10    Contractual Right to Recover..........................53

ARTICLE IX TERMINATION......................................................54

      Section 9.1     Termination Events....................................54
      Section 9.2     Effect of Termination.................................54

ARTICLE X MISCELLANEOUS.....................................................55

      Section 10.1    Remedies..............................................55
      Section 10.2    Amendment.............................................55
      Section 10.3    Entire Agreement......................................55
      Section 10.4    Notices...............................................55
      Section 10.5    Severability..........................................56
      Section 10.6    Waiver; Survival......................................56
      Section 10.7    Binding Effect; Assignment............................56
      Section 10.8    No Third Party Beneficiaries..........................57
      Section 10.9    Counterparts..........................................57
      Section 10.10   Governing Law.........................................57
      Section 10.11   Consent to Jurisdiction; Waiver of Jury Trial.........57
                      10.11.1  Consent to Jurisdiction......................57
                      10.11.2  Waiver of Punitive Damages and Jury Trial....58
      Section 10.12   Interpretation and Construction of this Agreement.....58

APPENDIX A  DEFINITIONS......................................................1

                                     -vii-

                                   Exhibits

Exhibit A         Form of Bill of Sale
Exhibit B         Form of Certificate of Assumption
Exhibit C         Form of Elecsys Guaranty
Exhibit D         Form of Buyer's Parent Guaranty






                                     -viii-

                            Schedules

Schedule 1.1.5    Acquired Customer Contracts
Schedule 1.1.6    Owned Property
Schedule 1.2.7    Certain DCI Assets
Schedule 1.3.1    Contracts; Leases
Schedule 1.3.4    Trade Payables
Schedule 2.4.1    April Net Asset Statement
Schedule 3.1      Qualifications to do Business
Schedule 3.3      Conflicts
Schedule 3.3.2    Government Consents
Schedule 3.4.1    Financial Statements
Schedule 3.4.2    Accruals and Reserves
Schedule 3.4.3    Undisclosed Liabilities
Schedule 3.4.4    Forecast
Schedule 3.4.5    Material Changes
Schedule 3.5.14   Owned Property Taxes Unpaid at Closing
Schedule 3.6.1    Personal Property
Schedule 3.6.2    Title to Personal Property
Schedule 3.6.3    Condition
Schedule 3.7      Accounts Receivable
Schedule 3.8      Inventory
Schedule 3.9.1    Patents and Licenses
Schedule 3.9.2    Trademarks and Licenses
Schedule 3.9.3    Computer Software
Schedule 3.9.4    Intellectual Property
Schedule 3.10.1   Material Contracts
Schedule 3.10.2   Defaults under Contracts
Schedule 3.11.1   Government Contract or Bid
Schedule 3.11.2   Government Investigations
Schedule 3.11.3   Absence of Claims
Schedule 3.11.4   Eligibility; Systems Compliance
Schedule 3.11.5   Test and Inspection Results
Schedule 3.11.6   Government Furnished Equipment
Schedule 3.11.7   Contracts Subject to CAS
Schedule 3.12.1   Litigation and Investigation
Schedule 3.13.1   Taxing Authority Claims
Schedule 3.13.4   Tax Liens
Schedule 3.14.1   List of Employees
Schedule 3.14.2   Labor Matters
Schedule 3.14.3   Employee Benefit Plans; ERISA
Schedule 3.14.3(h)      Retirees of Seller
Schedule 3.15.2(a)      Permits
Schedule 3.15.2(b)      Products
Schedule 3.15.5(a)      Environmental Conditions
Schedule 3.15.5(b)      Noncompliance with Environmental Laws and Regulations

                                      -ix-

Schedule 3.15.5(c)      Outstanding Actions, Suits, Claims, etc.
Schedule 3.15.5(d)      Underground  Tanks,   Polychlorinated  Biphenyls,  and
                        Friable Structural Asbestos
Schedule 3.15.5(e)      Disposals  to Sites on the National  Priorities  List,
                        etc.
Schedule 3.16     Bank Accounts and Powers
Schedule 3.18     Insurance
Schedule3.20      Brokers' Fees
Schedule 3.22     Consents
Schedule 3.24     Ownership of Assets
Schedule 4.2      No Conflicts

                                  APPENDIX A

                                 DEFINITIONS



      Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined. Certain terms defined in the text of this Agreement similarly shall have the meanings therein given for all purposes of this
Agreement:

      "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person, where "control" as used with respect to any Person shall mean the power to direct the business and affairs of such Person, as evidenced by equity ownership of twenty-five percent (25%) or greater, or by agreement or otherwise (excluding, in the case of Seller, any broker-dealer that may have beneficial ownership of more than 25% of the outstanding common stock of Seller, but who, from time to time, expressly disclaims beneficial ownership of all securities held by it in customer accounts).

      "Agreement", "this Agreement", "herein", "hereunder", "hereof", "hereby" or other like words mean this Asset Purchase and Sale Agreement as originally executed or as modified or amended from time to time pursuant to the applicable provisions hereof.

      "April  Balance  Sheet" shall have the meaning  specified in  Subsection
3.4.1 hereof.

      "April Net Asset Statement" shall have the meaning specified in Subsection 2.4.1 hereof.

      "Ancillary Agreements" shall have the meaning specified in Section 3.1 hereof.

      "Asset Acquisition Statement" shall have the meaning specified in Subsection 2.3.1 hereof.

      "Asset  Purchase   Agreement"  shall  have  the  meaning   specified  in
Subsection 3.23.1 hereof.

      "Assets" shall have the meaning specified in Section 1.1 hereof.

      "Assumed Liabilities" shall have the meaning specified in Section 1.3 hereof.

      "Aviation Systems,  Inc." shall have the meaning specified in Subsection
3.23.1 hereof.

      "Bank Letter" shall have the meaning specified in Section 5.28 hereof.

      "Bankruptcy  Court"  shall  have the  meaning  specified  in  Subsection
3.23.1 hereof.

      "Bankruptcy  Proceeding"  shall have the meaning specified in Subsection
3.23.1 hereof.

      "Bill of Sale"  shall have the meaning  specified  in  Subsection  2.2.2 hereof.

      "Bond Street Lease" shall mean that certain Lease Agreement, dated September 16, 1994, between State of California Public Employees' Retirement System and Airport Systems International, Inc. (now known as Elecsys Corporation) regarding certain real property located at 8920 Bond Street, Overland Park, Kansas 66214.

      "Business" shall have the meaning specified in the first whereas clause hereof.

      "Business Records" shall have the meaning specified in Subsection 1.1.7 hereof.

      "Buyer" shall have the meaning specified in the preamble hereof.

      "Buyer Indemnitees" shall have the meaning specified in Section 8.1 hereof.

      "Buyer's Parent" shall mean Alenia Marconi Systems Limited, a company incorporated in England and Wales.

      "Cap" shall have the meaning specified in Subsection 8.7.1 hereof.

      "CERCLA"   shall   mean  the   Comprehensive   Environmental   Response,
Compensation, and Liability Act of 1980, 42 U.S.C.ss.ss. 9601 et. seq., as amended.

      "CERCLIS" shall have the meaning specified in Subsection 3.15.5(e) hereof.

      "Certificate  of  Assumption"   shall  have  the  meaning  specified  in
Subsection 2.2.2 hereof.

      "Claim  Notice"  shall have the meaning  specified in  Subsection  8.3.1 hereof.

      "Closing" shall have the meaning specified in Section 2.1 hereof.

      "Closing Date" shall have the meaning specified in Section 2.1 hereof.

      "Closing Net Asset Statement" shall have the meaning specified in Subsection 2.4.2 hereof.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Computer  Software"  shall have the  meaning  specified  in  Subsection
3.9.3 hereof.

      "Confidentiality Agreement" shall mean that certain Confidentiality Agreement entered into between Buyer and Seller dated December 7, 2000.

      "Consents" shall have the meaning specified in Section 3.22 hereof.

      "Contracts" shall have the meaning specified in Subsection 1.1.5 hereof.

      "Conveyance Documents" shall have the meaning specified in Subsection 2.2.3(b) hereof.

     "DCI" shall mean DCI, Inc., a Kansas corporation, wholly-owned by Elecsys.

     "Elecsys" shall have the meaning specified in the preamble hereof.

     "Employees" shall have the meaning specified in Subsection 3.14.1 hereof.

     "Environmental Conditions" shall mean the presence of Hazardous Materials that could reasonably be expected to cause the incurrence of reporting, removal, remediation, or similar obligations, or civil or criminal penalties or fines, under any Environmental Law or other liability for personal injury or property damage arising out of such conditions.

     "Environmental Laws" shall mean any federal, state or local Laws enacted for the protection of human health, natural resources or the environment (including without limitation CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss. 6901 et. seq., as amended; the Clean Air Act, 42 U.S.C.ss. 7401 et. seq., as amended; the Clean Water Act, 33 U.S.C.ss. 1251 et. seq., as amended; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et. seq., as amended; the Toxic Substances Control Act, 15 U.S.C.ss.ss. 2601 et. seq., as amended, and the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.ss. 1101 et. seq., as amended), now or hereafter in effect, including any plan, permit, license, regulation, order, judgment, injunction, notice or demand letter issued, entered, promulgated or approved by any Governmental Authority pursuant to such federal, state or local Laws.

     "ERISA" shall have the meaning specified in Subsection 3.14.3 hereof

     "Excluded Assets" shall have the meaning specified in Section 1.2 hereof.

     "Excluded Liabilities" shall have the meaning specified in Section 1.4 hereof.

      "Exon-Florio Act" shall mean Section 2170 of the Defense Production Act of 1950, which was added pursuant to Section 5021 of the Omnibus Trade and Competitiveness Act of 1988, more commonly known as the Exon-Florio Amendment.

      "Export-Import Bank" shall mean the Export-Import Bank of the United States, an independent agency of the federal government.

      "Extreme Adverse Effect" shall mean, with respect to any Person, the Owned Property or the Business, changes in the business, assets, financial condition or results of operations of such Person, the Owned Property or the Business resulting in a loss therefrom in excess of $250,000.

      "FCPA" shall have the meaning specified in Subsection 3.15.4 hereof.

      "Final Closing Net Asset Statement" shall have the meaning specified in Subsection 2.4.3 hereof.

      "Final  Closing Net Asset  Value"  shall have the meaning  specified  in
Section 2.4.4 hereof.

      "Final  Purchase  Price"  shall have the  meaning  specified  in Section
2.4.4 hereof.

      "Financial  Statements"  shall have the meaning  specified in Subsection
3.4.1 hereof.

      "FIRPTA  Certificate"  shall have the meaning  specified  in  Subsection
5.9.2 hereof.

      "GAAP" shall mean generally accepted accounting principles as defined in the United States, consistently applied.

      "GFE" shall have the meaning specified in Subsection 3.11.6 hereof.

      "Government Bid" shall have the meaning specified in Subsection 3.11.1 hereof.

      "Government  Contract"  shall have the meaning  specified in  Subsection
3.11.1 hereof.

      "Governmental Authority" shall mean any federal, state, local or foreign court, tribunal, legislative, administrative or regulatory authority or agency.

      "Guarantee Claims" shall have the meaning specified in Subsection 8.1.3 hereof.

      "Hazardous Materials" shall mean any wastes, substances, radiation or toxic materials (whether solids, liquids or gases) (a) which are hazardous, toxic, infectious, explosive, radioactive, carcinogenic or mutagenic; (b) which are defined as "pollutants", "contaminants", "hazardous materials", "hazardous wastes", "hazardous substances", "toxic substances", "radioactive materials", "solid wastes" or other similar designations in, or otherwise subject to regulation under, any Environmental Laws; (c) the presence of which on, above or under any real property, whether owned or leased, cause or threaten to cause a nuisance pursuant to applicable statutory or common law upon such real property or to adjacent properties; (d) without limitation, which contain polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, lead-based paints, urea-formaldehyde foam insulation, and petroleum or petroleum products (including, without limitation, crude oil or any fraction thereof); or (e) which pose a hazard to natural resources, human health or safety, industrial hygiene or the environment.

      "Hired Employees" shall have the meaning specified in Subsection 1.3.2 hereof.

      "Improvements"  shall  have the  meaning  specified  in  Schedule  3.5.1 hereof.

      "Income Taxes shall mean all foreign or U.S. federal, state, local or municipal net income, alternative or add-on minimum, gross income, adjusted gross income, profits or excess profits, or gross receipts taxes.

      "Indemnitee" shall mean any Person which may be entitled to seek indemnification pursuant to the provisions of Sections 8.1 or 8.2 hereof.

      "Indemnitor" shall mean any Person which may be obligated to provide indemnification pursuant to Sections 8.1 or 8.2 hereof.

      "Indemnitor's Counsel" shall have the meaning specified in Section 8.4 hereof.

      "Independent   Accountants"   shall  have  the  meaning   specified   in
Subsection 2.4.3 hereof.

      "Intellectual  Property" shall have the meaning  specified in Subsection
3.9.4 hereof.

      "Inventory" shall have the meaning specified in Subsection 1.1.2 hereof.

      "Knowledge of Seller", "Seller's Knowledge" or "Known to Seller" or other like words means the actual knowledge of Tony Bommarito, Kurt Rieke, Gordon McWilliams, David Cox, Ken Pierson, John Wharton, Greg Brand, Tim Bond, Darryl Sullivan, Doug Duncan, Linda Gamache, Keith Cowan, Tom Cargin, each member of the Board of Directors of Seller, and each member of the Board of Directors of Elecsys, and that knowledge that should have been obtained by such person after making such due inquiry and exercising the due diligence that a prudent business person in a similar circumstance should have made or exercised.

      "Land" shall have the meaning specified in Schedule 3.5.1 hereof.

      "Laws" shall mean any law, statute, code, treaty, rule, directive, plan, regulation, promulgation, decree, ruling, injunction or order of any Governmental Authority, or any common law principle, doctrine or judgment.

      "Liability" or "Liabilities" shall mean any liability, obligation, loss or contingency, whether known or unknown, asserted or unasserted, absolute or conditional, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due, regardless of when asserted or arising.

      "Liens" shall have the meaning specified in Section 1.1 hereof.

      "Loss" or "Losses" shall mean any and all losses, costs, Liabilities, damages, demands, penalties, fines, settlements, response, remedial, reclamation, investigation or inspection costs, reasonable expenses (whether or not known or asserted prior to the date hereof), including, without limitation, interest on any amount payable to a third party as a result of the foregoing, Liabilities on account of Taxes (including interest and penalties thereon) and any legal, accounting, auditing, consulting, or other expenses reasonably incurred in connection with investigating or defending any claims, actions or Proceedings, whether or not resulting in any Liability; provided, however, that the term "Losses" shall not be deemed to include lost profits, opportunity costs, any other consequential damages or punitive damages except to the extent any such lost profits, opportunity costs, consequential damages or punitive damages are suffered by an Indemnitee in connection with a Third Party Claim for which indemnification shall be required hereunder.

      "Material Adverse Effect" shall mean, with respect to any Person or the Business, changes in the business, assets, financial condition or results of operations of such Person or the Business resulting in a loss therefrom in excess of $75,000.

      "Material  Contracts"  shall have the meaning  specified  in  Subsection
3.10.1 hereof.

      "Mortgage" shall have the meaning specified in Subsection 1.3.5 hereof.

      "Net Asset Value" shall mean the aggregate value of the Assets less (i) the amount of the Assumed Liabilities, and (ii) any value attributable to goodwill, going concern value or similar intangible assets that might be included in the Assets.

      "Owned Property" shall have the meaning specified in Subsection 1.1.6 hereof.

      "Patents and  Licenses"  shall have the meaning  specified in Subsection
3.9.1 hereof.

      "PBGC" shall have the meaning specified in Subsection 3.14.3(d) hereof.

      "PCB" shall have the meaning specified in Subsection 3.15.5(d) hereof.

      "Performance Bond Claim" shall mean a claim or draw against any letter of credit or surety bond issued for the account of Seller or Elecsys as a guarantee of performance or payment by Seller or Elecsys under any customer contract related to the Business that remains in effect as of the Closing Date, but only to the extent that such claim or draw relates to an act or omission by Seller or Elecsys, including, without limitation, a failure to deliver a product, perform a service or pay for materials or labor related to a contract in connection with which the letter of credit or surety bond was issued, on or prior to the Closing Date.

      "Permits" shall have the meaning specified in Subsection 1.1.11 hereof.

      "Permitted  Exceptions"  shall have the meaning  specified in Subsection
5.32.3 hereof.

      "Permitted Liens" shall mean (a) Liens for taxes and assessments or governmental charges not yet due or which are being contested in good faith and by appropriate proceedings as to which adequate reserves exist (to the extent such reserves are required by GAAP), (b) Liens reflected in the Financial Statements, (c) Liens to be discharged at or prior to Closing.

      "Person" shall mean any corporation, partnership (whether general, limited or otherwise), limited liability company, trust, association, unincorporated organization, governmental entity, agency or branch or department thereof, or any other legal entity, or any natural person.

      "Personal  Property"  shall have the  meaning  specified  in  Subsection
1.1.1 hereof.

      "Plan" shall have the meaning specified in Subsection 3.14.3 hereof.

      "Proceeding" shall mean any action, suit, claim, investigation (which, for the avoidance of doubt, shall not include any audit) or proceeding, whether involving a court of law, administrative body, governmental agency, arbitrator, or alternative dispute resolution mechanism.

      "Promissory Note" shall have the meaning specified in Subsection 1.3.5 hereof.

      "Purchase Price" shall have the meaning specified in Subsection 2.2.1 hereof.

      "Receivables"  shall have the  meaning  specified  in  Subsection  1.1.3 hereof.

      "Retained Amount" shall have the meaning specified in Subsection 2.2.1 hereof.

      "Registered  Trademark"  shall have the meaning  specified in Subsection
1.1.10 hereof.

      "Retirement Plan" shall have the meaning specified in Subsection 3.14.3 hereof.

      "Savings  Plan" shall have the meaning  specified in  Subsection  5.12.2 hereof.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules, regulations and forms promulgated thereunder.

      "Seller" shall have the meaning specified in the preamble hereof.

      "Seller Indemnitees" shall have the meaning specified in Section 8.2 hereof.

      "Survey" shall have the meaning specified in Subsection 5.32.2 hereof.

      "Target Net Asset Value" shall have the meaning  specified in Subsection
2.4.4 hereof.

      "Taxes" or "Tax" (and, with correlative meanings, "Taxable" or "Taxing") shall mean, with respect to any Person, (a) all Income Taxes and all sales, use, ad valorem, transfer, franchise, license, withholding, backup withholding, payroll, employment (including employee withholding or employer payroll, FICA, or FUTA), environmental, excise, severance, stamp, occupation, premium, prohibited transaction, property, value-added or any other taxes, customs, tariffs, imposts, levies, duties, government fees or other like assessments or charges of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount related thereto, and (b) any liability for the payment of any amount of the type described in the immediately preceding clause (a) as a result of (i) being a transferee (within the meaning of section 6901 of the Code) of another Person, or (ii) being a member of an affiliated or combined group.

      "Tax Returns" shall mean all federal, state, local, provincial and foreign returns, declarations, claims for refunds, forms, statements, reports, schedules, information returns or similar statements or documents, and any amendments thereof (including, without limitation, any related or supporting information or schedule attached thereto) required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax or Taxes or the administration of any Laws or administrative requirements relating to Taxes.

      "Taxing Authority" shall mean any government or subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

      "Third Party Claims" shall mean any and all Losses which arise out of or result from (a) any claims or actions asserted against an Indemnitee by any Person not a party hereto, (b) any rights of any Person not a party hereto asserted against an Indemnitee, or (c) any Liabilities of, or amounts payable by, an Indemnitee to any Person not a party hereto arising out of subclauses (a) or (b), including without limitation, claims or actions asserted against an Indemnitee by any Governmental Authority on account of Taxes; provided, however, that the term "Person" as used for purposes of this definition of Third Party Claims shall be deemed to exclude any Affiliate, partner, director or officer of any party hereto.

      "Threshold Amount" shall have the meaning specified in Subsection 8.7.1 hereof.

      "Title  Binder" shall have the meaning  specified in  Subsection  5.32.1 hereof.

      "Title Company" shall have the meaning specified in Subsection 2.2.3(b) hereof.

      "Trademark and Licenses" shall have the meaning  specified in Subsection
3.9.2 hereof.

      "Trademark Assignment" shall have the meaning specified in Subsection 2.2.3(a) hereof.

      "Warranty Claim" shall mean a claim by any party pursuant to any warranty that (i) remains in effect as of the Closing Date and (ii) was originally issued by Seller or Elecsys in connection with any product designed, manufactured or sold, or any service provided, by Seller or Elecsys, but only to the extent that such claim relates to a warranty that was originally issued for a product (or portion thereof) designed, manufactured or sold, or a service (or portion thereof) provided, by Seller or Elecsys on or prior to the Closing Date.

      "Warranty Reserve" shall have the meaning specified in Subsection 1.3.3 hereof.

      "Welfare Plans" shall have the meaning specified in Subsection 5.12.1 hereof.

                                  EXHIBIT A

                             Form of Bill of Sale

                                  EXHIBIT B

                      Form of Certificate of Assumption

                                  EXHIBIT C

                           Form of Elecsys Guaranty

                                  EXHIBIT D

                       Form of Buyer's Parent Guaranty




                                      -1-